                                                                     EXHIBIT 4.4

================================================================================

                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  Dated as of

                                  June 5, 1997

                                     among

                            VIASYSTEMS GROUP, INC.,
                                 as Guarantor,

                               VIASYSTEMS, INC.,
                                as US Borrower,

                             CIRCO CRAFT CO. INC.,
                             PCB INVESTMENTS PLC.,
                               FORWARD GROUP PLC,
                           CHIPS ACQUISITION LIMITED,
                  INTERCONNECTION SYSTEMS (HOLDINGS) LIMITED,
                   and the other Foreign Subsidiary Borrowers
                       from time to time parties hereto,

                              The Several Lenders
                        from Time to Time Parties Hereto

                      THE CHASE MANHATTAN BANK OF CANADA,
                     CHASE MANHATTAN INTERNATIONAL LIMITED
                          and the other Foreign Agents
                     from time to time appointed hereunder

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

     ======================================================================

                             CHASE SECURITIES INC.,
                                  as Arranger

================================================================================

                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    2

       1.1  Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . .    3
       1.2  Other Definitional Provisions   . . . . . . . . . . . . . . . .   39

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS  . . . . . . . . . . . . . . .   40

       2.1  Revolving Credit Commitments  . . . . . . . . . . . . . . . . .   40
       2.2  Procedure for Revolving Credit Borrowing  . . . . . . . . . . .   41
       2.3  Commitment Fee; Facility Fee; Administrative Agent Fees   . . .   41
       2.4  Termination or Reduction of Revolving Credit Commitments  . . .   42
       2.5  US Term Loans   . . . . . . . . . . . . . . . . . . . . . . . .   43
       2.6  Foreign Subsidiary Term Loans.    . . . . . . . . . . . . . . .   47
       2.9  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . .   51
       2.10 Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . .   52
       2.11 Conversion and Continuation Options   . . . . . . . . . . . . .   55
       2.12 Bankers' Acceptances  . . . . . . . . . . . . . . . . . . . . .   56
       2.13 Existing Canadian B/As  . . . . . . . . . . . . . . . . . . . .   58
       2.14 Minimum Amounts of Tranches   . . . . . . . . . . . . . . . . .   58
       2.15 Swing Line Commitment   . . . . . . . . . . . . . . . . . . . .   58

SECTION 3.  ACCOMMODATIONS  . . . . . . . . . . . . . . . . . . . . . . . .   60

       3.1  The Accommodation Commitments   . . . . . . . . . . . . . . . .   60
       3.2  Procedure for Issuance of Specified Accommodations  . . . . . .   61
       3.3  Fees, Commissions and Other Charges   . . . . . . . . . . . . .   61
       3.4  Accommodation Participations  . . . . . . . . . . . . . . . . .   62
       3.5  Reimbursement Obligation of the Specified Borrower  . . . . . .   64
       3.6  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . .   64
       3.7  Accommodation Payments  . . . . . . . . . . . . . . . . . . . .   65
       3.8  Letter of Credit Applications   . . . . . . . . . . . . . . . .   65

SECTION 4.  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .   65

       4.1  Interest Rates and Payment Dates  . . . . . . . . . . . . . . .   65
       4.2  Computation of Interest and Fees  . . . . . . . . . . . . . . .   66
       4.3  Inability to Determine Interest Rate  . . . . . . . . . . . . .   66
       4.4  Pro Rata Treatment and Payments   . . . . . . . . . . . . . . .   67
       4.5  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . .   70
       4.6  Requirements of Law   . . . . . . . . . . . . . . . . . . . . .   71
       4.7  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       4.8  Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . .   75
       4.9  Replacement of Specified Lender   . . . . . . . . . . . . . . .   75





                                      -i-
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SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .   76

       5.1  Financial Condition   . . . . . . . . . . . . . . . . . . . . .   76
       5.2  No Change   . . . . . . . . . . . . . . . . . . . . . . . . . .   78
       5.3  Corporate Existence; Compliance with Law  . . . . . . . . . . .   78
       5.4  Corporate Power; Authorization; Enforceable Obligations   . . .   78
       5.5  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . .   79
       5.6  No Material Litigation  . . . . . . . . . . . . . . . . . . . .   79
       5.7  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   79
       5.8  Ownership of Property; Liens  . . . . . . . . . . . . . . . . .   79
       5.9  Intellectual Property   . . . . . . . . . . . . . . . . . . . .   80
       5.10 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
       5.11 US Federal Regulations  . . . . . . . . . . . . . . . . . . . .   80
       5.12 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
       5.13 Canadian Benefit and Pension Plans  . . . . . . . . . . . . . .   81
       5.14 Investment Company Act; Other Regulations   . . . . . . . . . .   81
       5.15 Subsidiaries, Etc   . . . . . . . . . . . . . . . . . . . . . .   82
       5.16 Environmental Matters   . . . . . . . . . . . . . . . . . . . .   82
       5.17 Delivery of Acquisition Documents   . . . . . . . . . . . . . .   83
       5.18 Representations and Warranties Contained in the Acquisition
              Documents   . . . . . . . . . . . . . . . . . . . . . . . . .   83
       5.19 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .   83
       5.20 Guarantee and Collateral Agreement; Mortgages.  . . . . . . . .   84
       5.21 Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
       5.22 No Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
       5.23 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   85

SECTION 6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . .   85

       6.1  Conditions to Chips Closing Date  . . . . . . . . . . . . . . .   85
       6.2  Conditions to Each Specified Loan   . . . . . . . . . . . . . .   88

SECTION 7.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   89

       7.1  Financial Statements  . . . . . . . . . . . . . . . . . . . . .   89
       7.2  Certificates; Other Information   . . . . . . . . . . . . . . .   90
       7.3  Payment of Obligations  . . . . . . . . . . . . . . . . . . . .   91
       7.4  Conduct of Business and Maintenance of Existence  . . . . . . .   91
       7.5  Maintenance of Property; Insurance  . . . . . . . . . . . . . .   91
       7.6  Inspection of Property; Books and Records; Discussions  . . . .   92
       7.7  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
       7.8  Canadian Benefit and Pension Plans  . . . . . . . . . . . . . .   93
       7.9  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . .   93
       7.10 Pledge of After Acquired Property   . . . . . . . . . . . . . .   94
       7.11 Pledge During Event of Default.   . . . . . . . . . . . . . . .   94
       7.12 Additional Subsidiaries   . . . . . . . . . . . . . . . . . . .   95





                                      -ii-
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       7.13 Intellectual Property.  . . . . . . . . . . . . . . . . . . . .   95
       7.14 Compulsory Acquisition; Whitewash.  . . . . . . . . . . . . . .   95
       7.15 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . .   96
       7.16 Interest Rate Protection Agreements   . . . . . . . . . . . . .   96
       7.17 Currency Hedging Agreements   . . . . . . . . . . . . . . . . .   96

SECTION 8.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . .   96

       8.1  Financial Condition Covenants   . . . . . . . . . . . . . . . .   96
       8.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . .  100
       8.3  Limitation on Liens   . . . . . . . . . . . . . . . . . . . . .  102
       8.4  Limitation on Guarantee Obligations   . . . . . . . . . . . . .  104
       8.5  Limitation on Fundamental Changes   . . . . . . . . . . . . . .  105
       8.6  Limitation on Sale of Assets  . . . . . . . . . . . . . . . . .  105
       8.7  Limitation on Dividends   . . . . . . . . . . . . . . . . . . .  106
       8.8  Limitation on Capital Expenditures  . . . . . . . . . . . . . .  107
       8.9  Limitation on Investments, Loans and Advances   . . . . . . . .  108
       8.10 Limitation on Optional Payments and Modifications of Subordinated
              Debt Instruments  . . . . . . . . . . . . . . . . . . . . . .  110
       8.11  Limitation on Transactions with Affiliates   . . . . . . . . .  111
       8.12  Limitation on Sales and Leasebacks   . . . . . . . . . . . . .  111
       8.13  Limitation on Changes in Fiscal Year   . . . . . . . . . . . .  111
       8.14  Restrictions Affecting Subsidiaries  . . . . . . . . . . . . .  112
       8.15  Limitation on Lines of Business  . . . . . . . . . . . . . . .  112
       8.16  Amendments to Corporate Documents; Acquisition Agreement;
              Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  112
       8.17  Passive Status of International Holdings Bankruptcy Remote
              Nature of Bisto.  . . . . . . . . . . . . . . . . . . . . . .  112

SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .  112

SECTION 10.  THE AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  116

       10.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . .  116
       10.2  Delegation of Duties   . . . . . . . . . . . . . . . . . . . .  116
       10.3  Exculpatory Provisions   . . . . . . . . . . . . . . . . . . .  116
       10.4  Reliance by the Specified Agents   . . . . . . . . . . . . . .  117
       10.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . .  117
       10.6  Non-Reliance on Agent and Lenders  . . . . . . . . . . . . . .  117
       10.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . .  118
       10.8  Agents in Their Individual Capacity  . . . . . . . . . . . . .  118
       10.9  Successor Agents   . . . . . . . . . . . . . . . . . . . . . .  118
       10.10 Additional Ministerial Powers of the Specified Agents  . . . .  119
       10.11 Specified Issuing Lender and Collateral Agent.   . . . . . . .  119
       10.12 English Agent as Trustee.  . . . . . . . . . . . . . . . . . .  119





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SECTION 11.  GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  120

       11.1  Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . .  120
       11.2  Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . .  120
       11.3  Modification of Obligations  . . . . . . . . . . . . . . . . .  120
       11.4  Waiver by Holdings   . . . . . . . . . . . . . . . . . . . . .  121
       11.5  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . .  122
       11.6  Negative Covenants   . . . . . . . . . . . . . . . . . . . . .  122

SECTION 12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .  122

       12.1  Amendments and Waivers   . . . . . . . . . . . . . . . . . . .  122
       12.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
       12.3  No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . .  126
       12.4  Survival of Representations and Warranties   . . . . . . . . .  126
       12.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . .  126
       12.6  Successors and Assigns; Participations and Assignments   . . .  127
       12.7  Adjustments; Set-off   . . . . . . . . . . . . . . . . . . . .  130
       12.8  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . .  130
       12.9  Severability   . . . . . . . . . . . . . . . . . . . . . . . .  131
       12.10 Integration  . . . . . . . . . . . . . . . . . . . . . . . . .  131
       12.11 Judgment Currency  . . . . . . . . . . . . . . . . . . . . . .  131
       12.12 Risks of Superior Force  . . . . . . . . . . . . . . . . . . .  131
       12.13 Language   . . . . . . . . . . . . . . . . . . . . . . . . . .  132
       12.14 GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . .  132
       12.15 Submission To Jurisdiction; Waivers  . . . . . . . . . . . . .  132
       12.16 Acknowledgements   . . . . . . . . . . . . . . . . . . . . . .  133
       12.17 WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . .  133
       12.18 Confidentiality.   . . . . . . . . . . . . . . . . . . . . . .  133
       12.19 Sharing Agreement.   . . . . . . . . . . . . . . . . . . . . .  134
       12.20 No Guarantee of Domestic Obligations by Foreign Subsidiaries
              of US Borrower.   . . . . . . . . . . . . . . . . . . . . . .  134
       12.21 Section 151 of the Companies Act of 1985.  . . . . . . . . . .  134

EXHIBITS

A-1           Form of Revolving Credit Note
A-2           Form of Term Note
A-3           Form of Swing Line Note
B             Participation Certificate
C             Swing Line Loan Participation Certificate
D             Assignment and Acceptance
E             Form of Opinion of Weil Gotshal & Manges LLP,
                Counsel to the Borrower and Holdings
F             Closing Certificate
G             Solvency Certificate
H             Perfection Certificate
I             Acknowledgement and Consent



SCHEDULES

Administrative Schedule

1.1           Commitments
1.1(B)        Eurocurrency Rate Formula
2.12          Form of Canadian B/As
5.1(a)        Financial Condition
5.4           Required Consents
5.6           Litigation
5.9           Intellectual Property
5.10          Taxes
5.13          Canadian Pension Plans
5.15          Subsidiaries, Joint Ventures, etc.
5.20          Filing Locations and Properties
5.22          Fees
8.2           Existing Indebtedness
8.3           Existing Liens
8.4           Existing Guarantee Obligations
8.9           Existing Investments
9(e)          Certain Defaults

              SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 5, 1997, among VIASYSTEMS GROUP, INC., a Delaware corporation ("Holdings"), VIASYSTEMS, INC., a Delaware corporation (the "US Borrower"), CIRCO CRAFT CO. INC., a Quebec corporation (the "Canadian Borrower"), PCB INVESTMENTS PLC, a corporation organized under the laws of England and Wales ("English Bidco"), FORWARD GROUP PLC, a corporation organized under the laws of England and Wales (the "English Borrower"), CHIPS ACQUISITION LIMITED, a private limited company organized under the laws of England and Wales ("Chips Limited"), INTERCONNECTION SYSTEMS (HOLDINGS) LIMITED, a private limited company organized under the laws of England and Wales ("ISL"), the several banks and other financial institutions from time to time parties to this agreement (the "Lenders"), THE CHASE MANHATTAN BANK OF CANADA ("Chase Canada"), as administrative agent for the Canadian Lenders (in such capacity, the "Canadian Agent"), CHASE MANHATTAN INTERNATIONAL LIMITED, as administrative agent for the English Lenders (in such capacity, the "English Agent"), any Future Foreign Agent which may from time to time be appointed hereunder and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :

              WHEREAS, pursuant to a Merger Agreement dated as of the Chips Closing Date (the "Holdings Merger Agreement"), Chips Holdings, Inc., a Delaware corporation ("Chips Holdings"), will merge with and into Holdings, with Holdings as the surviving corporation (the "Holdings Merger"); and

              WHEREAS, following the Holdings Merger, pursuant to a Merger Agreement, dated as of the Chips Closing Date (the "US Borrower Merger Agreement", with the US Borrower Merger Agreement and the Holdings Merger Agreement being collectively referenced to as the "Chips Acquisition Agreement"), Chips Acquisition, Inc., a Delaware corporation and a direct subsidiary of Chips Holdings ("Chips Inc."), which indirectly, through Chips Limited acquired ISL on April 21, 1997, will merge with and into US Borrower, with the US Borrower as the surviving corporation (the "Chips Acquisition Merger"); and

              WHEREAS, following the Chips Acquisition Merger, US Borrower will contribute the stock of Chips Limited to the capital of International Holdings; and

              WHEREAS, International Holdings will contribute the stock of Chips Limited to the capital of English Holding Company; and

              WHEREAS, at the same time as the foregoing transactions, Holdings is undergoing a recapitalization pursuant to which Series A preferred stock and Series C preferred stock of Holdings is being exchanged for common stock of Holdings (the "Stock Exchange"); and

              WHEREAS, in connection with the acquisition of ISL, Chips Holdings issued its unsecured Loan Notes due March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Chips Loan Notes"), the payment of principal of and up to 6.22% interest on which is supported by an irrevocable direct pay letter of credit issued by Chase Manhattan Bank Delaware (as amended, supplemented, extended, renewed, replaced or otherwise modified from time to time, "Chips Letter of Credit"); and

              WHEREAS, Chips Holdings' other direct subsidiary, Bisto Funding, Inc., a Delaware corporation intended to be a bankruptcy remote entity ("Bisto"), has assumed reimbursement obligations in respect of the Chips Letter of Credit relating to the first $118,250,000 of principal of Chips Loan Notes and a corresponding proportion of interest and letter of credit commissions (not to exceed the investment earnings on the cash collateral account described below less $1,000). Recourse to Bisto for its reimbursement obligations is limited to a $118,250,000 cash collateral account and investment earnings thereon less ordinary course operating expenses and $1,000; and

              WHEREAS, Chips Inc. (and following the merger of Chips Inc. into the US Borrower, the US Borrower) is liable for the balance of the reimbursement obligations under or in respect of the Chips Letter of Credit (including any interest or fees not paid by Bisto); provided that, (a) the first $249,250,000 of principal drawings for which the US Borrower is responsible will initially be converted to term loans of the US Borrower which, when drawn in full, will be refinanced with term loans of Chips Limited denominated in Pounds Sterling based on the spot exchange rate at such time and
(b) the remaining $70,000,000 of principal drawings will be converted to term loans of the US Borrower; and

              WHEREAS, to provide for (a) the mergers of (i) Holdings and Chips Holdings and (ii) the US Borrower and Chips Inc. and the other transactions contemplated by the Chips Acquisition Agreement, (b) the financing of the US Borrower's principal reimbursement obligations under the Chips Letter of Credit as described above, (c) to refinance a L.27,600,000 revolving credit facility of Chips Limited, (d) the issuance of up to $400,000,000 of Senior Subordinated Notes of the US Borrower and the application of proceeds thereof and (e) certain other amendments to the Existing Credit Agreement provided herein, Holdings, the Existing Borrowers, Chips Limited and ISL have requested that the Amended and Restated Credit Agreement, dated as of April 11, 1997 (the "Existing Credit Agreement") among Holdings, US Borrower, Canadian Borrower, English Bidco and English Borrower (collectively, the "Existing Borrowers"), the several lenders parties thereto (the "Existing Lenders"), The Chase Manhattan Bank of Canada, Chase Manhattan International Limited and The Chase Manhattan Bank, as administrative agent, be amended and restated as follows:

              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree that, effective on the Chips Closing Date, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                            SECTION 1.  DEFINITIONS


              1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "5M":  a company organized under the laws of the Netherlands.

              "5M Acquisition": the acquisition by US Borrower of approximately 88% of the Capital Stock of 5M for consideration not to exceed the Equivalent Amount of $8,000,000.

              "Acceptance Fee": a fee payable in C$ by the Canadian Borrower to a Canadian Lender with respect to the acceptance of a B/A, calculated on the face amount of the Canadian B/A at the rate per annum equal to the Applicable Margin on the basis of the number of days in the applicable Canadian Contract Period and a year of 365 days.

              "Accommodations": the collective reference to the Letters of Credit and bankers acceptances (other than Canadian B/As) issued or created for the accounts of the Specified Borrowers by the Specified Agents in accordance with the terms hereof pursuant to the Accommodation Commitments (including for all purposes hereof the portion of the Chips Letter of Credit for which the US Borrower is responsible, which shall be deemed an Accommodation issued on the Chips Closing Date).

              "Accommodation Commitment": (a) as to any Specified Issuing Lender, its obligation to issue or accept Accommodations for the account of the Specified Borrower as identified in the Administrative Schedule or the applicable Joinder Agreement and (b) as to any Specified Revolving Credit Lender, its unconditional obligation to participate in Accommodations of such Specified Borrower.

              "Accommodation Outstandings": as to any Specified Borrower, at any date, the sum of (a) the aggregate amount then available to be drawn or the amount issued under all outstanding Specified Accommodations and
       (b) the aggregate amount of drawings or payments under Specified Accommodations which have not then been reimbursed pursuant to subsection 3.5.

              "Acquisition Documents": the collective reference to the Richmond Acquisition Documents, the PCB Acquisition Documents, the documents relating to the acquisition of the Canadian Borrower, the Chips Acquisition Agreement and any Future Acquisition Documents.

              "Administrative Agent":  as defined in the preamble hereto.

              "Administrative Schedule": the Administrative Schedule attached hereto, as amended, supplemented or otherwise modified from time to time.

              "Affected Eurocurrency Loans":  as defined in subsection 2.10(h).

              "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

              "Agents": the collective reference to the Administrative Agent, the Collateral Agent and the Foreign Agents.

              "Agreement": this Second Amended and Restated Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

              "Amendment Documents": as defined in subsection 6.1(a).

              "Applicable Margin": for each Type of Loan and for purposes of subsection 2.3, the rate per annum set forth under the relevant column heading below:

                            Base Rate Loans
                            ---------------
              Type                               Applicable Margin
              ----                               -----------------
Tranche A Term Loans                                   1.50%
Canadian Term Loans                                    1.50%
Tranche B Term Loans                                   2.00%
Tranche C Term Loans                                   2.50%
Revolving Credit Loans                                 1.50%
  (including Swing Line Loans)

                            Eurocurrency Loans and B/As
                            ---------------------------

              Type                               Applicable Margin
              ----                               -----------------
Tranche A Term Loans                                   2.50%
Canadian Term Loans                                    2.50%
Tranche B Term Loans                                   3.00%
Tranche C Term Loans                                   3.50%
Revolving Credit Loans                                 2.50%
 (including Letters of Credit and
 Accommodations)

             Facility Fee; Commitment Fee        Applicable Margin
             ----------------------------        -----------------
                                                       0.50%

       ; provided that (i) the Applicable Margin with respect to the extensions of credit under the Canadian Revolving Credit Commitments shall be reduced by the amount of the corresponding Applicable Margin for the Facility Fee thereunder and (ii) in the event that the ratio of Consolidated Total Debt of US Borrower and its Subsidiaries to Consolidated EBITDA of US Borrower and its Subsidiaries, as most recently determined in accordance with subsection 8.1(c), is as set forth in the relevant column heading below for any quarterly period, any such Applicable Margin with respect to Tranche A Term Loans, Canadian Term Loans, and Revolving Credit Loans (including Swing Line Loans) and the Facility Fee and Commitment Fee shall be as provided in the relevant column heading below, (subject to reductions in Applicable Margins for the Canadian Revolving Credit Commitments as specified in (i) above) but in no event shall any such reductions be effective prior to December 31, 1997:

       Relevant Ratio                Applicable                          Applicable
       of Consolidated Total         Margin For        Applicable        Margin for
       Debt to Consolidated          Eurocurrency      Margin for        Facility Fee and
       EBITDA                        Loans and B/As    Base Rate Loans   Commitment Fee
       ---------------------         --------------    ---------------   --------------
       4.00x and above                    2.50%            1.50%              0.500%

       3.25x to but excluding 4.00x       2.00%            1.00%              0.500%

       3.00 to but excluding              1.75%            0.75%              0.375%
       3.25x

       Below 3.00x                        1.50%            0.50%              0.375%

       if and in the event the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are delivered on or prior to the date when due (or, in the case of the fourth quarterly period of each fiscal year of the US Borrower, if financial statements which satisfy the requirements of, and are delivered within the time period specified in, subsection 7.l(b) and a related compliance certificate which satisfies the requirements of, and is delivered within the time period specified in, subsection 7.2(b), with respect to any such quarterly period are so delivered within such time periods), then the Applicable Margin in respect of the Revolving Credit Loans, the Canadian Term Loans, and the Tranche A Term Loans and the Commitment Fee and Facility Fee during the period from the date upon which such financial statements were delivered shall be the Applicable Margin as set forth in the relevant column heading above; provided, however, that in the event that the financial statements delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then:

                     (a) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered

              (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of Revolving Credit Loans (including in the case of Base Rate Loans, Swing Line Loans), the Canadian Term Loans, and Tranche A Term Loans and the Commitment Fee and Facility Fee during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                     (b) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                     (c) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two (2) Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of Revolving Credit Loans (including in the case of Base Rate Loans, Swing Line Loans), Canadian Term Loans, and Tranche A Term Loans shall be 2-1/2%, in the case of Eurocurrency Loans and Canadian B/As, and 1-1/2%, in the case of Base Rate Loans, and 1/2%, in the case of Facility Fees and Commitment Fees payable under subsection 2.3 (it being understood that the foregoing shall not limit the rights of each of the Agents and the Lenders set forth in Section 9).

              "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by Holdings, or any of its Subsidiaries of any property of Holdings or any such Subsidiary (including property subject to any Lien under any Loan Document), other than as permitted pursuant to subsection 8.6(a), (b), (c) (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of Holdings and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in subsection 2.10(f)) and (d) through (h) and (j).

              "Assignment": the Assignment dated as of November 30, 1996 made by VTC in favor of the Collateral Agent for the ratable benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

              "Assignee":  as defined in subsection 12.6(c).

              "Assignment and Acceptance": an assignment and acceptance entered into by a Lender and an assignee, substantially in the form of Exhibit D.

              "Available Revolving Credit Commitment": as to any Specified Revolving Credit Lender, with respect to any Specified Borrower at any time, an amount equal to the excess, if any, of (a) the amount of such Specified Revolving Credit Lender's Specified Revolving Credit Commitment over (b) the aggregate of (i) the aggregate unpaid principal amount at such time of all Specified Revolving Credit Loans made by such Specified Revolving Credit Lender, (ii) an amount equal to such Specified Revolving Credit Lender's Specified Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Specified Swing Line Loans of the Specified Borrower, and
       (iii) an amount equal to such Specified Revolving Credit Lender's Specified Revolving Credit Commitment Percentage of the Specified Accommodation Outstandings of the Specified Lender at such time; collectively, as to all the Specified Revolving Credit Lenders, the "Available Revolving Credit Commitments."

              "Base Rate": as to any Specified Borrower in any Specified currency, the interest rate identified as the Base Rate therefor in the Administrative Schedule or, in the case of any Future Foreign Subsidiary Borrower, the Joinder Agreement with respect thereto.

              "Base Rate Loan": any Loan bearing interest by reference to the applicable Base Rate.

              "Base Rate Payment Date": as to any Specified Borrower, the Specified Interest Payment Date for the Specified Base Rate Loans set forth in the Administrative Schedule or the applicable Joinder Agreement.

              "benefitted Specified Lender": as defined in subsection 12.7.

              "Bisto":  as defined in the recitals hereto.

              "Board": the Board of Governors of the Federal Reserve System (or any successor thereto).

              "Borrowers": the collective reference to the US Borrower and the Foreign Subsidiary Borrowers.

              "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 2.5(e) 2.6(f) or 2.15 as a date on which the Specified Borrower requests the Specified Lenders to make Specified Loans hereunder.

              "Business Day": as to any Borrower, a day other than a Saturday, Sunday or other day on which commercial banks in the city in which the principal office of the

       Specified Agent is located are authorized or required by law to close, provided that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in deposits in the London interbank market in the applicable currency, provided further, that with respect to any day on which any payments are to be made under this Agreement in a particular currency, the term Business Day shall also exclude a day on which commercial banks in the principal financial center of the country of the applicable currency are located are authorized or required by law to close.

              "Canadian Agent":  as defined in the preamble hereto.

              "Canadian Bankers' Acceptance" and "Canadian B/A" and "B/A": a bill of exchange denominated in C$, drawn by the Canadian Borrower and accepted by a Canadian Lender or a Specified Participant in accordance with this Agreement.

              "Canadian Benefit Plans": all material employee benefit plans maintained or contributed to by a Credit Party that are not pension plans accepted for registration under the ITA or SPPAQ or other applicable pension benefits or tax laws of Canada or a province or territory thereof including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Credit Party employed in Canada participate or are eligible to participate but excluding all stock option or stock purchase plans.

              "Canadian Borrower":  as defined in the preamble hereto.

              "Canadian Contract Period": the term of a Canadian B/A selected by the Canadian Borrower in accordance with subsection 2.12 commencing on the Borrowing Date, rollover date, or conversion date, as applicable, of such Canadian B/A and expiring on a Business Day which shall be either thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, or one hundred eighty (180) days thereafter, in all cases subject to availability, provided that no Canadian Contract Period shall extend beyond the Specified Revolving Credit Commitment Termination Date, or such earlier date, if any, upon which the Canadian Revolving Credit Commitments shall be terminated hereunder.

              "Canadian Dollars" and "C$":  lawful currency of Canada.

              "Canadian Issuing Lender": Chase Canada or any other Canadian Lender, as designated by Chase Canada as reasonably consented to by the Canadian Borrower.

              "Canadian Lenders": Lenders holding Canadian Loans or Canadian Revolving Credit Commitments.

              "Canadian Letter of Credit": any Letter of Credit issued for the account of the Canadian Borrower by the Canadian Issuing Lender.

              "Canadian Loans": any loan made to the Canadian Borrower by, or any Canadian B/A accepted by, any Canadian Lender pursuant to this Agreement.

              "Canadian Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Canadian Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Canadian Loans and all other obligations and liabilities of the Canadian Borrower to the Canadian Agent or to the Canadian Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes hereunder or the other Loan Documents or any Interest Rate Agreement entered into with a Canadian Lender and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Canadian Agent or to the Canadian Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of this Agreement) or otherwise.

              "Canadian Pension Plan": any plan, program, arrangement, or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered, or contributed to by (or to which there is or may be an obligation to contribute by) a Credit Party in respect to any person's employment in Canada or a province or territory thereof with the Credit Party and all related funding agreements.

              "Canadian Reference Lenders": Chase Canada and any other Canadian Lender appointed as such by the Canadian Agent and acceptable to the Canadian Borrower.

              "Canadian Refinancing": the refinancing on November 30, 1996 of Indebtedness incurred in connection with the acquisition of the Canadian Borrower by Holdings on October 1, 1996.

              "Canadian Revolving Credit Commitment": as to any Canadian Revolving Credit Lender, its obligation to maintain any Existing Canadian Revolving Credit Loan and to make additional Canadian Revolving Credit Loans to the Canadian Borrower pursuant to subsection 2.1 and to participate in Swing Line Loans and Canadian Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Canadian Revolving Credit Lender's name in
       Schedule 1.1 under the heading "Canadian Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Canadian Revolving Credit Lenders, the "Canadian Revolving Credit Commitments."

              "Canadian Revolving Credit Lender": any Canadian Lender having a Canadian Revolving Credit Commitment or that holds outstanding Canadian Revolving Credit Loans or Specified Accommodation Participating Interests hereunder.

              "Canadian Revolving Credit Loans": Canadian Loans made by any Canadian Revolving Credit Lender to the Canadian Borrower pursuant to subsection 2.1.

              "Canadian Swing Line Lender": any Canadian Lender having a Swing Line Commitment or that holds outstanding Swing Line Loans.

              "Canadian Term Loans": as to any Canadian Term Loan Lender, its term loan to the Canadian Borrower described in subsection 2.6(a).

              "Canadian Term Loan Lender": any Canadian Lender that holds outstanding Canadian Term Loans.

              "Capital Expenditures": expenditures (including, without limitation, obligations created under Financing Leases and purchase money Indebtedness in the year in which created but excluding payments made thereon) of US Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (w) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (x) with the proceeds of any casualty insurance or condemnation award (with such expenditures to be made, to the extent subsection 2.10(f) is applicable, in accordance with subsection 2.10(f)), (y) with the cash proceeds of any asset sale made pursuant to subsections 8.6(c) or (d), applied or contractually committed to be applied within 180 days from receipt of such proceeds and (z) in any Permitted Acquisition).

              "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

              "Caribe": Circo Caribe Corporation, a corporation formed under the laws of Puerto Rico and a Subsidiary of the Canadian Borrower.

              "Cash Equivalents": as to any currency, the investments set forth on the Administrative Schedule for such currency or in any Joinder Agreement.

              "Change in Control": the earlier to occur of (A) Hicks, Muse, Tate & Furst Incorporated, Mills, their principals and their Affiliates and management ("HMTFI") shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, provided that the occurrence of the foregoing event shall not be deemed a Change of Control if (a) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever,
       (i) HMTFI otherwise has the right to designate (and does so designate) a majority of the board of directors of Holdings or (ii) HMTFI and their employees, directors and officers (the "HMTFI Group") own of record and beneficially an amount of common stock of Holdings equal to at least 50% of the amount of common stock of Holdings owned by the HMTFI Group of record and beneficially as of the Closing Date and such ownership by the HMTFI Group represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or (b) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (i) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the HMTFI Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 15% of the shares outstanding or (y) the percentage of the then outstanding voting stock of Holdings owned by the HMTFI Group and (ii) the board of directors of Holdings shall consist of a majority of Continuing Directors, and (B) of a Change of Control as defined in any document pertaining to the Senior Subordinated Indebtedness.

              "Chase":  as defined in the preamble hereto.

              "Chase Canada":  as defined in the preamble hereto.

              "Chase Delaware": Chase Manhattan Bank Delaware together with its successors and assigns.

              "Chips Acquisition": the merger of Chips Inc. with and into the US Borrower, pursuant to the Chips Acquisition Agreement.

              "Chips Acquisition Agreement": as defined in the recitals hereto.

              "Chips Acquisition Term Loan Commitment": as to any US Lender, its obligation to make Chips Acquisition Term Loans pursuant to subsection 2.5(d) in an aggregate not to exceed such Chips Acquisition Term Loan Lender's name in Schedule 1.1 under the heading "Chips Acquisition Term Loan Commitment"; collectively, as to all Chips Acquisition Term Loan Lenders, the "Chips Acquisition Term Loan Commitments."

              "Chips Acquisition Term Loan Lender":  any US Lender that holds
       (a) a Specified Accommodation Participating Interest in the Chips Letter of Credit to be converted to Chips Acquisition Term Loans or (b) outstanding Chips Acquisition Term Loans, which collectively for purposes of subsection 12.1 shall be deemed to be a class of Specified Foreign Subsidiary Term Loan Lenders.

              "Chips Acquisition Term Loans": term loans made by US Lenders to US Borrower pursuant to subsection 2.5(d)(i).

              "Chips Closing Date": the date of the satisfaction of all conditions precedent in subsection 6.1.

              "Chips Holdings":  as defined in the recitals hereto.

              "Chips Inc.":  as defined in the recitals hereto.

              "Chips Inc. Credit Agreement": the Credit Agreement dated as of April 21, 1997 among Chips Inc., Chips Holdings, the several lenders from time to time parties thereto, Chase Delaware, as issuing lender, and Chase, as administrative agent for the lenders and the issuing lender, as amended, supplemented or otherwise modified to the Chips Closing Date.

              "Chips Intercompany Note":  as defined in subsection 2.6.

              "Chips Letter of Credit":  as defined in the recitals hereto.

              "Chips Limited":  as defined in the preamble hereto.

              "Chips Limited Credit Agreement": the Agreement, dated 22 April, 1997 among Chips Limited, the financial parties thereto and Chase Manhattan International Limited, as amended, supplemented or otherwise modified to the Chips Closing Date.

              "Chips Limited Term Loan Commitment": as to any US Lender, its obligation to (a) make Chips Limited Term Loans to the US Borrower pursuant to subsection 2.5(c) and (b) refinance such loans with Chips Limited Term Loans to Chips Limited pursuant to subsection 2.6(f) and
       (c) acquire Specified Accommodation Participating Interests in the interest portion of the Chips Letter of Credit in an aggregate amount not to exceed such Chips Limited Term Loan Lender's name in Schedule 1.1 under the heading "Chips Limited Term Loan Commitment"; collectively, as to all Chips Limited Term Loan Lenders, the "Chips Limited Term Loan Commitments."

              "Chips Limited Term Loan Lender": any US Lender or English Lender, as the case may be, that holds (a) a Specified Accommodation Participating Interest in the Chips Letter of Credit to be converted to Chips Limited Term Loans or in respect of the interest portion of the Chips Letter of Credit or (b) outstanding Chips Limited Term Loans, which collectively for purposes of subsection 12.1 shall be deemed to be a class of Specified Foreign Subsidiary Term Loan Lenders.

              "Chips Limited Term Loans": term loans made by US Lenders or English Lenders, as the case may be, to the US Borrower or Chips Limited, as the case may be, pursuant to subsection 2.5(c) or 2.6(f), as the case may be.

              "Chips Loan Notes":  as defined in the recitals hereto.

              "Chips Loans": any loan made to Chips Limited or ISL, as the case may be, by any English Lender pursuant to this Agreement.

              "Chips Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Chips Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Chips Limited or ISL, as the case may be, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Chips Loans and all other obligations and liabilities of Chips Limited or ISL, as the case may be, to the English Agent or to the English Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any notes thereunder or the other Specified Loan Documents, any Interest Rate Agreement entered into with a Lender, and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the English Agent or to the English Lenders that are required to be paid by Chips Limited or ISL, as the case may be, or pursuant to the terms of this Agreement) or otherwise.

              "Chips Pro Forma Balance Sheet": as defined in subsection 5.1(d).

              "Chips Reimbursement Agreement": the Reimbursement Agreement dated as of April 21, 1997 among Bisto, as assignee of Chips Holdings, the several lenders from time to time parties thereto, Chase Delaware, as issuing lender, and Chase, as administrative agent for the lenders and the issuing lender, as amended, supplemented or otherwise modified from time to time.

              "Chips Revolving Credit Commitment": as to any English Lender, its obligation to make Chips Revolving Credit Loans to ISL pursuant to subsection 2.1 and to participate in Specified Accommodations in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such English Lender's name in Schedule 1.1 under the heading "Chips Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the English Lenders, the "Chips Revolving Credit Commitments."

              "Chips Revolving Credit Loans": Chips Loans made by any English Revolving Credit Lender to ISL pursuant to subsection 2.1.

              "Civil Code Notice":  as defined in subsection 9(m).

              "Closing Date":  November 30, 1996.

              "Code": the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral Agent": Chase in its capacity as collateral agent for the Secured Parties under the Loan Documents and the Sharing Agreement.

              "Commitments": the collective reference to the Revolving Credit Commitments, Chips Acquisition Term Loan Commitments, Chips Limited Term Loan Commitments, the Swing Line Commitments, and the Accommodation Commitments; individually, a "Commitment."

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

              "Compulsory Acquisition":  as defined in subsection 7.14.

              "Consent to Assignment": the Consent to Assignment dated November 30, 1996 made by Lucent Technologies Inc in favor of the Collateral Agent for the ratable benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

              "Consolidated Current Assets": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Assets" (or any like caption) on a consolidated balance sheet of US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale.

              "Consolidated Current Liabilities": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Liabilities" (or any like caption) on a consolidated balance sheet of US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom the current portion of (a) all Loans and, (b) all long-term Indebtedness for borrowed money (including Financing Leases) in each case, to the extent included therein.

              "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill and organization costs (including, with respect to the US Borrower, costs associated with the Acquisition)), (v) other noncash charges (including any writeoffs of purchased technology) and (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation and (B) minus, without duplication, (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) non cash gains included in Consolidated Net Income.

              "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

              "Consolidated Total Debt": at a particular date, with respect to US Borrower, the aggregate principal amount of Indebtedness under this Agreement, Financing Leases, purchase money Indebtedness, the Senior Subordinated Indebtedness, and any other Indebtedness for borrowed money of the US Borrower and its Subsidiaries at such date in conformity with GAAP, provided, that any cash collateral applied to secure the reimbursement obligations of the US Borrower under the Chips Letter of Credit, pursuant to subsections 2.5(c) or (d) or 2.10(d) shall be subtracted from the calculation of Consolidated Total Debt.

              "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets at such date over Consolidated Current Liabilities at such date.

              "Continuing Directors": the directors of Holdings on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTFI in his or her election by the shareholders.

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              "Contribution":  as defined in subsection 6.1(d).

              "Credit Parties": the collective reference to Holdings, each of the Borrowers and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

              "CSI":  Chase Securities Inc.

              "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Denominated Currency": as defined in subsection 12.11.

              "Discount Proceeds": for any Canadian B/A, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable Borrowing Date, rollover date or conversion date by multiplying:

                (i)  the face amount of the Canadian B/A; by

               (ii) the quotient of one divided by the sum of one plus the product of:

              1. the Discount Rate (expressed as a decimal) applicable to such Canadian B/A, and

              2. a fraction, the numerator of which is the Canadian Contract Period of the Canadian B/A and the denominator of which is 365, being the number of days in the applicable year,

       with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

              "Discount Rate": with respect to any Canadian Lender, as applicable to a Canadian B/A being purchased by such Canadian Lender on any day, the average (as determined by the Canadian Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted to the Canadian Agent and by each Canadian Reference Lender as the percentage discount rate at which such Canadian Reference Lender would, in accordance with its normal practices, at or about 10:00 a.m., Toronto time, on such day, be prepared to purchase Bankers' Acceptances accepted by such Canadian Reference Lender having a face amount and term comparable to the face amount and term of such Canadian B/A.

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Domestic Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the US Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, the Guarantee and Collateral Agreement, or the other Loan Documents, or any Interest Rate Agreement entered into with a Lender and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the US Borrower pursuant to the terms of this Agreement) or otherwise.

              "Domestic Subsidiary": as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

              "English Accommodations": the collective reference to (a) Accommodations issued by the English Issuing Lender for the account of the English Borrower and (b) the English Bidco Loan Note Letter of Credit.

              "English Agent": as defined in the preamble hereto.

              "English Bidco":  as defined in the preamble hereto.

              "English Bidco Loan Note Letter of Credit": a standby Letter of Credit issued by the English Issuing Lender for the account of English Bidco in an amount equal to the obligations guaranteed by Chase in respect of the loan notes of English Bidco issued in connection with the Offer in the aggregate amount of L.16,000,000 and maturing July 31, 1999.

              "English Borrower":  as defined in the preamble hereto.

              "English Borrower Acquisition": the acquisition of all issued and outstanding ordinary shares of the English Borrower by Partnership, through English Bidco, an indirect wholly-owned special purpose English subsidiary.

              "English Holding Company": PCB Acquisition Limited, a private limited company organized under the laws of England and Wales.

              "English Holding Company Acquisition": the acquisition of English Holding Company by Holdings, pursuant to a definitive merger agreement, dated as of April 11, 1997, by and between Holdings and Partnership.

              "English Issuing Lender": Chase, acting through its London
       Branch.

              "English Lenders": the collective reference to Lenders holding Chips Limited Term Loans made to Chips Limited, Chips Revolving Credit Commitments, English Loans or English Revolving Credit Commitments and to Chase in its capacity as guarantor of the Guaranteed Loan Notes.

              "English Loans": any loan made to English Borrower by any English Lender pursuant to this Agreement.

              "English Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the English Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the English Borrower or English Bidco, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the English Loans and all other obligations and liabilities of the English Borrower or English Bidco to Chase, the English Agent or to the English Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any notes thereunder or the other Specified Loan

       Documents, any Interest Rate Agreement entered into with a English Lender, or any obligations of English Bidco in respect of its loan notes issued in connection with the Offer and Chase's guarantee thereof and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the English Agent or to the English Lenders that are required to be paid by the English Borrower or the English Bidco pursuant to the terms of this Agreement) or otherwise.

              "English Revolving Credit Commitment": as to any English Lender, its obligation to maintain any existing English Revolving Credit Loans and to make any additional English Revolving Credit Loans to the English Borrower pursuant to subsection 2.1 and to participate in English Accommodations in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such English Lender's name in
       Schedule 1.1 under the heading "English Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the English Lenders, the "English Revolving Credit Commitments."

              "English Revolving Credit Lender": any English Lender having an English Revolving Credit Commitment or a Chips Revolving Credit Commitment or that holds outstanding English Revolving Credit Loans, Chips Revolving Credit Loans or Specified Accommodation Participating Interests hereunder.

              "English Revolving Credit Loans": English Loans made by any English Revolving Credit Lender to the English Borrower pursuant to subsection 2.1.

              "English Shares": all issued and outstanding ordinary shares of the English Borrower.

              "Environmental Laws": any applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

              "Equivalent Amount": at any time of determination, with respect to any amount in any currency denominated in a different currency, the amount at which such amount of different currency could be converted into the determination currency at such time as reasonably determined by the Specified Agent.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurocurrency Base Rate": as to any Specified Borrower in any Specified currency, the interest rate identified as the Eurocurrency Base Rate therefor in the

       Administrative Schedule or, in the case of any Future Foreign Subsidiary Borrower, the Joinder Agreement with respect thereto.

              "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               Eurocurrency Base Rate
                         ------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

              "Eurocurrency Loan": any Loan bearing interest by reference to the applicable Eurocurrency Rate.

              "Eurocurrency Reserve Requirements": for any day as applied to any Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any applicable Governmental Authority for the Specified Borrower dealing with reserve requirements prescribed for eurocurrency funding (in the case of the US Borrower, currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

              "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Excess Cash Flow": for any fiscal year of US Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) the amount of returned surplus assets of any Plan during such fiscal year to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (iii) decreases in Consolidated Working Capital of the US Borrower and its Subsidiaries for such fiscal year, (iv) the amount of any refund received by Holdings and its Subsidiaries on taxes paid by US Borrower and its Subsidiaries, (v) cash dividends, cash interest and other similar cash payments received by Holdings in respect of investments to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and (vi) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year over
       (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures made by US Borrower and its Subsidiaries during such fiscal year and permitted hereunder (other than Capital Expenditures permitted under subsection 8.8(c)), (ii) the aggregate amount of all reductions of the Revolving Credit Commitments or payments or prepayments of the Term Loans during such fiscal year other than pursuant to subsection 2.10(a), (b) or (c), (iii) the aggregate amount of payments of principal in respect of any Indebtedness permitted hereunder during such fiscal year (other than under this Agreement),
       (iv) increases in Consolidated Working Capital of US Borrower and its Subsidiaries for such fiscal year, (v) cash interest expense of US

       Borrower and its Subsidiaries for such fiscal year, (vi) taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and (viii) the amount of all Investments made in such fiscal year as permitted by clauses (d), (h) and (j) of subsection 8.9, provided that (x) increases or decreases in Consolidated Working Capital resulting from any acquisition shall be excluded from the calculation of Excess Cash Flow and (y) net income of any Foreign Subsidiary of the US Borrower which is not a Credit Party will only be included to the extent distributed to a Credit Party. Notwithstanding the foregoing, all payments made and received in connection with the Chips Acquisition, the Forward Acquisition and the refinancing of the Senior Subordinated Indebtedness shall be excluded from the calculation of Excess Cash Flow.

              "Excluded Leased Properties": the collective reference to the real properties leased by Holdings or any of its Subsidiaries described on Part III of Schedule 5.20, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

              "Existing Borrowers": as defined in the recitals hereto.

              "Existing Canadian Lenders": the several Canadian banks and other financial institutions parties to the Existing Credit Agreement, as Canadian Lenders on the Chips Closing Date.

              "Existing Canadian Revolving Credit Loans": as defined in subsection 2.1(b).

              "Existing Canadian Term Loans":  as defined in subsection 2.6(a).

              "Existing Credit Agreement":  as defined in the recitals hereto.

              "Existing English Lenders": the several banks and other financial institutions parties to the Existing Credit Agreement, as English Lenders on the Chips Closing Date.

              "Existing English Revolving Credit Loans": as defined in subsection 2.1.

              "Existing Lenders": as defined in the recitals hereto.

              "Existing Revolving Credit Loans":  as defined in subsection
       2.1(c).

              "Existing US Lenders": the several banks and other financial institutions parties to the Existing Credit Agreement, as US Lenders on the Chips Closing Date.

              "Existing US Revolving Credit Loans": as defined in subsection 2.1(a).

              "Existing US Term Loans":  as defined in subsection 2.5.

              "Facility Fee":  as defined in subsection 2.3(b).

              "Fee Properties": the collective reference to the real properties owned in fee by Holdings and its Subsidiaries described on
       Part I of Schedule 5.20, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

              "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

              "Foreign Accommodations": any Accommodation issued for the account of any Foreign Subsidiary Borrower by the Specified Issuing Lender.

              "Foreign Agents": the collective reference to the Canadian Agent, the English Agent, and any Future Foreign Agent.

              "Foreign Issuing Lenders": the collective reference to the Canadian Issuing Lender, the English Issuing Lender, and the Future Foreign Issuing Lender.

              "Foreign Lenders": the collective reference to the Canadian Lenders, the English Lenders, and any Future Foreign Subsidiary Lenders.

              "Foreign Loans": the collective reference to the Canadian Loans, the Chips Loans, the English Loans, and any Future Foreign Subsidiary Loans.

              "Foreign Obligations": the collective reference to the Canadian Obligations, the Chips Obligations, the English Obligations, and any Future Foreign Subsidiary Obligations.

              "Foreign Revolving Credit Commitments": the collective reference to the Canadian Revolving Credit Commitments, the Chips Revolving Credit Commitments, the English Revolving Credit Commitments and any Future Foreign Subsidiary Revolving Credit Commitments."

              "Foreign Revolving Credit Lenders": the collective reference to the Canadian Revolving Credit Lenders, the English Revolving Credit Lenders, and any Future Foreign Subsidiary Revolving Credit Lenders."

              "Foreign Revolving Credit Loans": the collective reference to the Canadian Revolving Credit Loans, the Chips Revolving Credit Loans, the English Revolving Credit Loans, and any Future Foreign Subsidiary Revolving Credit Loans.

              "Foreign Subsidiary": as to any Person any Subsidiary of such Person which is organized under the laws of any jurisdiction outside of the country in which such Person is organized.

              "Foreign Subsidiary Borrowers": the collective reference to the Canadian Borrower, the English Borrower, English Bidco, Chips Limited, ISL and any Future Foreign Subsidiary Borrower.

              "Foreign Subsidiary Term Loans": the collective reference to the Canadian Term Loans, Chips Limited Term Loans (to the extent converted to Loans of Chips Limited as provided in subsection 2.6(f)) and any Future Foreign Subsidiary Term Loans.

              "Foreign Subsidiary Term Loan Lenders": the collective reference to the Canadian Term Loan Lenders, Chips Limited Term Loan Lenders (to the extent made to Chips Limited) and any Future Foreign Subsidiary Term Loan Lender.

              "Foreign Swing Line Lenders": the collective reference to the Canadian Swing Line Lender and any Future Foreign Subsidiary Swing Line Lenders.

              "Future Acquisition Documents": any documents evidencing a Permitted Acquisition or any other acquisition permitted in any amendment hereto.

              "Future Foreign Agent": any administrative agent appointed for any Future Foreign Subsidiary Lenders .

              "Future Foreign Issuing Lender": any issuing lender for Accommodations for the account of a Future Foreign Subsidiary Borrower appointed pursuant to any Joinder Agreement.

              "Future Foreign Subsidiary Borrower": any Subsidiary of International Holdings that becomes a borrower hereunder pursuant to any Joinder Agreement.

              "Future Foreign Subsidiary Lenders": as to any Future Foreign Subsidiary Borrower, the Lenders to such Future Foreign Subsidiary Borrower.

              "Future Foreign Subsidiary Loans": as to any Future Foreign Subsidiary Borrower, the Loans made by the Future Foreign Subsidiary Lenders to such Future Foreign Subsidiary Borrower.

              "Future Foreign Subsidiary Obligations": with respect to any Future Foreign Subsidiary Borrower, the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Specified Loans of such Future Foreign Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the such Future Foreign Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Specified Loans of such Future Foreign Subsidiary Borrower and all other obligations and liabilities of such Future Foreign Subsidiary Borrower to the Specified Agent or to the Specified Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any notes thereunder or the other Specified Loan Documents or any Interest Rate Agreement entered into with a Specified Lender of such Foreign Subsidiary Borrower and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Specified Agent or to such Specified Lenders that are required to be paid by such Future Foreign Subsidiary Borrower pursuant to the terms of this Agreement) or otherwise.

              "Future Foreign Subsidiary Revolving Credit Commitments": as to any Future Foreign Subsidiary Borrower, the obligation of each Specified Revolving Credit Lender with respect thereto to make Specified Revolving Credit Loans to such Future Foreign Subsidiary Borrower pursuant to the applicable Joinder Agreement and, to the extent applicable, to participate in Specified Swing Line Loans and Specified Accommodations in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Specified Lender's name in the amount set forth in the applicable Joinder Agreement, as such amount may be reduced from time to time as provided herein.

              "Future Foreign Subsidiary Revolving Credit Lenders": as to any Future Foreign Subsidiary Borrower, any Lenders holding Specified Future Foreign Subsidiary Revolving Credit Commitments.

              "Future Foreign Subsidiary Revolving Credit Loans": as to any Future Foreign Subsidiary Borrower, any revolving credit loans made to such Future Foreign Subsidiary Borrower by the Future Foreign Subsidiary Revolving Credit Lenders.

              "Future Foreign Subsidiary Swing Line Lender": as to any Future Foreign Subsidiary Borrower, any Lender having a Specified Swing Line Commitment or that holds outstanding Specified Swing Line Loans.

              "Future Foreign Subsidiary Term Loans": as to any Future Foreign Subsidiary Borrower, any term loans made to such Future Foreign Subsidiary Borrower by the Specified Lenders.

              "Future Foreign Subsidiary Term Loan Lender": any Future Foreign Subsidiary Lender that holds outstanding Future Foreign Subsidiary Term Loans.

              "GAAP": the generally accepted accounting principles in the United States of America (or, in the case of financial statements for any period prior to the date it became a Foreign Subsidiary Borrower, any Foreign Subsidiary Borrower and its Subsidiaries and in the case of subsections 7.3, 8.3(b), 5.1(b) and (c), and 5.10, in the country of organization of such Foreign Subsidiary Borrower) as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission (or in the case of a

       Foreign Subsidiary Borrower, for any period prior to the date it became a Foreign Subsidiary Borrower and in the case of subsections 7.3, 8.3(b), 5.1(b) and (c), and 5.10, the applicable authority in such country of organization of such Foreign Subsidiary Borrower), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Holdings as of the date of determination except that for purposes of subsection 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the financial statements referred to in subsections 5.1(a) and (b), as the case may be. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

              "Governmental Authority": any nation or government, any state, province, municipality, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement dated as of April 11, 1997 made by Holdings, the US Borrower and its Domestic Subsidiaries in favor of the Collateral Agent for the ratable benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

              "Guaranteed Loan Notes": loan notes of English Bidco issued pursuant to the Offer at the election of holders of English Shares having the term contained in the Guaranteed Loan Note Instrument and guaranteed by Chase.

              "Guaranteed Loan Note Instrument": the Guaranteed Loan Note Instrument between Chase and English Bidco, dated as of April 8, 1997, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

              "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

              "HMTFI" and "HMTFI Group": as defined in the definition of "Change of Control".

              "Holdings":  as defined in the preamble hereto.

              "Holdings Contribution": the contribution on April 11, 1997 by Holdings of the Capital Stock of (i) VTC, (ii) Canadian Borrower and
       (iii) to the extent directly owned by Holdings, English Holding Company to the US Borrower and the contribution by the US Borrower of the Capital Stock of English Holding Company to International Holdings.

              "Indebtedness":  of any Person at any date, without duplication
       (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of bankers' acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided however, that the amount of such Indebtedness of any Person described in this clause (d) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith; and (e) the Accommodation Obligations of the US Borrower with respect to the principal portion of the Chips Letter of Credit.

              "Initial Public Offering": means an underwritten public offering of common stock of Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

              "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

              "Insolvent":  pertaining to a condition of Insolvency.

              "Intellectual Property":  as defined in subsection 5.9.

              "Interest Coverage Ratio": for any period, with respect to US Borrower, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including any such cash interest expense in respect of Indebtedness under Financing Leases and purchase money Indebtedness permitted under subsection 8.2(e)) of US Borrower and its Subsidiaries net of cash interest income (such consolidated cash interest expense to include fees payable on account of letters of credit and banker's acceptances but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance).

              "Interest Payment Date": (a) as to any Base Rate Loan, the Base Rate Payment Date set forth on the Administrative Schedule or the applicable Joinder Agreement, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period as well as the last day of such Interest Period.

              "Interest Period":    with respect to any Eurocurrency Loan:

                     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending at the end of any Permitted Interest Period, as selected by the Specified Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                     (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending at the end of any Permitted Interest Period, as selected by the Specified Borrower by irrevocable notice to the Specified Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

       provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (1) if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (2) no Interest Period shall extend beyond the Scheduled Revolving Credit Commitment Termination Date in the case of Revolving Credit Loans or the scheduled date final payment is due on any tranche or class of Term Loans in the case of such tranche or class of Term Loans;

                     (3) no Interest Period with respect to any tranche or class of the Term Loans shall extend beyond any date upon which repayment of principal thereof is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such tranche or class of Term Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such tranche or class of Term Loans permitted to be outstanding after such scheduled repayment; and

                     (4) any Interest Period pertaining to a Eurocurrency Loan
              that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

              "Interest Rate Agreement": any interest rate protection agreement, interest rate, commodity or currency future, interest rate option, interest rate cap or other interest rate, commodity or currency hedge arrangement, to or under which Holdings or its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

              "International Holdings": Viasystems International, Inc., a Delaware corporation.

              "Investments":  as defined in subsection 8.9.

              "ISL":  as defined the preamble hereto.

              "Issuing Lenders": the collective reference to the US Issuing Lender and the Foreign Issuing Lenders.

              "ITA": the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended or re-enacted from time to time.

              "Joinder Agreement": a Joinder Agreement duly completed and executed by (i) the US Borrower, Holdings and a Subsidiary of International Holdings, (ii) the Administrative Agent, (iii) the Specified Agent and (iv) each Specified Lender, and consented to by the Required Lenders (such consent to be given or withheld in the reasonable discretion of each Lender) and the Domestic Subsidiaries of the US Borrower, pursuant to which (a) such Subsidiary agrees to become a Foreign Subsidiary Borrower hereunder, (b) the Specified Agent agrees to act on behalf of the Specified Lenders and, to the extent not already an Agent, agrees to become an Agent hereunder, (c) each Specified Lender agrees to make extensions of credit to or for the account of the Specified Foreign Subsidiary Borrower to the extent set forth in such Joinder Agreement and, to the extent not already a Lender, agrees to become a Lender hereunder and (d) Holdings, the US Borrower and its Domestic Subsidiaries confirm their guarantees in respect of the Specified Obligations and which sets forth (x) the information for the Specified Borrower, the Specified Loans and Specified Accommodations required by the Administrative Schedule and any other administrative provisions (including amortization schedules, and Applicable Margins) not inconsistent with this Agreement and (y) the legal opinions, closing certificates, guarantees and collateral security documents to be delivered in connection therewith.

              "Judgment Conversion Date":  as defined in subsection 12.11(a).

              "Judgment Currency":  as defined in subsection 12.11(a).

              "Leased Properties": the collective reference to the real properties leased by Holdings and its Subsidiaries described on Part II of Schedule 5.20 (other than the Excluded Leased Properties) including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by the Borrower.

              "Lenders": the collective reference to the US Lenders and the Foreign Lenders.

              "Letter of Credit": any Standby L/C or Trade L/C, collectively, the "Letters of Credit."

              "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications".

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

              "Loan Documents": the collective reference to this Agreement, the Notes, the Letter of Credit Applications, the Assignment, the Guarantee and Collateral Agreement, any other document, instrument or agreement guaranteeing, or granting a Lien to secure any Obligations and, as it relates to the Secured Parties only, the Sharing Agreement.

              "Loans": the collective reference to the US Loans, Canadian Loans, Chips Loans, English Loans, and any Future Foreign Subsidiary Loans.

              "Majority Class Lenders":  as defined in subsection 12.1.

              "Material Adverse Change": any event, development, or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

              "Material Adverse Effect": a material adverse effect on (a) the Transactions (b) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole, (c) the ability of Holdings and its Subsidiaries, taken as a whole, to perform their respective obligations under this Agreement, any of the other Loan Documents, or documents relating to the Transactions or (d) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Secured Parties hereunder or thereunder.

              "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

              "Mills":  Mills & Partners, Inc.

              "Mortgaged Properties": the collective reference to the Fee Properties owned by the Borrower and its Subsidiaries listed on Part IV of Schedule 5.20.

              "Mortgages": the collective reference to the mortgages and deeds of trust encumbering each of the Mortgaged Properties to be executed and delivered by the US Borrower or its Domestic Subsidiaries, substantially in the form of Exhibit B-2, with such modifications as are determined by the Administrative Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of any Borrower or any guarantor under any Loan Document, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

              "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "Net Cash Proceeds": (a) in connection with any Asset Sale (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivables financing transaction) the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of all reasonable legal fees, notarial fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees actually incurred and satisfactorily documented in connection therewith and net of taxes paid or reasonably expected to be payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance by Holdings or any of its Subsidiaries of equity or debt securities or instruments or any Permitted Issuance or the incurrence of loans other than Indebtedness permitted by subsection 8.2, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, notarial fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith; provided however that, with respect to any issuance of debt instruments or securities as described in clause
       (b) above, only in the event that such net cash proceeds are used to refinance any Indebtedness permitted by this Agreement, then such net cash proceeds shall not constitute "Net Cash Proceeds" for the purpose of this Agreement.

              "Non-Excluded Taxes":  as defined in subsection 4.7.

              "Non-Funding Lender":  as defined in subsection 4.4(c).

              "Nonconsenting Lender":  as defined in subsection 4.9.

              "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Notes, and the Term Notes.

              "Obligations": the collective reference to the Domestic Obligations, Canadian Obligations, Chips Obligations, English Obligations, and any Future Foreign Subsidiary Obligations.

              "Offer": as defined in the Existing Credit Agreement.

              "Participation Certificate": a certificate in substantially the form of Exhibit B.

              "Partnership": HMTF Acquisition, L.P., a Delaware limited partnership organized and formed by Hicks, Muse, Tate & Furst Incorporated and Mills and Partners, which was merged into Holdings on April 11, 1997 pursuant to the English Holding Company Acquisition.

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

              "PCB Acquisition Agreement": the definitive merger agreement, dated as of April 11, 1997, by and between Holdings and Partnership.

              "PCB Acquisition Documents": the PCB Acquisition Agreement and all other agreements, instruments or certificates delivered in connection with the English Holding Company Acquisition.

              "Permitted Acquisition": the acquisition by a Subsidiary of Holdings of a business related to Holdings' and its Subsidiaries' business as approved by the board of directors of Holdings.

              "Permitted Interest Period": as to any Eurocurrency Loan, the permitted interest period lengths set forth in the Administrative Schedule, or, in the case of a Future Foreign Subsidiary Borrower, set forth in the applicable Joinder Agreement.

              "Permitted Issuance": (a) the issuance by Holdings of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of Holdings or pursuant to any dividend reinvestment plan, (b) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings or any Subsidiary of Holdings, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the other Loan Documents, (d) the issuance to Holdings or any Subsidiary (or any director, with respect to directors' qualifying shares) by any of its Subsidiaries of any of their respective Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock is pledged to the Collateral Agent or the Specified Foreign Agent, as the case may be, pursuant to the applicable Loan Document (provided that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary of the US Borrower is required to be so pledged and (ii) no voting Capital Stock of any indirect Foreign Subsidiary of the US Borrower is required to be so pledged unless such Foreign Subsidiary is also a Subsidiary of a Foreign Subsidiary Borrower, in which case subsection 7.12 shall be complied with), (e) the issuance by Holdings of shares of its common stock in connection with a Permitted Acquisition, (f) cash payments made in lieu of issuing fractional shares of Holdings Capital Stock in an aggregate amount not to exceed $100,000, (g) the Stock Exchange and (h) the issuance by Holdings of shares of Capital Stock of Holdings to infuse additional capital into Holdings in an aggregate amount not to exceed $25,000,000.

              "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledged Securities": as defined in the Guarantee and Collateral Agreement.

              "Pounds Sterling": legal currency of the United Kingdom.

              "Process Agent": as defined in subsection 12.15(f).

              "Properties":  as defined in subsection 5.16.

              "Qualified Issuer": as defined in Section VI of the Administrative Schedule.

              "Ratable Portion": for each Specified Lender, the amount of such Lender's pro rata portion of any applicable Specified Loan.

              "Regulation G, T, U or X": Regulation G, T, U or X of the Board as in effect from time to time.


              "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the US Borrower and its Subsidiaries on the Chips Closing Date, as reasonably determined by the US Borrower's Board of Directors.

              "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
       Section 4241 of ERISA.

              "Reportable Event": any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

              "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate at least a majority.

              "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any present or future law, treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Governmental Authority and all official directives, consents, approvals, authorizations, guidelines, restrictions and policies of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, managing or other director, any vice president, secretary, any assistant secretary, treasurer or any assistant treasurer of such Person.

              "Restricted Payments":  as defined in subsection 8.7.

              "Revolving Credit Commitments": the collective reference to the US Revolving Credit Commitments and the Foreign Revolving Credit Commitments.

              "Revolving Credit Commitment Percentage": as to any Specified Revolving Credit Lender, the percentage of the aggregate Specified Revolving Credit Commitments constituted by its Specified Revolving Credit Commitment.

              "Revolving Credit Lenders": the collective reference to the US Revolving Credit Lenders and the Foreign Revolving Credit Lenders.

              "Revolving Credit Loans": the collective reference to the US Revolving Credit Loans and the Foreign Revolving Credit Loans.

              "Revolving Credit Note" and "Revolving Credit Notes": as defined in subsection 2.8(e).

              "Richmond Acquisition": the acquisition on November 30, 1996 by VTC of the Richmond Business pursuant to the Richmond Acquisition Agreement.

              "Richmond Acquisition Agreement": the Acquisition Agreement dated as of November 26, 1996, among VTC and Lucent Technologies Inc., together with all schedules and exhibits thereto, as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.16.

              "Richmond Acquisition Documents": the Richmond Acquisition Agreement and all other agreements, instruments or certificates delivered in connection with the Richmond Acquisition.

              "Richmond Business": the business of designing, manufacturing and marketing printed circuit boards, back planes and related products and components for telecommunications and other applications of the Interconnection Technologies Unit of Lucent Technologies Inc.

              "Scheduled Revolving Credit Commitment Termination Date":
       November 30, 2002 or, if such date is not a Business Day, the Business Day next preceding such date.

              "Secured Parties": the collective reference to the Collateral Agent, the Administrative Agent, the Foreign Agents, and the Lenders.

              "Senior Subordinated Financing": $216,000,000 of existing senior subordinated indebtedness of the US Borrower incurred to finance the English Holding Company Acquisition pursuant to a Senior Subordinated Loan Agreement dated as of April 11, 1997.

              "Senior Subordinated Indebtedness": unsecured senior subordinated Indebtedness of the US Borrower (including, the Senior Subordinated Financing and any permanent refinancing thereof); provided such indebtedness has (i) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the tenth anniversary of the Chips Closing Date, (ii) no financial maintenance covenants, (iii) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent and (iv) any permanent refinancing shall not be less favorable to the US Borrower and the Lenders as the Senior Subordinated Financing taken as a whole.

              "Senior Subordinated Notes":  as defined in subsection 6.1(f).

              "Sharing Agreement": the Amended and Restated Sharing Agreement dated as of April 11, 1997 among the Collateral Agent, the Administrative Agent and the Foreign Agents, as the same may be amended, supplemented or otherwise modified from time to time.

              "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

              "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
       (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital; provided for purposes of any Person organized under the laws of England and Wales, the term "Solvent" shall mean that with respect to such Person on a particular date, that on such date, such Person has the ability to pay its debts as and when they fall due and could not be deemed to be insolvent for purposes of the Insolvency Act of 1986.

              "Specified": when used in relation to any Borrower, any Loans (or portion, type or class thereof), Accommodations, Assignee, Commitment, Agent, Issuing Lender, Lenders (or subclass thereof), Obligations (or portion thereof), Accommodation Outstandings and/or any other defined term herein, the applicable Borrower and/or the Loans to, Accommodations for the benefit of, Commitments to, Agent in respect of, Issuing Lender in respect of, Lenders to, Obligations owing by, and other terms relating to such Borrower or defined term, as the context may require.

              "Specified Accommodation Obligation": in respect of any Specified Borrower the obligation of such Specified Borrower to reimburse the Specified Issuing Lender in accordance with the terms of this Agreement and any related Letter of Credit Application for any payment made or honored by the Specified Issuing Lender under any Accommodation.

              "Specified Accommodation Participating Interest": with respect to any Accommodation, (a) in the case of the Specified Issuing Lender with respect thereto, its interest in such Accommodation after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Specified Participating Lender, its undivided participating interest in such Accommodation relating thereto.

              "Specified Borrower Percentage": with respect to any Specified Borrower, at any date of determination, the percentage of the Term Loans at such date constituted by the Specified Term Loans of such Specified Borrower at such time.

              "Specified Notice Time": as to any notice of borrowing, prepayment, conversion or rollover by any Specified Borrower, the Specified Notice Time set forth in the Administrative Schedule, or in the case of any Future Foreign Subsidiary Borrower, the applicable Joinder Agreement.

              "Specified Participant":  as defined in subsection 12.6(b).

              "Specified Participating Lender": with respect to any Accommodation, any Specified Revolving Credit Lender (other than the Specified Issuing Lender) any Chips Acquisition Term Loan Lender or any Chips Limited Term Loan Lender with respect to its Specified Accommodation Participating Interest in such Accommodation.

              "Specified Refunded Swing Line Loans": as defined in subsection 2.15(b).

              "Specified Register":  as defined in subsection 12.6(d).

              "Specified Revolving Credit Commitment Period": with respect to any Specified Borrower, the Specified Revolving Credit Commitment Period set forth in the Administrative Schedule, or in the case of any Future Foreign Subsidiary Borrower, the applicable Joinder Agreement.

              "Specified Revolving Credit Commitment Termination Date": with respect to any Specified Borrower, the Specified Revolving Credit Commitment Termination Date set forth in the Administrative Schedule, or in the case of any Future Foreign Subsidiary Borrower, the applicable Joinder Agreement.

              "SPPAQ": the Supplemental Pensions Plan Act (Quebec), as amended, and any successor thereto, and any regulations promulgated thereunder.

              "Standby L/C": an irrevocable letter of credit issued by a Specified Issuing Lender pursuant to this Agreement for the account of the related Specified Borrower in respect of obligations of such Specified Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Specified Borrower is or proposes to become a party, including, without limiting the foregoing, for insurance purposes.

              "Standby L/C Application":  as defined in subsection 3.2.

              "Stock Exchange":  as defined in the recitals hereto.

              "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, including, as to any Person incorporated in England or Wales,
       (A) a subsidiary within the meaning of Section 736 of the Companies Act 1985, and (B) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of US Borrower.

              "Supply Agreement": the Supply Agreement dated November 26, 1996 between Lucent Technologies Inc. and VTC substantially in the form of
       Exhibit 5.7(d) to the Richmond Acquisition Agreement, as amended, supplemented or otherwise modified from time to time.

              "Swing Line Commitment": any Specified Swing Line Lender's obligation to make Specified Swing Line Loans pursuant to subsection
       2.15 as set forth in the Administrative Schedule or, in the case of a Future Foreign Subsidiary Borrower, the applicable Joinder Agreement.

              "Swing Line Lenders": the collective reference to the US Swing Line Lenders and the Foreign Swing Line Lenders.

              "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit C.

              "Swing Line Loans": as to any Specified Swing Line Lender, the Specified Swing Line Loans of such Specified Swing Line Lender.

              "Swing Line Note":  as defined in subsection 2.8(e).

              "Term Loans": the collective reference to the US Term Loans, the Chips Acquisition Term Loans, the Foreign Subsidiary Term Loans and to the extent not included therein, the Chips Limited Term Loans; provided all references to the Term Loans (except in subsection 2.9) shall include any portion of the reimbursement obligations of the US Borrower under the Chips Letter of Credit to be converted to Chips Acquisition Term Loans or Chips Limited Term Loans.

              "Term Loan Lenders": the collective reference to the US Term Loan Lenders, the Chips Acquisition Term Loan Lenders, the Chips Limited Term Loan Lenders and the Foreign Subsidiary Term Loan Lenders.

              "Term Note" and "Term Notes":  as defined in subsection 2.8(e).

              "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments and outstanding Term Loans then constituted by its Revolving Credit Commitments and its outstanding Term Loans (or, if the Revolving Credit Commitments have terminated or expired, the percentage of the aggregate outstanding Loans and risk interests in the aggregate Accommodation Outstandings and Swing Line Loans then constituted by its outstanding Loans, and risk interests in Accommodation Outstandings and Swing Line Loans).

              "Trade L/C": a commercial documentary letter of credit issued by a Specified Issuing Lender pursuant to subsection 3.1 for the account of a Specified Borrower for the purchase of goods in the ordinary course of business.

              "Trade L/C Application":  as defined in subsection 3.2.

              "Tranche": the reference to Eurocurrency Loans or Canadian B/As, as applicable, of a Specified Borrower the Interest Periods or Canadian Contract Periods, as applicable, with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurocurrency Tranches" or "Canadian B/A Tranches", as applicable.

              "Tranche A Term Loans": as to any Tranche A Term Loan Lender, its term loan to the US Borrower described in subsection 2.5(b)(i).

              "Tranche A Term Loan Lender": any US Lender that holds outstanding Tranche A Term Loans.

              "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender, the percentage of the aggregate outstanding Tranche A Term Loans constituted by its Tranche A Term Loan.

              "Tranche B Term Loan": as to any Tranche B Term Loan Lender, its term loan to the US Borrower described in subsection 2.5(b)(ii).

              "Tranche B Term Loan Lender": any US Lender that holds outstanding Tranche B Term Loans.

              "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender, the percentage of the aggregate outstanding Tranche B Term Loans constituted by its Tranche B Term Loan.

              "Tranche C Term Loan": as to any Tranche C Term Loan Lender, its term loan to the US Borrower described in subsection 2.5(b)(iii).

              "Tranche C Term Loan Lender": any US Lender that holds outstanding Tranche C Term Loans.

              "Tranche C Term Loan Percentage": as to any Tranche C Term Loan Lender, the percentage of the aggregate outstanding Tranche C Term Loans constituted by its Tranche C Term Loan.

              "Transactions": the refinancing of the existing indebtedness of the US Borrower with the proceeds of the Senior Subordinated Notes, the English Borrower Acquisition, the English Holding Company Acquisition, the Holdings Contribution and the Chips Acquisition.

              "Transferee":  as defined in subsection 12.6(f).

              "Type": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan, or as Canadian B/A in the case of a Canadian Loan.

              "Underlying Lease":  as defined in subsection 5.8.

              "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof.

              "US Borrower": as defined in the preamble hereto.

              "US Issuing Lender": Chase or Chase Delaware with respect to the Chips Letter of Credit or any future Letters of Credit issued by Chase Delaware for the account of the US Borrower.

              "US Lenders": Lenders holding US Loans or US Revolving Credit Commitments.

              "US Letters of Credit": any Letter of Credit issued for the account of the US Borrower by the US Issuing Lender.

              "US Loan": any loan made by a US Lender to US Borrower pursuant to this Agreement.

              "US Revolving Credit Commitment": as to any US Revolving Credit Lender, its obligation to maintain any Existing US Revolving Credit Loan and to make additional US Revolving Credit Loans to the US Borrower pursuant to subsection 2.1 and to participate in Swing Line Loans and US Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in
       Schedule 1.1 under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the US Revolving Credit Lenders, the "US Revolving Credit Commitments."

              "US Revolving Credit Lender": any US Lender having a US Revolving Credit Commitment or that holds outstanding US Revolving Credit Loans or Specified Accommodation Participating Interests hereunder.

              "US Revolving Credit Loans": US Loans made by any US Revolving Credit Lender to the US Borrower pursuant to subsection 2.1.

              "US Swing Line Lender": any US Lender having a Swing Line Commitment or that holds outstanding Swing Line Loans.

              "U.S. Tax Compliance Certificate": as defined in subsection 4.7(b)(ii)

              "US Term Loans": as to any US Term Loan Lender, its term loans to the US Borrower described in subsection 2.5.

              "US Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders, the Tranche B Term Loan Lenders, and the Tranche C Term Loan Lenders.

              "VTC": Viasystems Technologies Corp. (formerly known as Circo Technologies Inc.), a Delaware corporation.

              "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

              1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

              (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS

              2.1 Revolving Credit Commitments. (a) US Borrower's Confirmation. The US Borrower acknowledges and confirms that the Existing US Lenders have made revolving credit loans to it under the Existing Credit Agreement (such revolving credit loans, the "Existing US Revolving Credit Loans"). The US Borrower hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases the Administrative Agent and the Existing US Lenders from, any, to the extent arising on or prior to the Chips Closing Date) defense, setoff, claim or counterclaim against the Administrative Agent or any Existing US Lender in regard to its Domestic Obligations in respect of such Existing US Revolving Credit Loans and (ii) reaffirms its obligation to pay such Existing US Revolving Credit Loans in accordance with the terms and provisions of this Agreement and the other Loan Documents.

              (b) Canadian Borrower's Confirmation. The Canadian Borrower acknowledges and confirms that the Existing Canadian Lenders have made revolving credit loans to it under the Existing Credit Agreement (such revolving credit loans, the "Existing Canadian Revolving Credit Loans"). The Canadian Borrower hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases the Canadian Agent and the Existing Canadian Lenders from, any, to the extent arising on or prior to the Chips Closing Date) defense, setoff, claim or counterclaim against the Canadian Agent or any Existing Canadian Lender in regard to its Canadian Obligations in respect of such Existing Canadian Revolving Credit Loans and (ii) reaffirms its obligation to pay such Existing Canadian Revolving Credit Loans in accordance with the terms and provisions of this Agreement and the other Loan Documents.

              (c) English Borrower's Confirmation. The English Borrower acknowledges and confirms that the Existing English Lenders have made revolving credit loans to it under the Existing Credit Agreement (such revolving credit loans, the "Existing English Revolving Credit Loans" and, together with the Existing US Revolving Credit Loans and the Existing Canadian Revolving Credit Loans, the "Existing Revolving Credit Loans"). The English Borrower hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases the English Agent and the Existing English Lenders from, any, to the extent arising on or prior to the Chips Closing Date) defense, setoff, claim or counterclaim against the English Agent or any Existing English Lender in regard to its English Obligations in respect of such Existing English Revolving Credit Loans and (ii) reaffirms its obligation to pay such Existing English Revolving Credit Loans in accordance with the terms and provisions of this Agreement and the other Loan Documents.

              (d) The Lenders' Commitments. Subject to the terms and conditions hereof, each Specified Revolving Credit Lender severally agrees to maintain its Existing Revolving Credit Loans and to make additional Revolving Credit Loans to the related Specified

Borrower from time to time during the Specified Revolving Credit Commitment Period in an aggregate principal amount or Equivalent Amount thereof in the relevant currency, if applicable, at any one time outstanding, when added to such Specified Lender's Specified Revolving Credit Commitment Percentage of all Specified Accommodation Outstandings and outstanding Specified Swing Line Loans (and Indebtedness under subsection 8.2(n)(ii) in the case of the US Borrower), not to exceed the amount of such Specified Lender's Specified Revolving Credit Commitment. During the Specified Revolving Credit Commitment Period, the Specified Borrower may use the Specified Revolving Credit Commitments by borrowing, prepaying the Specified Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

              The Specified Revolving Credit Loans may from time to time be of any available Type, as determined by the Specified Borrower and notified to the Specified Agent in accordance with subsections 2.2 and 2.11.

              2.2 Procedure for Revolving Credit Borrowing. Any Specified Borrower may borrow under the related Specified Revolving Credit Commitment during the Specified Revolving Credit Commitment Period on any Business Day, provided that such Specified Borrower shall give the Specified Agent irrevocable notice by the Specified Notice Time specifying (i) the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) the Type or Types of Loan, (iv) in the case of the Canadian Borrower, if the borrowing is to be entirely or partially of Canadian B/As, the respective amounts and lengths of the initial Canadian Contract Period thereof, and (v) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Type of Specified Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Specified Revolving Credit Commitments shall be in a minimum amount equal to (A) in the case of Base Rate Loans, the Equivalent Amount of $500,000 (or, if the then Specified Available Revolving Credit Commitments are less than the Equivalent Amount of $500,000, such lesser amount) and (B)(x) in the case of Eurocurrency Loans, the Equivalent Amount of $1,000,000 and (y) in the case of Canadian B/As, C$1,600,000 or a whole multiple of C$100,000 in excess thereof. Upon receipt of any such notice from the Specified Borrower, the Specified Agent shall promptly notify each Specified Revolving Credit Lender thereof. Each Specified Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Specified Agent for the account of the Specified Borrower at the office of the Specified Agent specified in subsection
12.2 or any Joinder Agreement, as the case may be, prior to 11:00 a.m. local time of the Specified Agent, on the Borrowing Date requested by the Specified Borrower in funds immediately available to the Specified Agent. Such borrowing will then be made available to the Specified Borrower by the Specified Agent crediting the account of the Specified Borrower on the books of such office with the aggregate of the amounts made available to the Specified Agent by the Specified Revolving Credit Lenders and in like funds as received by the Specified Agent.

              2.3  Commitment Fee; Facility Fee; Administrative Agent Fees.
(a) Each Specified Borrower (other then the Canadian Borrower) agrees to pay to the Specified Agent for the account of each Specified Revolving Credit Lender a commitment fee for the period from and including the first day of the Specified Revolving Credit Commitment Period to the Specified Revolving Credit Commitment Termination Date, computed at a rate per annum equal to the Applicable Margin for Commitment Fees on the average daily Specified Available Revolving Credit Commitment of such Specified Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September, and December and on the Specified Revolving Credit Commitment Termination Date.

              (b) The Canadian Borrower agrees to pay to the Canadian Agent for the account of each Canadian Revolving Credit Lender a facility fee ("Facility Fee") for the period from and including the first day of the Specified Revolving Credit Commitment Period to the Specified Revolving Credit Commitment Termination Date, computed at a rate per annum equal to the Applicable Margin for Facility Fees on the Canadian Revolving Credit Commitment of such Canadian Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September, and December and on the Specified Revolving Credit Commitment Termination Date.

              (c) Each Borrower shall pay to Chase and the other Agents the amounts payable by it set forth in the Fee Letters dated October 17, 1996, March 2, 1997, March 20, 1997 and June 5, 1997 in the amounts and on the dates set forth therein.

              2.4  Termination or Reduction of Revolving Credit Commitments.
(a) Any Specified Borrower shall have the right, upon not less than five (5) Business Days' notice to the Specified Agent, to terminate the Specified Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the Specified Revolving Credit Commitments, provided that any such termination of the Specified Revolving Credit Commitments shall be accompanied by prepayment (or payment of cash collateral, as applicable in the case of Specified Accommodations or Canadian B/As) in full of the Specified Revolving Credit Loans, Specified Swing Line Loans and Specified Accommodation Obligations then outstanding, together with accrued interest thereon to the date of such prepayment, cancellation of all Specified Accommodations and the payment of any unpaid commitment fee or Facility Fee then accrued hereunder. Any such reduction shall be in a minimum Equivalent Amount of $500,000, and shall reduce permanently the amount of the Specified Revolving Credit Commitments then in effect and shall further include any amounts due in respect thereof under subsection 4.8. Upon termination of the Specified Revolving Credit Commitments, any Specified Accommodation (or Canadian B/A, if applicable) then outstanding which has been fully cash collateralized shall no longer be considered a "Specified Accommodation" (or "Canadian B/A", if applicable) as defined in subsection 1.1, and any Specified Accommodation Participating Interest heretofore granted by the Specified Issuing Lender to the Specified Revolving Credit Lenders in such Specified Accommodation shall be deemed terminated but the fees payable under subsection 3.3 shall continue to accrue to the Specified Issuing Lender with respect to such Specified Letter of Credit until the expiry thereof.

              (b) In the case of any reduction of any Specified Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the Specified Revolving Credit Loans, Specified Swing Line Loans and the Specified Accommodation Outstandings exceeds the Specified Revolving Credit Commitments as so reduced, the Specified Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Specified Swing Line Loans then outstanding, second, to payment of the Specified Revolving Credit Loans, except Canadian B/As (if applicable), then outstanding, third, to payment of any Specified Accommodation Obligations then outstanding and last, to cash collateralize any outstanding Canadian B/As (if applicable) and Specified Accommodation on terms reasonably satisfactory to the Specified Lenders holding a majority of the Specified Revolving Credit Commitments.

              (c) Any Specified Revolving Credit Commitments once terminated or reduced may not be reinstated.

              2.5 US Term Loans. (a) US Borrower's Confirmation. The US Borrower acknowledges and confirms that the Existing US Lenders have previously made term loans to, or assumed by, it (collectively, the "Existing US Term Loans") in an aggregate principal amount of $155,000,000. The US Borrower hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases the Administrative Agent and the Existing US Lenders from, any, to the extent arising on or prior to the Chips Closing Date) defense, setoff, claim or counterclaim against the Administrative Agent or any Existing US Lender in regard to its Domestic Obligations in respect of the Existing US Term Loans and (ii) reaffirms its obligation to pay the Existing US Term Loans in accordance with the terms and provisions of this Agreement and the other Loan Documents.

              (b) US Term Loan Lenders' Commitments. Subject to the terms and conditions hereof, each US Term Loan Lender severally agrees to maintain its Existing US Term Loans.

              (i) Amortization of Tranche A Loans. The aggregate Tranche A Term Loans of all the Tranche A Term Loan Lenders shall be payable in twelve (12) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche A Term Loans then outstanding):

            Installment                                Amount
            -----------                                ------
     June 30, 1997                                        $   0
     December 31, 1997                                        0

     June 30, 1998                                            0
     December 31, 1998                                        0

     June 30, 1999                                            0
     December 31, 1999                                        0

     June 30, 2000                                            0
     December 31, 2000                                5,500,000

     June 30, 2001                                          8,000,000
     December 31, 2001                                      8,000,000

     June 30, 2002                                         11,750,000
     December 31, 2002                                     11,750,000


              (ii) Amortization of Tranche B Loans. The aggregate Tranche B Term Loans of all the Tranche B Term Loan Lenders shall be payable in fifteen (15) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche B Term Loans then outstanding):

            Installment                                       Amount
            -----------                                       ------
     June 30, 1997                                        $   250,000
     December 31, 1997                                        250,000

     June 30, 1998                                            250,000
     December 31, 1998                                        250,000

     June 30, 1999                                            250,000
     December 31, 1999                                        250,000

     June 30, 2000                                            250,000
     December 31, 2000                                        250,000

     June 30, 2001                                            250,000
     December 31, 2001                                        250,000

     June 30, 2002                                            250,000
     December 31, 2002                                        250,000

     June 30, 2003                                         16,000,000
     December 31, 2003                                     16,000,000

     June 30, 2004                                         20,000,000


              (iii) Amortization of Tranche C Term Loans. The aggregate Tranche C Term Loans of all the Tranche C Term Loan Lenders shall be payable in seventeen (17) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche C Term Loans then outstanding):

            Installment                                      Amount
            -----------                                      ------
     June 30, 1997                                        $   250,000
     December 31, 1997                                        250,000

     June 30, 1998                                            250,000
     December 31, 1998                                        250,000

     June 30, 1999                                            250,000
     December 31, 1999                                        250,000

     June 30, 2000                                            250,000
     December 31, 2000                                        250,000

     June 30, 2001                                            250,000
     December 31, 2001                                        250,000

     June 30, 2002                                            250,000
     December 31, 2002                                        250,000

     June 30, 2003                                            250,000
     December 31, 2003                                        250,000

     June 30, 2004                                         10,000,000
     December 31, 2004                                     10,000,000

     June 30, 2005                                         31,500,000


              (c) Chips Limited Term Loan Lenders' Commitments. (i) Subject to the terms and conditions hereof, each Chips Limited Term Loan Lender severally agrees to make Chips Limited Term Loans on the date of any drawing under the Chips Letter of Credit in respect of the first $249,250,000 principal on the Chips Loan Notes which the US Borrower is obligated to reimburse for the purpose of reimbursing such drawing, in the amount not to exceed the amount set forth opposite such Chips Limited Term Loan Lenders' name on Schedule 1.1.

               (ii) Amortization of Chips Limited Term Loans. The aggregate Chips Limited Term Loans of all the Chips Limited Term Loan Lenders shall be payable in ten (10) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Chips Limited Term Loans then outstanding). Such installments shall be applied first to repay any outstanding Chips Limited Term Loans and second to cash collateralize the reimbursement obligations of the US Borrower under the Chips Letter of Credit.

       Installment                                  Amount
       -----------                                  ------
       Dec. 31, 1998                            $11,711,041.50
       Jun. 30, 1999                            $12,101,409.55
       Dec. 31, 1999                            $12,101,409.55
       Jun. 30, 2000                            $24,593,187.16
       Dec. 31, 2000                            $24,593,187.16
       Jun. 30, 2001                            $24,815,696.95
       Dec. 31, 2001                            $24,815,696.95
       Jun. 30, 2002                            $25,022,592.01
       Dec. 31, 2002                            $25,022,592.01
       Apr. 30, 2003                            $64,473,187.16

              (d) Chips Acquisition Term Loan Lenders' Commitments. (i) Subject to the terms and conditions hereof, each Chips Acquisition Term Loan Lender severally agrees to make Chips Acquisition Term Loans on the date of any drawing under the Chips Letter of Credit in respect of principal on the Chips Loan Notes which the US Borrower is obligated to reimburse in excess of $249,250,000 for the purpose of reimbursing such drawing, in the amount not to exceed the amount set forth opposite such Chips Acquisition Term Loan Lender's name on Schedule 1.1.

               (ii) Amortization of Chips Acquisition Term Loans. The aggregate Chips Acquisition Term Loans of all the Chips Acquisition Term Loan Lenders shall be payable in ten (10) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Chips Acquisition Term Loans then outstanding). Such installments shall be applied first to repay any outstanding Chips Acquisition Term Loans and second to cash collateralize the reimbursement obligations of the US Borrower under the Chips Letter of Credit.

              Installment                         Amount
              -----------                         ------
              Dec. 31, 1998                   $3,288,958.60
              Jun. 30, 1999                   $3,398,590.45
              Dec. 31, 1999                   $3,398,590.45
              Jun. 30, 2000                   $6,906,812.84
              Dec. 31, 2000                   $6,906,812.84
              Jun. 30, 2001                   $6,969,303.05
              Dec. 31, 2001                   $6,969,303.05
              Jun. 30, 2002                   $7,027,407.99
              Dec. 31, 2002                   $7,027,407.99
              Apr. 30, 2003                  $18,106,812.84

              (e) Procedure for Chips Acquisition and Chips Limited Term Loan Borrowings. Subject to the limitations of this subsection 2.5 and 7.15, the US Borrower shall give the Administrative Agent irrevocable notice by the Specified Notice Time requesting that the Chips Limited Term Loan Lenders or the Chips Acquisition Term Loan Lenders, as the case may be, make Chips Limited Term Loans or Chips Acquisition Term Loans, as the case may be, on the Business Day of any principal drawing on the Chips Letter of Credit for which the US Borrower is responsible. Each borrowing shall be in an amount equal to the applicable principal reimbursement obligations. Upon receipt of any such notice from the US Borrower, the Administrative Agent shall promptly notify each Chips Limited Term Loan Lender or Chips Acquisition Term Loan Lender, as the case may be, thereof. Each Chips Limited Term Loan Lender or Chips Acquisition Term Loan Lender, as the case may be, will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the US Borrower at the office of the Administrative Agent specified in subsection 12.2 for same day value, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the US Borrower by applying (and the US Borrower hereby irrevocably requests and instructs that the Administrative Agent apply) such amounts to directly reimburse the US Issuing Lender for the applicable reimbursement obligations.

              2.6 Foreign Subsidiary Term Loans. (a) Canadian Borrower's Confirmation. The Canadian Borrower acknowledges and confirms that certain of the Existing Canadian Lenders have previously made term loans (collectively, the "Existing Canadian Term Loans") to it in an aggregate principal amount of C$86,750,000. The Canadian Borrower hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases the Canadian Agent and the Existing Canadian Lenders from, any, to the extent arising on or prior to the Chips Closing Date) defense, setoff, claim or counterclaim against the Canadian Agent or any Existing Canadian Lender in regard to its Obligations in respect of the Existing Canadian Term Loans and (ii) reaffirms its obligation to pay the Existing Canadian Term Loans in accordance with the terms and provisions of this Agreement and the other Specified Loan Documents.

              (b) Canadian Term Loan Lenders' Commitments. Subject to the terms and conditions hereof, each Canadian Term Loan Lender severally agrees to maintain its Existing Canadian Term Loan.

              (i) Amortization of Canadian Term Loans The aggregate Canadian Term Loans of all the Canadian Term Loan Lenders shall be payable in twelve (12) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Canadian Term Loans then outstanding):

                     Installment                         Amount
                     -----------                         ------
                     June 30, 1997                   C$667,307
                     December 31, 1997               C$667,307

                     June 30, 1998                   C$3,002,885
                     December 31, 1998               C$3,002,885

                     June 30, 1999                   C$5,838,942
                     December 31, 1999               C$5,838,942

                     June 30, 2000                   C$7,507,212
                     December 31, 2000               C$7,507,212

                     June 30, 2001                   C$10,676,923
                     December 31, 2001               C$10,676,923

                     June 30, 2002                   C$15,681,731
                     December 31, 2002               C$15,681,731


              (c) English Bidco's Confirmation. English Bidco acknowledges and confirms that (i) Chase guaranteed the Guaranteed Loan Notes under the Guaranteed Loan Note Instrument in an aggregate principal amount not to exceed L.20,000,000 and (ii) English Bidco agreed to reimburse Chase on each date on which Chase notifies English Bidco of the date and amount of a demand presented under any Guaranteed Loan Note and paid by Chase for the amount of (a) such demand so paid and (b) any taxes, fees, charges or other costs or expenses incurred by Chase in connection with such payment. English Bidco hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases Chase from, any, to the extent arising on or prior to the Chips Closing Date) defense, setoff, claim, or counterclaim against Chase in regard to its English Obligations in respect of the Guaranteed Loan Notes and Chase's guarantee thereof and (ii) reaffirms its obligation to reimburse Chase as set forth above.

              (d) Future Foreign Subsidiary Term Loans. Subject to the terms and conditions hereof and the applicable Joinder Agreement, each Specified Future Foreign Subsidiary Term Loan Lender severally agrees to make a term loan to the Specified Future Foreign Subsidiary Borrower on a date certain in an aggregate principal amount set forth in the applicable Joinder Agreement.

              (e) Type of Foreign Subsidiary Term Loans. The Term Loans may from time to time be of any available Type, as determined by the Specified Borrower and notified to the Specified Agent in accordance with subsection 2.11 and in the applicable Joinder Agreement.

              (f) Conversion of Chips Limited Term Loans. On the fifth Business Day following the date on which the Chips Limited Term Loans have been fully drawn upon, subject to the terms and conditions hereof, the Chips Limited Term Loans shall be refinanced by the deemed repayment on the Promissory Note from Chips Limited to US Borrower (the "Chips Intercompany Note"), which in turn will be financed with the proceeds of loans to Chips Limited denominated in Pounds Sterling based on the spot exchange rate on such fifth Business Day (as reasonably determined by the Administrative Agent). The amortization schedule for the loan to Chips Limited shall be the same as the amortization schedule contained in subsection in 2.5(c) but shall be converted to Pounds Sterling on such date at the same exchange rate. Each Chips Limited Term Loan Lender or its English Affiliate shall credit on its books a Chips Limited Term Loan of Chips Limited the proceeds of which shall be deemed to have been used by Chips Limited to repay the Chips Intercompany Note (and Chips Limited hereby irrevocably requests such loan and instructs the Chips Limited Term Loan Lenders to use such proceeds to make payment on its behalf under such Chips Intercompany Note) which in turn shall be used by the US Borrower to repay the corresponding Chips Limited Term Loan with the US Borrower (and US Borrower hereby irrevocably agrees to accept such repayment on the Chips Intercompany Note and to utilize such amount to repay the corresponding Chips Limited Term Loan of the US Borrower). The Administrative Agent shall give US Borrower, Chips Limited and each Chips Limited Term Loan Lenders three Business Days notice of such refinancing.

              (g) European Currency. In the event that the legal currency of the United Kingdom becomes the Euro prior to the date referred to in subsection 2.6(f), each Chips Limited Term Loan Lender shall remain obligated to refinance its Chips Limited Term Loans and any references to Pounds Sterling shall be deemed references to the Euro converted at the appropriate exchange rate (as reasonably determined by the Administrative Agent).

              2.7 Procedure for Future Foreign Subsidiary Term Loan Borrowing. The Specified Future Foreign Subsidiary Borrower shall give the Specified Agent irrevocable notice by the Specified Notice Time requesting that the Specified Term Loan Lenders make the Specified Term Loans on a date certain and specifying the amount to be borrowed. Upon receipt of such notice the Specified Agent shall promptly notify each Specified Term Loan Lender thereof. On such date, each Specified Term Loan Lender shall make available to the Specified Agent at its office specified in the applicable Joinder Agreement an amount in immediately available funds equal to the Specified Term Loans to be made by such Lender. The Specified Agent shall on such date credit the account of such Specified Borrower on the books of such office of the Specified Agent with the aggregate of the amounts made available to the Specified Agent by the Specified Term Loan Lenders.

              2.8 Repayment of Loans. (a) Each Specified Borrower hereby unconditionally promises to pay to the Specified Agent for the account of: (i) each Specified Revolving Credit Lender, the then unpaid principal amount of each Specified Revolving Credit Loan of such Specified Lender, on the Specified Revolving Credit Commitment Termination Date (or such earlier date on which the Specified Revolving Credit Loans become due and payable pursuant to Section 9);
(ii) each Specified Swing Line Lender, the then unpaid principal amount of the Specified Swing Line Loans of such Swing Line Lender, on the Specified Revolving Credit Commitment Termination Date (or such earlier date on which the Specified Swing Line Loans become due and payable pursuant to Section 9); (iii) each Tranche A Term Loan Lender, such Specified Lender's Ratable Portion of the amounts specified in subsection 2.5(b)(i) (or, if less, the aggregate amount of the Tranche A Term Loans of such Specified Lender then outstanding), on the dates specified in subsection 2.5(b)(i) (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 9); (iv) each Tranche B Term Loan Lender, such Specified Lender's Ratable Portion of the amounts specified in subsection 2.5(b)(ii) (or, if less, the aggregate amount of the Tranche B Term Loans of such Specified Lender then outstanding), on the dates specified in subsection 2.5(b)(ii) (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 9); (v) each Tranche C Term Loan

Lender, such Specified Lender's Ratable Portion of the amounts specified in subsection 2.5(b)(iii) (or, if less, the aggregate amount of the Tranche C Term Loans of such Specified Lender then outstanding), on the dates specified in subsection 2.5(b)(iii) (or such earlier date on which the Tranche C Term Loans become due and payable pursuant to Section 9); (vi) each Canadian Term Loan Lender, such Specified Lender's Ratable Portion of the amounts specified in subsection 2.6 (or, if less, the aggregate amount of the Canadian Term Loans of such Lender then outstanding), on the dates specified in subsection 2.6 (or such earlier date on which the Canadian Term Loans become due and payable pursuant to Section 9); and (vii) each Chips Acquisition Term Loan Lender, such Specified Lender's Ratable Portion of the amounts specified in subsection 2.5(d)(ii) (or, if less, the aggregate amount of the Chips Acquisition Term Loans of such Specified Lender then outstanding), on the dates specified in subsection 2.5(d)(ii) (or such earlier date on which the Chips Acquisition Term Loans become due and payable pursuant to Section 9); (viii) each Chips Limited Term Loan Lender, such Specified Lender's Ratable Portion of the amounts specified in subsection 2.5(c)(ii) (or, if less, the aggregate amount of the Chips Limited Term Loans of such Specified Lender then outstanding), on the dates specified in subsection 2.5(c)(ii) (or such earlier date on which the Chips Limited Term Loans become due and payable pursuant to Section 9) and (ix) each Future Foreign Subsidiary Term Loan Lender, such Specified Lender's Ratable Portion of the amounts specified in the applicable Joinder Agreement (or, if less, the aggregate amount of the Specified Future Foreign Subsidiary Term Loans of such Lender then outstanding), on the dates specified in an applicable Joinder Agreement (or such earlier date on which the Specified Future Foreign Subsidiary Term Loans become due and payable pursuant to Section
9). Each Specified Borrower hereby further agrees to pay interest on the unpaid principal amount of its Specified Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

       (b) Each Specified Lender (including each Specified Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Specified Borrower to such Specified Lender resulting from each Specified Loan of such Specified Lender from time to time, including the amounts of principal and interest payable and paid to such Specified Lender from time to time under this Agreement.

       (c) Each Specified Agent shall maintain a Specified Register pursuant to subsection 12.6(d), and a subaccount therein for each Specified Lender, in which shall be recorded (i) the amount of each Specified Loan made hereunder, the Type thereof and each Interest Period or Canadian Contract Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Specified Borrower to each Specified Lender hereunder and (iii) both the amount of any sum received by such Specified Agent hereunder from each Specified Borrower and each Specified Lender's share thereof.

       (d) The entries made in each Specified Register and the accounts of each Specified Lender maintained pursuant to subsection 2.8(b) shall, to the extent permitted by applicable law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded; provided, however, that the failure of any Specified Lender or any Specified Agent to maintain the applicable Specified Register or any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) its Specified Loans owing to the Specified Lender in accordance with the terms of this Agreement.

       (e) Each Specified Borrower (other than the English Borrower) agrees that, upon request to the Specified Agent by any Specified Lender, such Specified Borrower will execute and deliver to such Specified Lender (i) a promissory note of such Specified Borrower evidencing the Specified Revolving Credit Loans of such Specified Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to Borrower, currency, date and principal amount (each as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), and/or (ii) a promissory note of the Specified Borrower evidencing the Specified Term Loan of such Specified Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to Borrower, currency, date and principal amount (each as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), and/or (iii) a promissory note of such Specified Borrower evidencing the Specified Swing Line Loans of the Specified Swing Line Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (as amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line Note").

       2.9 Optional Prepayments. The US Borrower may, at any time and from time to time, prepay, or cause any Foreign Subsidiary Borrower to prepay, such Specified Borrower's Specified Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Specified Agent, specifying the date and amount of prepayment and whether the prepayment is of (i) a specific Type of Loan and, if of a combination thereof, the amount allocable to each and (ii) (1) Tranche A Term Loans, Tranche B Term Loans, and/or Tranche C Term Loans, (2) Chips Acquisition Term Loans, (3) Canadian Term Loans, (4) Chips Limited Term Loans, (5) Future Foreign Subsidiary Term Loans, (6) Specified Revolving Credit Loans, or (7) a combination thereof, as the case may be, and if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Specified Agent shall promptly notify each Specified Term Loan Lender or Specified Revolving Credit Lender, as the case may be, thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of prepayments of the Eurocurrency Loans only, accrued interest to such date on the amount prepaid.

       Optional prepayments of the Term Loans shall be applied, with respect to the first $10,000,000 (or the Equivalent Amount thereof) following the Chips Closing Date, as the US Borrower may elect and, with respect to any amount of such prepayments in excess of $10,000,000 (or the Equivalent Amount thereof), such prepayments shall be applied (i) pro rata to each class or tranche of Term Loans ratably based upon the then outstanding principal amounts of such Term Loans (with each class or tranche of Term Loans, to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage), the numerator of which is the then outstanding principal amount of such class or tranche of Term Loans, and the denominator of which is equal to the then outstanding principal amount of all Term Loans) and (ii) to reduce the then remaining installments of such Term Loans based upon the then remaining number of installments (i.e. each then remaining installment of the applicable Term Loans shall be reduced by an amount equal to the aggregate amount to be applied to such Term Loan divided by the number of the then remaining installments for such Term Loans); provided, that if the amount to be applied to any installment required by this Agreement would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence). Amounts prepaid on account of any Term Loans may not be reborrowed; provided, that, if any Foreign Subsidiary Borrower desires to prepay its Specified Term Loans and ratable prepayment of the Term Loans of any other Specified Borrower would result in any adverse tax impact, the affected Term Loans shall not be required to be ratably prepaid. Partial prepayments shall be in an aggregate principal Equivalent Amount of at least $500,000 and shall include any amounts due in respect thereof under subsection 4.8. Canadian B/As may not be optionally prepaid.

              2.10  Mandatory Prepayments.

              (a) Subsequent to the Chips Closing Date, unless the Required Lenders and the US Borrower shall otherwise agree, if Holdings or any of its Subsidiaries shall issue any class of Capital Stock other than a Permitted Issuance or incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 8.2 (excluding Indebtedness to refinance the Senior Subordinated Financing if there are any Net Cash Proceeds after giving effect to such refinancing) or 11.6, on the date of such issuance or incurrence, each Borrower shall prepay an amount of its Specified Term Loans equal to its Specified Borrower Percentage of 100% of the Net Cash Proceeds thereof (or Equivalent Amount thereof, as the case may be) as set forth in paragraph (d) of this subsection 2.10.

              (b) Unless the Required Lenders and the US Borrower shall otherwise agree, if Holdings or any of its Subsidiaries shall consummate any Asset Sale (including the sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction), on the date of consummation of such Asset Sale, each Borrower shall prepay an amount of its Specified Term Loans equal to its Specified Borrower Percentage of 100% of the Net Cash Proceeds thereof (or the Equivalent Amount thereof, as the case may be) as set forth in paragraph (d) of this subsection 2.10.

              (c) Unless the Required Lenders and the US Borrower shall otherwise agree, if for any fiscal year, commencing with the fiscal year ending December 31, 1997, there shall be Excess Cash Flow for such fiscal year, each Borrower shall prepay an amount of its Specified Term Loans equal to its Specified Borrower Percentage of 75% of such Excess Cash Flow (or Equivalent Amount thereof, as the case may be) as set forth in paragraph (d) of this subsection 2.10. Each such prepayment shall be made on or before the date which is seven (7) Business Days after the earlier of (A) the date on which the financial statements referred to in subsection 7.1(a) are required to be delivered to the Lenders and (B) the date on which said financial statements are actually delivered.

              (d) Mandatory prepayments of the Term Loans shall be applied (i) pro rata to each class or tranche of Term Loans ratably based upon the then outstanding principal amounts of the Term Loans (with each class or tranche of Term Loan to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage), the numerator of which is the then outstanding principal amount of such class or tranche of Term Loans, as the case may be, and the denominator of which is equal to the then outstanding principal amount of all Term Loans); (ii) to reduce the then remaining installments of such Term Loans based upon the then remaining number of installments of such Term Loans (i.e. each then remaining installment of such Term Loans shall be reduced by an amount equal to the aggregate amount to be applied to such class or tranche of Term Loans divided by the number of the then remaining installments for such class or tranche of Term Loans) and (iii) subject to clauses (i) and (ii), prepayments shall be applied first to Base Rate Loans and second, pro rata, to Eurocurrency Loans and to cash collateralize 100% of the face amount of Canadian B/As until their maturity; provided, that if the amount to be applied to any installment as required by this Agreement would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence), provided, that in the event the mandatory prepayment of any class or tranche of Term Loans as a result of an asset sale or disposition by any Foreign Subsidiary Borrower or any of its Subsidiaries would result in any adverse tax impact to the US Borrower or any other Foreign Subsidiary Borrower, the portion allocable to the Term Loans of each affected Borrower shall instead be applied to the Term Loans of the applicable Foreign Subsidiary Borrower. Amounts prepaid on account of any of the Term Loans may not be reborrowed;

              Notwithstanding the foregoing, (a) any Net Cash Proceeds of any refinancing of the Senior Subordinated Financing, issued on the Chips Closing Date, after giving effect to such refinancing shall be applied first to the Tranche A Term Loans in direct order of maturity, second to the Canadian Term Loans in direct order of maturity, third to the repayment of English Revolving Credit Loans, Chips Revolving Credit Loans or Canadian Revolving Credit Loans, as and in the amounts the US Borrower shall elect and fourth to the Tranche C Term Loans in the direct order of maturity, (b) if mandatory prepayments of Chips Acquisition Term Loans or Chips Limited Term Loans exceeds the outstanding amount of the Chips Acquisitions Term Loans or the Chips Limited Term Loans, as the case may be, the balance shall be applied to cash collateralize the US Borrower's reimbursement obligations in respect of the Chips Letter of Credit and (c) the proceeds of the Chips Limited Term Loans of Chips Limited will be applied as provided in subsection 2.6(f).

              (e) With respect to any Specified Borrower, if at any time the sum of its Specified Revolving Credit Loans, Specified Swing Line Loans and Specified Accommodation Outstandings (or the sum of the Equivalent Amounts thereof in the relevant currency, if applicable) exceeds the Specified Revolving Credit Commitments (including at any time after any reduction of the Specified Revolving Credit Commitments pursuant to subsection 2.4), the Specified Borrower shall make a payment in the amount of such excess which payment shall be applied in the order and in the manner set forth in subsection 2.4(b). To the extent that after giving effect to any prepayment of the Specified Loans required by the preceding sentence, the sum of the Specified Revolving Credit Loans, Specified Swing Line Loans and Specified Accommodation Outstandings exceeds the Specified Revolving Credit Commitments then in effect, the Specified Borrower shall, without notice or demand, immediately cash collateralize the then outstanding Specified Accommodation Obligations and

Canadian B/As in an amount equal to such excess upon terms reasonably satisfactory to the Specified Agent.

              (f) If at any time Holdings or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of the Equivalent Amount of $2,000,000 pursuant to subsection 8.6(c), such proceeds shall be deposited with the Collateral Agent (or, in the case of a Foreign Subsidiary Borrower and its Subsidiaries, the Specified Foreign Agent) who shall hold such proceeds in a cash collateral account reasonably satisfactory to it. From time to time upon request, the Collateral Agent or Specified Foreign Agent, as the case may be, will release such proceeds to Holdings or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned. If such assets are not replaced or rebuilt within one (1) year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Specified Borrower fails to notify the Collateral Agent or Specified Foreign Agent, as the case may be, in writing on or before 180 days after such casualty or condemnation that the Specified Borrower shall commence the replacement or rebuilding of such asset, then, in either case, the Collateral Agent or Specified Foreign Agent, as the case may be, may apply any amounts in the cash collateral account to the ratable repayment of the Specified Term Loans or, in the case of a casualty or condemnation affecting the US Borrower or its Domestic Subsidiaries, the Term Loans as Net Cash Proceeds of an Asset Sale in accordance with subsection 2.10(b).

              (g) The provisions of this subsection 2.10 shall not be in derogation of any other covenant or obligation of Holdings and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

              (h) Notwithstanding the foregoing provisions of this subsection 2.10, if at any time the mandatory prepayment of any Specified Term Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Specified Borrower incurring costs, under subsection 4.5, 4.6 or 4.7 as a result of Eurocurrency Loans ("Affected Eurocurrency Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 4.8, then, the Specified Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect to the Affected Eurocurrency Loans with the Specified Agent (which deposit must be equal in amount to the amount of the Affected Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Specified Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Specified Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Specified Term Loan that is a Eurocurrency Loan (or such earlier date or dates as shall be requested by the Specified Borrower), to repay an aggregate principal amount of such Specified Term Loan equal to the Affected Eurocurrency Loans not initially repaid pursuant to this sentence.

              (i) Notwithstanding anything to the contrary contained herein, nothing herein shall require any Foreign Subsidiary Borrower to make any payment to any Lenders (other than its Specified Lenders), it being acknowledged that no Foreign Subsidiary Borrower is in any way liable for any of the Domestic Obligations or any Obligations of any other Foreign Subsidiary Borrower.

              (j) In the case of Canadian B/As, the Canadian Agent may, in its discretion, adjust the amount of any mandatory prepayment upward or downward to the nearest C$100,000 between the Canadian Lenders.

              2.11 Conversion and Continuation Options. (a) Subject to the terms and conditions hereof and to the extent available to it, any Specified Borrower may elect from time to time to convert its Base Rate Loans to Eurocurrency Loans by giving the Specified Agent at least three (3) Business Days' prior irrevocable notice of such election; provided that at no time may any Specified Borrower elect to convert any or all of its Specified Swing Line Loans from Base Rate Loans to Eurocurrency Loans. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Specified Agent shall promptly notify each affected Specified Term Loan Lender or Specified Revolving Credit Lender, as the case may be, thereof. All or any part of outstanding Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Specified Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.14 shall not have been contravened.

              (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Specified Borrower giving notice to the Specified Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Specified Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) if, after giving effect thereto, subsection 2.14 would be contravened and provided, further, that if the Specified Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically continued as Eurocurrency Loans on the last day of such then expiring Interest Period with a new Interest Period of one (1) month.

              (c) Subject to the terms and conditions hereof and to the extent available to it, any Specified Borrower may elect from time to time to convert its Eurocurrency Loans to Base Rate Loans, by giving the Specified Agent at least two (2) Business Days' prior irrevocable notice of such election, provided that, unless such Specified Borrower elects to deposit with the Specified Agent the amount of any breakage costs and other Eurocurrency Loan related costs to be incurred by such Specified Borrower under this Agreement with respect to the prepayment or conversion of such Eurocurrency Loan prior to the end of an Interest Period, any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.

              (d) For greater certainty, the conversion of any Loan to another basis of Loan, as provided in this subsection 2.11, shall not constitute a repayment of amounts owing under the Specified Loans under this Agreement nor a new advance of funds hereunder.

              2.12 Bankers' Acceptances. (a) Subject to the terms and conditions of this Agreement, the Canadian Borrower may request a borrowing denominated in Canadian Dollars by presenting drafts for acceptance and purchase as Canadian B/As by the Canadian Lenders.

              (b) No Canadian Contract Period with respect to a Canadian B/A shall extend beyond the final payment of the Canadian Term Loans or the Specified Revolving Credit Commitment Termination Date, as applicable.

              (c) To facilitate availment of the borrowings by way of Canadian B/As, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Canadian B/As substantially in the form of Schedule 2.12. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of Canadian B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all Canadian B/As signed and/or endorsed on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Canadian B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Canadian B/As (a) received by it from the Canadian Agent in blank hereunder,
(b) voided by it for any reason, (c) accepted and purchased by it hereunder, and (d) cancelled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender agrees to provide such records to the Canadian Borrower at the Canadian Borrower's expense upon request. On request by or on behalf of the Canadian Borrower, a Canadian Lender shall cancel all forms of Canadian B/A which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and which are held by the said Canadian Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice.

              (d) Drafts of the Canadian Borrower to be accepted as Canadian B/As hereunder shall be signed as set forth in this subsection 2.12. Notwithstanding that any Person whose signature appears on any Canadian B/A may no longer be an authorized signatory for any of the Canadian Lenders or the Canadian Borrower at the date of issuance of a Canadian B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Canadian B/A so signed shall be binding on the Canadian Borrower.

              (e) Promptly following receipt of a notice of borrowing, rollover or conversion in such form as shall be reasonably approved by the Canadian Agent by way of Canadian B/As, the Canadian Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the Canadian B/As to be accepted by it and the applicable Canadian Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the Canadian B/As to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to such Canadian Lender's Ratable Portion of such Canadian Loan.

              (f) Upon acceptance of a Canadian B/A by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, each Canadian B/A from the Canadian Borrower at the Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Agent the Discount Proceeds for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to a Canadian Lender under subsection 4.1 in respect of each Canadian B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this subsection 2.12.

              (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Canadian B/As accepted and purchased by it.

              (h) With respect to each Loan which is outstanding hereunder by way of Canadian B/As, at or before 11:00 a.m. two (2) Business Days before the maturity date of such B/As, the Canadian Borrower shall notify the Canadian Agent at the Canadian Agent's address set forth in subsection 12.2 by irrevocable telephone notice, followed by a notice of rollover on the same day, if the Canadian Borrower intends to issue Canadian B/As on such maturity date to provide for the payment of such maturing B/As. If the Canadian Borrower fails to notify the Canadian Agent of its intention to issue Canadian B/As on such maturity date, the Canadian Borrower shall provide payment to the Canadian Agent on behalf of the Canadian Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If the Canadian Borrower fails to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a Base Rate Loan in an amount equal to the face amount of such B/As and the Canadian Borrower shall on demand pay any penalties that may have been incurred by the Canadian Agent and any Canadian Lender due to the failure of the Canadian Borrower to make such payment.

              (i) The Canadian Borrower waives presentment for payment and any other defence to payment of any amounts due to a Canadian Lender in respect of a Canadian B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Canadian B/A for payment of the amount payable by the Canadian Borrower thereunder. On the specified maturity date of a Canadian B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such Canadian B/A and after such payment, the Canadian Borrower shall have no further liability in respect of such Canadian B/A and such

Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

              (j) If a Canadian Lender grants a participation in a portion of its rights under this Agreement to a Specified Participant, then in respect of any Loans by way of Canadian B/As, a portion thereof may, at the option of such Canadian Lender, be by way of Canadian B/A accepted by such Specified Participant. In such event, the Canadian Borrower shall upon request of the Canadian Agent or the Canadian Lender granting the participation execute and deliver a form of Canadian Bankers' Acceptance undertaking in favor of such Specified Participant for delivery to such Specified Participant.

              2.13 Existing Canadian B/As. Canadian B/As issued by the Canadian Issuing Lender under the Existing Credit Agreement shall be deemed to be Canadian B/As issued hereunder.

              2.14 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurocurrency Tranche or Canadian B/A Tranche shall be in a minimum Equivalent Amount of $1,600,000 and so that there shall not be more than ten (10) Eurocurrency Tranches or Canadian B/A Tranches of any Specified Borrower at any one time outstanding.

              2.15 Swing Line Commitments. (a) Subject to the terms and conditions hereof, each Specified Swing Line Lender agrees to make Swing Line Loans to the Specified Borrower from time to time during the Specified Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Specified Swing Line Commitment of such Specified Swing Line Lender, provided that at no time may the sum of the Specified Swing Line Loans, the Specified Revolving Credit Loans and Specified Accommodation Outstandings exceed the Specified Revolving Credit Commitments. During the Specified Revolving Credit Commitment Period, the Specified Borrower may use the Specified Swing Line Commitment by borrowing, prepaying the Specified Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Specified Swing Line Loans shall be Base Rate Loans. The Specified Borrower shall give the Specified Swing Line Lender irrevocable notice (which notice must be received by the Specified Swing Line Lender prior to 12:00 noon local time of the Specified Swing Line Lender) on the requested Borrowing Date specifying the amount of the requested Specified Swing Line Loan which shall be in an aggregate minimum Equivalent Amount of $150,000. The proceeds of the Specified Swing Line Loan will be made available by the Specified Swing Line Lender to the Specified Borrower at the office of the Specified Swing Line Lender by 2:00 p.m. local time on the Borrowing Date by crediting the account of the Specified Borrower at such office with such proceeds. The Specified Borrower may at any time and from time to time, prepay the Specified Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Specified Swing Line Lender prior to 12:00 noon local time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal Equivalent Amount of $150,000.

              (b) Any Specified Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Specified Borrower (which hereby irrevocably directs the Specified Swing Line Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.2, request each Specified Revolving Credit Lender including the Specified Swing Line Lender to make a Specified Revolving Credit Loan in an amount equal to such Specified Lender's Revolving Credit Commitment Percentage of the amount of the Specified Swing Line Loans outstanding on the date such notice is given (the "Specified Refunded Swing Line Loans"). Unless any of the events described in paragraph
(f) of Section 9 shall have occurred with respect to the Specified Borrower (in which event the procedures of paragraph (d) of this subsection 2.15 shall apply) each Specified Revolving Credit Lender shall make the proceeds of its Specified Revolving Credit Loan available to the Specified Agent for the account of the Specified Swing Line Lender at the office of the Specified Agent specified in subsection 12.2 prior to 1:00 p.m. local time of a Specified Agent in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Specified Revolving Credit Loans shall be immediately applied to repay the Specified Refunded Swing Line Loans. Effective on the day such Specified Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Specified Swing Line Loans, shall no longer be due under any Specified Swing Line Note and shall be Specified Revolving Credit Loans made by the Specified Revolving Credit Lenders in accordance with their respective Specified Revolving Credit Commitment Percentages. Each Specified Borrower authorizes the Specified Swing Line Lender to charge its accounts with the Specified Agent (up to the amount available in each such account) in order to immediately pay the amount of such Specified Refunded Swing Line Loans to the extent amounts received from the Specified Revolving Credit Lenders are not sufficient to repay in full such Specified Refunded Swing Line Loans.

              (c) Notwithstanding anything herein to the contrary, no Specified Swing Line Lender shall be obligated to make any Specified Swing Line Loans if the conditions set forth in subsection 6.2 have not been satisfied.

              (d) If prior to the making of a Specified Revolving Credit Loan pursuant to paragraph (b) of this subsection 2.15 one of the events described in paragraph (f) of Section 9 shall have occurred and be continuing with respect to the Specified Borrower, each Specified Revolving Credit Lender will, on the date such Specified Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.15(b), purchase an undivided participating interest in the Specified Refunded Swing Line Loan in an amount equal to (i) its Specified Revolving Credit Commitment Percentage times (ii) the Specified Refunded Swing Line Loans. Each Specified Revolving Credit Lender will immediately transfer to the Specified Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Specified Swing Line Lender will deliver to such Specified Revolving Credit Lender a Specified Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

              (e) Whenever, at any time after any Specified Revolving Credit Lender has purchased a participating interest in a Specified Swing Line Loan, the Specified Swing Line Lender receives any payment on account thereof, the Specified Swing Line Lender will distribute to such Specified Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Specified Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Specified Swing Line Lender is required to be returned, such Specified Revolving Credit Lender will return to the Specified Swing Line Lender any portion thereof previously distributed by the Specified Swing Line Lender to it.

              (f) Each Specified Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.15(b) and to purchase participating interests pursuant to subsection 2.15(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which such Specified Revolving Credit Lender or the Specified Borrower may have against the Specified Swing Line Lender, the Specified Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Specified Borrower; (iv) any breach of this Agreement or any other Specified Loan Document by the Specified Borrower, Holdings, any Subsidiary or any other Specified Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                           SECTION 3.  ACCOMMODATIONS

              3.1 The Accommodation Commitments. (a) Subject to the terms and conditions hereof, each Specified Issuing Lender, in reliance on the agreements of the other Specified Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue or accept Specified Accommodations for the account of the Specified Borrower on any Business Day during the Specified Revolving Credit Commitment Period in such form as may be approved from time to time by the Specified Issuing Lender; provided, that, no Specified Issuing Lender shall issue or accept any Specified Accommodation if, after giving effect to such issuance, (i) the Specified Accommodation Outstandings would exceed the Specified Issuing Lender's Accommodation Commitment or (ii) the sum of the Specified Revolving Credit Loans, Specified Swing Line Loans, and Specified Accommodation Outstandings of the Specified Revolving Credit Lenders would exceed the Specified Revolving Credit Commitments of the Specified Revolving Credit Lenders. Each Specified Accommodation shall (i) be (w) the Chips Letter of Credit, (x) a Standby L/C, (y) a Trade L/C or (z) a bankers' acceptance, to the extent included in the Specified Accommodation Commitment and (ii) expire or mature no later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. No Accommodation (other than the English Bidco Loan Note Letter of Credit and the Chips Letter of Credit) shall have an expiry or maturity date more than one year after its date of issuance or creation; provided, that, any Specified Letter of Credit (other than the English Bidco Loan Note Letter of Credit) may provide for the renewal thereof for additional periods not to exceed one (1) year (which shall in no event extend beyond the Scheduled Revolving Credit Commitment Termination

Date) and the Chips Letter of Credit shall mature April 30, 2003; provided, further, that in no case shall any Accommodation (other than the Chips Letter of Credit) have an expiry or maturity date later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. Each Specified Accommodation shall be denominated in the currency of the Specified Revolving Credit Commitment.

              (b) Each Specified Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the jurisdiction of the Specified Issuing Lender's office.

              (c) No Specified Issuing Lender shall at any time be obligated to issue or accept any Specified Accommodation hereunder if such issuance would conflict with, or cause the Specified Issuing Lender or any Specified Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

              3.2 Procedure for Issuance of Specified Accommodations. Any Specified Borrower may from time to time request that the Specified Issuing Lender issue or accept a Specified Accommodation by delivering to the Specified Issuing Lender and the Specified Agent at their respective address for notices specified herein a draft of the Specified Accommodation to be accepted by the Specified Issuing Lender, or a commercial letter of credit application in the Issuing Lender's then customary form (a "Trade L/C Application"), or a standby letter of credit application in the Specified Issuing Lender's then customary form (a "Standby L/C Application"), completed to the satisfaction of the Specified Issuing Lender, and such other certificates, documents and other papers and information as may be customary for Accommodations of the kind being requested and as the Specified Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application and appropriate documentation, the Specified Issuing Lender will process such documents, certificates and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Specified Issuing Lender of confirmation from the Specified Agent that issuance of such Specified Accommodation will not contravene subsection 3.1, the Specified Issuing Lender shall promptly issue or accept the Specified Accommodation requested thereby (but in no event shall the Specified Issuing Lender be required to issue or accept any Specified Letter of Credit earlier than three (3) Business Days after its receipt of the appropriate documentation therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Specified Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Specified Issuing Lender and the Specified Borrower or delivering the accepted draft to the Specified Borrower (or as directed by it). The Specified Issuing Lender shall furnish a copy of such Specified Letter of Credit to the Specified Borrower and the Specified Agent promptly following the issuance thereof.

              3.3 Fees, Commissions and Other Charges. (a)(i) Each Specified Borrower shall pay to the Specified Agent, for the account of the Specified Issuing Lender and the Specified Participating Lenders, a letter of credit commission or acceptance fee, as applicable, with respect to each Specified Accommodation, in an amount equal to the Applicable Margin applicable to Specified Revolving Credit Loans (or, in the case of the Chips Letter of Credit, Tranche A Terms Loans) bearing interest at the Eurocurrency Rate of the average daily face amount of such Specified Accommodation (or portion thereof for which the US Borrower is primarily responsible), payable quarterly in arrears on the last day of each March, June, September and December and on the Specified Revolving Credit Commitment Termination Date (or, in the case of the Chips Letter of Credit, April 30, 2003), provided that, notwithstanding the foregoing, acceptance fees with respect to Canadian B/As shall be paid as set forth in subsection 2.12.(f). A portion of such commission or fee, as applicable, equal to 1/4 (or, in the case of the Chips Letter of Credit, 1/8) of 1% of the average daily face amount of such Specified Accommodation shall be payable to the Specified Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Specified Issuing Lender and the Specified Participating Lenders to be shared ratably among them in accordance with their respective Specified Revolving Credit Commitment Percentages (or, in the case of the Chips Letter of Credit, the Chips Limited Term Loan Commitments or Chips Acquisition Term Loan Commitments, as the case may be). Such commission and fee shall be nonrefundable.

              (ii) The US Borrower shall pay to Chase, for the account of the US Issuing Lender and the Participating Lenders (as defined in the Chips Reimbursement Agreement), a letter of credit commission with respect to the Chips Letter of Credit calculated at a rate per annum equal to 1/4 of 1% of that portion of the average daily face amount of the Chips Letter of Credit which is in excess of $346,462,500, payable quarterly in arrears on the last day of each March, June, September and December and on April 30, 2003, provided that the US Borrower shall not be required to pay any letter of credit commissions pursuant to this clause (a)(ii) to the extent that such commissions are paid pursuant to subsection 3.2(a) of the Chips Reimbursement Agreement.

              (b) In addition to the foregoing fees and commissions, each Specified Borrower shall pay or reimburse the Specified Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Specified Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Specified Accommodation.

              (c) The Specified Agent shall, promptly following its receipt thereof, distribute to the Specified Issuing Lender and the Specified Participating Lenders all fees and commissions received by the Specified Agent for their respective accounts pursuant to this subsection.

              3.4 Accommodation Participations. (a) Effective on the date of issuance or acceptance of each Specified Accommodation, the Specified Issuing Lender irrevocably agrees to grant and hereby grants to each Specified Participating Lender, and each Specified Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Specified Issuing Lender, on the terms and conditions hereinafter stated, for such Specified Participating Lender's own account and risk an undivided interest equal to such Specified Participating Lender's Specified Revolving Credit Commitment Percentage (or, in the case of the Chips Letter of Credit, Chips Acquisition Term Loan Commitment or Chips Limited Term Loan Commitment, as the case may be) in the Specified Issuing Lender's obligations and rights under each Specified Accommodation issued by such Specified Issuing Lender and the amount of each draft paid by the Specified Issuing Lender thereunder. Each Specified Participating Lender unconditionally and irrevocably agrees with the Specified Issuing Lender that, if a draft is paid under any Specified Accommodation (including a draft drawn by Chase under the English Bidco Loan Note Letter of Credit) for which such Specified Issuing Lender is not reimbursed in full by the Specified Borrower in accordance with the terms of this Agreement, such Specified Participating Lender shall pay to the Specified Agent, for the account of the Specified Issuing Lender, upon demand at the Specified Agent's address specified in subsection 12.2, an amount equal to such Specified Participating Lender's Specified Revolving Credit Commitment Percentage (or, in the case of the Chips Letter of Credit, Chips Acquisition Term Loan Commitment (in the case of the principal portion only) or Chips Limited Term Loan Commitment (in the case of the principal portion or interest portion), as the case may be) of the amount of such draft, or any part
thereof, which is not so reimbursed.   On the date that any Specified Assignee
becomes a Specified Revolving Credit Lender (or, in the case of the Chips Letter of Credit, a Chips Limited Term Loan Lender or Chips Acquisition Term Loan Lender) party to this Agreement in accordance with subsection 12.6, participating interests in any outstanding Specified Accommodation held by the transferor Specified Revolving Credit Lender (or, in the case of the Chips Letter of Credit, a Chips Limited Term Loan Lender or Chips Acquisition Term Loan Lender) from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Specified Assignee and such transferor Specified Revolving Credit Lender (or, in the case of the Chips Letter of Credit, a Chips Limited Term Loan Lender or Chips Acquisition Term Loan Lender). Each Specified Participating Lender hereby agrees that its obligation to participate in each Specified Accommodation, and to pay or to reimburse the Specified Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

              (b) If any amount required to be paid by any Specified Participating Lender to the Specified Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any draft paid by the Specified Issuing Lender under any Specified Letter of Credit is paid to the Specified Issuing Lender after the date such payment is due, such Specified Participating Lender shall pay to the Specified Agent, for the account of the Specified Issuing Lender, on demand, an amount equal to the product of (i) such amount, times (ii) the daily average Base Rate (or if there is no Base Rate available, daily Eurocurrency Rate) for the Specified Borrower during the period from and including the date such payment is required to the date on which such payment is immediately available to the Specified Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 for Eurocurrency Loans, or 365 or 366 for Base Rate Loans, as applicable. A certificate of the Specified Issuing Lender submitted to any Specified Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after any Specified Issuing Lender has paid a draft under any Specified Accommodation and has received from any Specified Participating Lender its pro rata share of such payment in accordance with subsection 3.4(a), such Specified Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Specified Issuing Lender will pay to the Specified Agent, for the account of such Specified Participating Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Specified Issuing Lender shall be required to be returned by the Specified Issuing Lender, such Specified Participating Lender shall return to the Specified Agent for the account of the Specified Issuing Lender, the portion thereof previously distributed to it.

              3.5 Reimbursement Obligation of the Specified Borrower. Each Specified Borrower agrees to reimburse its Specified Issuing Lender on each date on which such Specified Issuing Lender notifies such Specified Borrower of the date and amount of a draft presented under any Specified Accommodation and paid by the Specified Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Specified Issuing Lender in connection with such payment. Each such payment shall be made to the Specified Issuing Lender at its address for notices specified herein in lawful money of the currency in which such Specified Accommodation is issued and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Specified Borrower under this subsection from the date such amounts become payable until payment in full, at the rate which would be payable on Specified Revolving Credit Loans which are Base Rate Loans, denominated in the same currency as the relevant Specified Accommodation (or, if there is no Base Rate available, daily Eurocurrency Rate). Notwithstanding anything herein to the contrary, US Borrower shall not have any reimbursement obligations in respect of drawings under the Chips Letter of Credit for principal of the Chips Loan Notes until such drawings exceed $118,250,000.

              3.6 Obligations Absolute. Each Specified Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Specified Borrower or any other Person may have or have had against its Specified Issuing Lender or any beneficiary of a Specified Accommodation. Each Specified Borrower also agrees with its Specified Issuing Lender that such Specified Issuing Lender shall not be responsible for, and such Specified Borrower's obligations under subsection 3.5 shall not be affected by, among other things, the enforceability, validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be unenforceable, invalid, fraudulent or forged, or any dispute between or among the Specified Borrower and any beneficiary of any Specified Accommodation or any other party to which such Specified Accommodation may be transferred or any claims whatsoever of the Specified Borrower against any beneficiary of such Specified Accommodation or any such transferee, except for errors or omissions caused by the Specified Issuing Lender's gross negligence or wilful misconduct. The Specified Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Specified Accommodation, except for errors or omissions caused by the Specified Issuing Lender's gross negligence or wilful misconduct. The Specified Borrower agrees that any action taken or omitted by the Specified Issuing Lender under or in connection with any Specified Accommodation or the related drafts or documents, if done in the absence of gross negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article V thereof or the standards of care specified in the laws of the jurisdiction of the Specified Issuing Lender's issuing office, as applicable, shall be binding on the Specified Borrower and shall not result in any liability of such Specified Issuing Lender to the Specified Borrower.

              3.7 Accommodation Payments. If any draft shall be presented for payment under any Specified Accommodation, the Specified Issuing Lender shall promptly notify the Specified Borrower and the Specified Agent of the date and amount thereof. The responsibility of the Specified Issuing Lender to the Specified Borrower in connection with any draft presented for payment under any Specified Accommodation shall, in addition to any payment obligation expressly provided for in such Specified Accommodation, be limited to determining that the documents (including each draft) delivered under such Specified Accommodation in connection with such presentment are in conformity with such Specified Accommodation.

              3.8 Letter of Credit Applications. To the extent that any provision of any Specified Letter of Credit Application, including any reimbursement provisions contained therein, related to any Specified Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall prevail.

              3.9 Existing Letters of Credit. The Letters of Credit issued by the US Issuing Lender, the Canadian Issuing Lender and the English Issuing Lender, if any, under the Existing Credit Agreement and the Chips Inc. Credit Agreement shall be deemed to be Specified Accommodations issued hereunder on the Chips Closing Date.


                         SECTION 4.  GENERAL PROVISIONS

              4.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

              (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Specified Base Rate plus the Applicable Margin.

              (c) Upon the occurrence and during the continuance of any Event of Default specified in subsection 9(a), the Specified Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Specified Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or (y) in the case of overdue interest, commitment fee, Facility Fee, or other amount, the rate described in paragraph (b) (or, if no Base Rate is available, paragraph (a) for Interest Periods of one day) of this subsection
4.1 plus 2% per annum.

              (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

              (e) Each Canadian B/A shall be subject to an Acceptance Fee which is a rate per annum equal to the Applicable Margin for Canadian B/As payable as set forth in subsection 2.12(f).

              4.2 Computation of Interest and Fees. (a) Unless otherwise indicated in the Administrative Schedule or the applicable Joinder Agreement, interest on Loans, fees, interest on overdue interest, and other amounts payable hereunder shall be calculated, on the basis of a 365-or 366-day year, in each case, for the actual days elapsed. The Specified Agent shall as soon as practicable notify the Specified Borrower and the Specified Revolving Credit Lenders or the Specified Term Loan Lenders, as the case may be, of each determination of a Eurocurrency Rate. Any change in the interest rate on a Specified Loan resulting from a change in the Specified Base Rate or the Specified Eurocurrency Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Specified Agent shall as soon as practicable notify the Specified Borrower and the Specified Revolving Credit Lenders or the Specified Term Loan Lenders, as the case may be, of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by a Specified Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Specified Borrower and the Specified Lenders and the other parties hereto in the absence of manifest error. The Specified Agent shall, at the request of the Specified Borrower, deliver to the Specified Borrower a statement showing the quotations used by the Specified Agent in determining any interest rate pursuant to subsection 4.1(a) or (b).

              (c) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid under any Loan Document is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

              (d) If any provision of any Loan Document would oblige any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the applicable Requirement of Law), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                (i) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under subsection 4.1; and

               (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of any applicable Requirement of Law.

              4.3 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

              (a) the Specified Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Specified Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Specified Eurocurrency Rate for such Interest Period, or

              (b) the Specified Agent shall have received notice from holders of a majority of the Specified Loans subject to such Interest Period that the Specified Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Specified Lenders (as conclusively certified by such Specified Lenders) of making or maintaining their affected Specified Loans during such Interest Period, the Specified Agent shall give telecopy or telephonic notice thereof to the Specified Borrower and the Specified Lenders as soon as practicable thereafter. If such notice is given (x) any Specified Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Specified Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Specified Eurocurrency Loans shall be converted, on the last day of the Interest Periods therefor, to Base Rate Loans. Until such notice has been withdrawn by the Specified Agent (which the Specified Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurocurrency Loans shall be made or continued as such, nor shall the Specified Borrower have the right to convert such Specified Loans to Eurocurrency Loans. Notwithstanding the foregoing, until such notice has been withdrawn by the Specified Agent (which the Specified Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the Specified Borrower, any Specified Loans or Specified Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate determined from time to time by the Specified Agent to be its cost of maintaining its share of such Specified Loans, specified Obligations or other amounts plus the Applicable Margin and any applicable overdue percentage pursuant to Section 4.1(c).

              4.4 Pro Rata Treatment and Payments. (a) Each borrowing, conversion or continuation pursuant to subsection 2.11, of Specified Loans (other than Swing Line Loans) by a Specified Borrower from the Specified Lenders and any reduction of the Specified Commitments of the Specified Lenders hereunder shall be made pro rata, to the nearest C$100,000, only in the case of Canadian B/As, according to the respective principal amounts of such Specified Loans held by the Specified Lenders or the respective Specified Commitments of the Specified Lenders, as the case may be.

              (b) Whenever (i) any payment received by a Specified Agent under this Agreement or any Specified Note or (ii) any other amounts received by such Specified Agent for or on behalf of the Specified Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to such Specified Agent and the Specified Lenders under this Agreement and any Specified Note and the other Loan Documents, such payment shall be distributed by the Specified Agent and applied by the Specified Agent and the Specified Lenders in the following order: First, to the payment of fees and expenses due and payable to the Specified Agent under and in connection with this Agreement and the other Specified Loan Documents; Second, to the payment of all expenses due and payable under subsection 12.5, ratably among the Specified Agent and the Specified Lenders in accordance with the aggregate amount of such payments owed to the Specified Agent and each such Specified Lenders; Third, to the payment of fees due and payable under subsections 2.3 and 3.3(a) (in the case of the Specified Lenders, shall be distributed ratably among such Lenders in accordance with the Specified Revolving Credit Commitment Percentage (or, in the case of the Chips Letter of Credit, Commitments) of each such Lender and, in the case of the Specified Issuing Lender, the amount retained by such Specified Issuing Lender for its own account pursuant to subsection 3.3(a)) and to the payment of interest then due and payable under the Specified Loans, ratably in accordance with the aggregate amount of interest and fees owed to each such Specified Lender; Fourth, to the payment of the principal amount of the Specified Loans and the Specified Accommodation Obligations (including any amounts required to be cash collateralized) then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other Obligations to any Secured Party Lender not covered in First through Third above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Secured Parties Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Specified Lender.

              (c) If any Specified Revolving Credit Lender, Chips Acquisition Term Loan Lender, Chips Limited Term Loan Lender (a "Non-Funding Lender") has
(x) failed to make a Specified Revolving Credit Loan, Chips Limited Term Loan or Chips Acquisition Term Loan, as the case may be, required to be made by it hereunder, and the Specified Agent has determined that such Specified Lender is not likely to make such Specified Loan or (y) given notice to the Specified Borrower or the Specified Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Specified Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Specified Loans outstanding shall be made as follows:

              (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Specified Agent, the Specified Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Specified Commitments and to satisfy any applicable conditions precedent set forth in subsection 6.2 to such reborrowing, such payment shall be made on account of the outstanding Specified Revolving Credit Loan, Chips Acquisition Term Loan or Chips Limited Term Loans, as the case may be, held by the Specified

       Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Specified Revolving Credit Loan, Chips Acquisition Term Loan or Chips Limited Term Loan, as the case may be, of such Specified Lenders;

              (ii) otherwise, such payment shall be made on account of the outstanding Specified Revolving Credit Loans, Chips Acquisition Term Loans or Chips Limited Term Loans, as the case may be, held by the Specified Revolving Credit Lenders, Chips Acquisition Term Loan Lenders or Chips Limited Term Loan Lenders, pro rata according to the respective outstanding principal amounts of such Loans; and

              (iii) any payment made on account of interest on the Specified Revolving Credit Loans, Chips Acquisition Term Loans or Chips Limited Term Loans, as the case may be, shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on such Loans with respect to which such payment is being made.

The Specified Borrower agrees to give the Specified Agent such assistance in making any determination pursuant to this paragraph as the Specified Agent may reasonably request. Any such determination by the Specified Agent shall be conclusive and binding on the Specified Lenders.

              (d) All payments (including prepayments) to be made by the Specified Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Specified Agent, for the account of the Specified Lenders at the Specified Agent's office listed in subsection 12.2, in the currency in which such amounts are denominated and in immediately available funds. The Specified Agent shall promptly distribute such payments in accordance with the provisions of subsections 4.4(b) and (c) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans or Canadian B/As) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurocurrency Loan or Canadian B/A becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

              (e) Unless the Specified Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Specified Lender will not make the amount that would constitute its relevant Ratable Portion of the Specified Loans on such date available to the Specified Agent, the Specified Agent may assume that such Specified Lender has made such amount available to the Specified Agent on such Borrowing Date, and the Specified Agent may, in reliance upon such assumption, make available to the Specified Borrower a corresponding amount. If such amount is made available to the Specified Agent on a date after such Borrowing Date, such Specified Lender shall pay to the Specified Agent on demand an amount equal to the product of (i) the daily average Base Rate (or, if a Base Rate is not available to such Specified Borrower, a Eurocurrency Rate with an Interest Period of one day) during such period, times
(ii) the amount of such Specified Lender's relevant Ratable Portion of such Specified Loans, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Specified Lender's relevant Ratable Portion of such Specified Loans shall have become immediately available to the Specified Agent and the denominator of which is 365/366 or 360, as applicable. A certificate of the Specified Agent submitted to any Specified Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Specified Lender's relevant Ratable Portion of such Specified Loans is not in fact made available to the Specified Agent by such Specified Lender within three (3) Business Days of such Borrowing Date, the Specified Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans denominated in the relevant currency (or, if a Base Rate is not available to the Specified Borrower, a Eurocurrency Rate with an Interest Period of one day), on demand, from the Specified Borrower. The failure of any Specified Lender to make any Specified Loan to be made by it shall not relieve any other Specified Lender of its obligation, if any, hereunder to make its Specified Loan on such Borrowing Date, but no Specified Lender shall be responsible for the failure of any other Specified Lender to make the Specified Loan to be made by such other Specified Lender on such Borrowing Date.

              4.5 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Specified Lender to make or maintain Eurocurrency Loans or Canadian B/As as contemplated by this Agreement, (a) the commitment of such Specified Lender hereunder to make Eurocurrency Loans or Canadian B/As, continue Eurocurrency Loans or Canadian B/As as such and convert Base Rate Loans to Eurocurrency Loans or Canadian B/As, as applicable, shall forthwith be cancelled and (b) such Specified Lender's Loans then outstanding as Eurocurrency Loans or Canadian B/As, if any, shall be converted automatically to Specified Base Rate Loans on the respective last days of the then current Interest Periods or Canadian Contract Periods, as applicable, with respect to such Specified Loans or within such earlier period as required by law; provided that before making any such demand, each Specified Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Specified Lender or its lending office to continue to perform its obligations to make Eurocurrency Loans or Canadian B/As. If any such conversion of a Eurocurrency Loan or Canadian B/A occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Specified Borrower shall pay to such Specified Lender such amounts, if any, as may be required pursuant to subsection 4.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Specified Lender will promptly notify the Specified Borrower and the Specified Agent, and upon receipt of such notice, the obligations of such Specified Lender to make or continue Eurocurrency Loans or Canadian B/As or to convert Base Rate Loans into Eurocurrency Loans or Canadian B/As, as applicable, shall be reinstated. Notwithstanding the foregoing, until such notice has been withdrawn by the Specified Lender (which the Specified Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the Specified Borrower, any Specified Loans or Specified Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate determined from time to time by the Specified Lender to be its cost of maintaining its share of such Specified Loans, specified Obligations or other amounts plus the Applicable Margin and any applicable overdue percentage pursuant to subsection 4.1(c).

              4.6 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Specified Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Specified Lender to any tax of any kind whatsoever with respect to this Agreement, any Specified Eurocurrency Loan, any Specified Note, any Specified Accommodation, Letter of Credit Application, or Canadian B/As or change the basis of taxation of payments to such Specified Lender in respect thereof (except for taxes covered by subsection 4.7 and the establishment of a tax based on the net income of such Specified Lender or changes in the rate of tax on the net income of such Specified Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit or bankers acceptances) by, or any other acquisition of funds by, any office of such Lender; or

              (iii)  shall impose on such Specified Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Specified Lender, by an amount which such Specified Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Canadian B/As or to increase the cost to such Specified Lender, by an amount which such Specified Lender deems to be material, of issuing or maintaining any Specified Accommodation or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Specified Borrower shall promptly pay such Specified Lender, upon its demand, any additional amounts necessary to compensate such Specified Lender for such increased cost or reduced amount receivable, provided, in respect of Eurocurrency Loans or Canadian B/As, that before making any such demand, each Specified Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurocurrency or Canadian B/A lending office if the making of such designation would allow the Specified Lender or its Eurocurrency Loan or Canadian B/A lending office to continue to perform its obligations to make Eurocurrency Loans or Canadian B/As or to continue to fund or maintain Eurocurrency Loans or Canadian B/As and avoid the need for, or materially reduce the amount of, such increased cost. If any Specified Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Specified Lender becomes entitled to make such claim) the Specified Borrower, through the Specified Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Specified Lender, through the Specified Agent, to the Specified Borrower shall be conclusive in the absence of manifest error. If the Specified Borrower so notifies the Specified Agent within five (5) Business Days after any Specified Lender notifies the Specified Borrower of any increased cost pursuant to the foregoing provisions of this subsection 4.6, the Specified Borrower may convert all Eurocurrency Loans or Canadian B/As of such Specified Lender then outstanding into Base Rate Loans if a Base Rate option is available in accordance with subsection 2.11 and, additionally, reimburse such Specified Lender for any cost in accordance with subsection 4.8. This covenant shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder for nine (9) months following such termination and repayment.

              (b) If any Specified Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Specified Lender or any corporation controlling such Specified Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Specified Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Specified Accommodation to a level below that which such Specified Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Specified Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Specified Lender to be material, then from time to time, after submission by such Specified Lender to the Specified Borrower (with a copy to the Specified Agent) of a prompt written request therefor, the Specified Borrower shall pay to such Specified Lender such additional amount or amounts as will compensate such Specified Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder for nine months following such termination and repayment.

              4.7 Taxes. (a) Except as provided below in this subsection, all payments made by each Specified Borrower under this Agreement and any Specified Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Specified Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Specified Agent or any Specified Lender hereunder or under any Specified Notes, the amounts so payable to the Specified Agent or such Specified Lender shall be increased to the extent necessary to yield to the Specified Agent or such Specified Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this

Agreement and any Specified Notes, provided, however, that the Specified Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Specified Lender if such Specified Lender fails or is unable to comply with the requirements of paragraph (b) of this subsection or if such Specified Lender fails to comply with the requirements of paragraphs (c) or (d) of this subsection 4.7. Whenever any Non-Excluded Taxes are payable by the Specified Borrower, as promptly as possible thereafter the Specified Borrower shall send to the Specified Agent for its own account or for the account of such Specified Lender, as the case may be, a certified copy of an original official receipt received by the Specified Borrower showing payment thereof. If the Specified Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Specified Agent the required receipts or other required documentary evidence, the Specified Borrower shall indemnify the Specified Agent and the Specified Lenders for any incremental taxes, interest or penalties that may become payable by the Specified Agent or any Specified Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder for a period of nine
(9) months thereafter.

              (b) With respect to US Lenders, each US Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                     (i) (x) on or before the date of any payment by the US Borrower under this Agreement or any Notes to such US Lender, deliver to the US Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without any deduction or withholding of any United States federal income taxes and (B) a duly completed Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                            (y)  deliver to the US Borrower and the
                     Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the US Borrower; and

                            (z) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the US Borrower or the Administrative Agent; or

                     (ii) in the case of any such US Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with sub-paragraph (i) of this paragraph (b), (x) represent to the US Borrower (for the benefit of the US Borrower and the Administrative Agent) that it is not a bank within the meaning of
              Section 881(c)(3)(A) of the Code, (y) deliver to the US Borrower on or before the date of any payment by the US Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such US Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements,
              (2) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such US Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any US Notes (and to deliver to the US Borrower and the Administrative Agent two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the US Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the US Borrower, to provide to the US Borrower (for the benefit of the US Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such US Lender to an exemption from withholding with respect to payments under this Agreement and any Notes; or

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a US Lender hereunder which renders all such forms and certificates inapplicable or which would prevent such US Lender from duly completing and delivering any such form or certificate with respect to it and such US Lender so advises the US Borrower and the Administrative Agent. Each Person that shall become a US Lender or a Specified Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection; provided that in the case of a Specified Participant the obligations of such Specified Participant pursuant to this paragraph (b) shall be determined as if such Specified Participant were a US Lender except that such Specified Participant shall furnish all such required forms, certifications and statements to the US Lender from which the related participation shall have been purchased.

       (c) Each Specified Lender shall, upon request by the Specified Borrower, deliver to the Specified Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Specified Borrower under this

Agreement or any Specified Notes may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Specified Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Specified Lender.

       (d) Each English Lender represents to the English Borrower, Chips Limited or ISL, as the case may be, that at the date hereof it is (and each of its transferees shall represent and it shall be a condition precedent to the sale of an English Lender's participating interest in any English Loan or Chips Loan to a Specified Participant and the assignment of all or part of its rights or obligations under any English Loan or Chips Loan to any English Lender or any affiliate thereof that such Specified Participant, English Lender or affiliate shall so represent at the time of the sale or assignment that it is at the date of the sale or assignment) either (i) a bank as defined in Section 840A of the Income and Corporation Taxes Act of 1988 and is within the charge to United Kingdom corporation tax in respect of all interest received by it under this Agreement or (ii) entitled by virtue of an applicable double tax treaty to claim such exemption or relief from United Kingdom income tax as will allow interest payments hereunder by the English Borrower, ISL or Chips Limited, as the case may be, to be made to it free of United Kingdom taxes and has filed such a claim with all of the appropriate supporting documents and a gross payment direction will be (or should be issued in due course) to the English Borrower, ISL or Chips Limited, as the case may be, by the Inland Revenue; provided no English Lender shall be entitled to payments under subsection 4.7(a) pending the issuance of a gross payment direction under this clause (ii).

              4.8 Indemnity. Each Specified Borrower agrees to indemnify each Specified Lender and to hold each Specified Lender harmless from any loss or expense which such Specified Lender may sustain or incur as a consequence of
(a) default by the Specified Borrower in payment when due of the principal amount of or interest on any Eurocurrency Loan or Canadian B/A, (b) default by the Specified Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Canadian B/As after the Specified Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Specified Borrower in making any prepayment after the Specified Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurocurrency Loans or Canadian B/As on a day which is not the last day of an Interest Period or Canadian Contract Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Specified Lender under this subsection 4.8 shall be made as though such Specified Lender had actually funded its relevant Eurocurrency Loan or Canadian B/A through the purchase of a deposit bearing interest at the Eurocurrency Rate in an amount equal to the amount of such Eurocurrency Loan or Canadian B/A and having a maturity comparable to the relevant Interest Period or Canadian Contract Period; provided, however, that each Specified Lender may fund each of its Eurocurrency Loans or Canadian B/As in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 4.8. This covenant shall survive the termination of

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this Agreement and the payment of the Specified Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

              4.9 Replacement of Specified Lender. If at any time (a) the Specified Borrower becomes obligated to pay additional amounts described in subsections 4.5, 4.6 or 4.7 as a result of any condition described in such subsections or any Specified Lender ceases to make Eurocurrency Loans or Canadian B/As pursuant to subsection 4.5, (b) any Specified Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Specified Lender becomes a "Nonconsenting Lender" (as defined below in this subsection 4.9) or
(d) any Specified Lender becomes a "Non-Funding Lender", then the Specified Borrower may, on ten (10) Business Days' prior written notice to the Specified Agent and such Specified Lender, replace such Specified Lender by causing such Specified Lender to (and such Specified Lender shall) assign pursuant to subsection 12.6(c) all of its rights and obligations under this Agreement to a Specified Lender or other entity selected by the Specified Borrower and acceptable to the Specified Agent for a purchase price equal to the outstanding principal amount of such Lender's Specified Loans and all accrued interest and fees and other amounts payable hereunder; provided that (i) the Specified Borrower shall have no right to replace the Specified Agent, (ii) neither the Specified Agent nor any Specified Lender shall have any obligation to the Specified Borrower to find a replacement Specified Lender or other such entity,
(iii) in the event of a replacement of a Nonconsenting Lender or a Specified Lender to which the Specified Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.9, in order for the Specified Borrower to be entitled to replace such a Specified Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Specified Borrower and the Specified Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Specified Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 4.9, as the case may be, and (iv) in no event shall the Specified Lender hereby replaced be required to pay or surrender to such replacement Specified Lender or other entity any of the fees received by such Specified Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Specified Lender to which the Specified Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.9, the Specified Borrower shall pay such additional amounts to such Specified Lender prior to such Specified Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Specified Lender. In the event that (x) the Specified Borrower or the Specified Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Specified Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 12.1 and (z) Required Lenders have agreed to such consent, waiver or amendment, then any Specified Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Specified Borrower's right to replace a Non-Funding Lender pursuant to this subsection 4.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Specified Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

              To induce the Agents and the Lenders to enter into this Agreement and to make their respective Loans and to issue and participate in Accommodations, Holdings, and the US Borrower (and each Foreign Subsidiary Borrower, only as to itself, and its Subsidiaries) hereby represent and warrant to the Agents and each Lender that:

              5.1 Financial Condition. (a) The audited consolidated financial statements of Holdings dated December 31, 1996, copies of which have been furnished to each Lender on or before the Chips Closing Date, have been prepared using accounting methods, procedures and policies which, except as set forth in Schedule 5.1(a), are in accordance with GAAP and present fairly in all material respects the financial positions of the US Borrower, its predecessors and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). Neither Holdings nor any of its Subsidiaries had, to the knowledge of the US Borrower and Holdings, as at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the US Borrower and Holdings, has any reasonable likelihood of resulting in a material cost or loss.

              (b) The audited consolidated financial statements of the Canadian Borrower dated December 31, 1995 and 1994, copies of which have been furnished to each Lender on or before the Chips Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP applied on a basis consistent with that of prior years and present fairly in all material respects the financial positions of the Canadian Borrower, its predecessors and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). Neither the Canadian Borrower nor any of its Subsidiaries had, to the knowledge of the Canadian Borrower and Holdings, as at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the Canadian Borrower and Holdings, has any reasonable likelihood of resulting in a material cost or loss.

              (c) The audited consolidated financial statements of the English Borrower dated January 31, 1996, and, to the knowledge of Holdings and the English Borrower, the audited consolidated financial statements of the English Borrower dated January 31, 1995 and 1994, copies of which have been furnished to each Lender on or before the Chips Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP applied on a basis consistent with that of prior years and present fairly in all material respects the financial positions of the English Borrower, its predecessors and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). Neither the English Borrower nor any of its Subsidiaries had, to the knowledge of the English Borrower and Holdings, as at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the English Borrower and Holdings, has any reasonable likelihood of resulting in a material cost or loss.

              (d) The revised pro forma balance sheet of the US Borrower and its Subsidiaries (the "Chips Pro Forma Balance Sheet"), certified by the Responsible Officer of US Borrower, copies of which have been heretofore furnished to each Lender, is, to the best knowledge of the US Borrower, the unaudited balance sheet of the US Borrower as at March 31, 1997, adjusted to give effect to (i) the Chips Acquisition and (ii) the contribution of (x) the capital stock of Chips Limited to International Holdings and (y) the capital stock of Chips Limited by International Holdings to English Holding Company and the financings contemplated by this Agreement and (iii) the other Transactions. The Chips Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions and are based on the best information available to the US Borrower as of the date of delivery thereof, and reflect on a pro forma basis the financial position of the US Borrower and its combined Subsidiaries as at the Chips Closing Date.

              5.2 No Change. (a) Since December 31, 1996, there has been no Material Adverse Change and (b) since the Closing Date no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Credit Parties except as permitted hereby nor, except for the Transactions, has any of the Capital Stock of the Credit Parties been redeemed, retired, purchased or otherwise acquired for value by the Credit Parties or any of their Subsidiaries.

              5.3 Corporate Existence; Compliance with Law. Holdings and each of its Subsidiaries (a) is duly organized, validly existing or validly subsisting and in good standing, as the case may be, under the laws of the jurisdiction of its organization or incorporation, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

              5.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the power and authority, and the legal right, to make, deliver and perform this

Agreement, any of the Specified Notes and the other Specified Loan Documents to which it is a party and, with respect to each Specified Borrower, to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of, or the granting of any security interests under, this Agreement and any of the Specified Notes and the other Specified Loan Documents and to authorize the execution, delivery and performance of this Agreement, any of the Specified Notes and the other Specified Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under this Agreement or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, any of the Specified Notes or the other Specified Loan Documents to which any Credit Party is a party, except for
(i) those set forth on Schedule 5.4, each of which have been or will be made or taken and are or will be in full force and effect, (ii) consents under immaterial Contractual Obligations or (iii) those referred to subsection 5.20. This Agreement, any Specified Note and each of the other Specified Loan Documents has been duly executed and delivered on behalf of the Credit Party party thereto. This Agreement, any Specified Note and each of the other Specified Loan Documents constitutes a legal, valid and binding obligation of the Credit Party party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              5.5 No Legal Bar. The execution, delivery and performance of this Agreement, any of the Notes and the other Loan Documents, the borrowings hereunder and thereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Credit Party or of any of their Subsidiaries.

              5.6 No Material Litigation. Except as set forth in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or any Specified Borrower, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of their respective properties or revenues
(a) with respect to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) with respect to any Acquisition Document or any transactions contemplated thereby, which affects any material provision or any material transaction contemplated thereby, or (c) which could reasonably be expected to have a Material Adverse Effect.

              5.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              5.8 Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good and valid title or title in fee simple to, as applicable, or a valid leasehold interest in, all its material real and immovable property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. Such real and other properties comprise all of the properties the use of which is necessary for the conduct of Holdings' and its Subsidiaries' business as presently conducted and as proposed to be conducted by it. As of the date hereof, the Fee Properties as listed on Part I of Schedule 5.20 constitute all the real and immovable properties owned by good and valid title or title in fee simple, as applicable, by Holdings or its Subsidiaries, the Leased Properties as listed on Part II of
Schedule 5.20 together with the Excluded Leased Properties as listed on Part III of Schedule 5.20 constitute all of the real and immovable properties leased by Holdings or its Subsidiaries. As of the date hereof, each of the Leased Properties listed on Part II of Schedule 5.20 which may be made subject to a recorded Lien without violating the terms of the applicable Underlying Lease, and each lease agreement under which an interest in any material Leased Property is held (as amended, an "Underlying Lease") is in full force and effect.

              5.9 Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the best knowledge of any Specified Borrower and Holdings, and except as set forth on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              5.10 Taxes. Except as set forth on Schedule 5.10, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and all other material tax returns which, to the knowledge of the Credit Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property (including without limitation the Mortgaged Properties) and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, and (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by any Governmental Authority, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be.

              5.11 US Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, T, U or X as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any US Lender or the Administrative Agent, the US Borrower will furnish to the Specified Agent and each Specified Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or G-3 referred to in said Regulation U or G.

              5.12 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period;
(iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect; (v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the best knowledge of the Credit Parties, none of the Credit Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Credit Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (vi) no such Multiemployer Plan is in Reorganization or Insolvent; and (vii) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Credit Parties and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

              5.13 Canadian Benefit and Pension Plans. The Canadian Pension Plans are duly registered under the provisions of the ITA and any other Requirements of Law applicable to a Credit Party and no event has occurred which is reasonably likely to cause the loss of such registered status. The Canadian Pension Plans and the Canadian Benefits Plans have been administered in accordance with the ITA and all other Requirements of Law applicable to a Credit Party. All material obligations of each Credit Party (including fiduciary and funding obligations) required to be performed in connection with the Canadian Pension Plans and the funding media therefor have been performed. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans which could reasonably be expected to have a Material Adverse

Effect. Except as disclosed in Schedule 5.13 as of the most current evaluation date, each of the Canadian Pension Plans is fully funded and there exist no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans.

              5.14 Investment Company Act; Other Regulations. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Specified Borrower is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

              5.15 Subsidiaries, Etc. As of the date hereof, the only Subsidiaries of Holdings, and the only partnerships, limited liability companies or other joint ventures in which Holdings or any of its Subsidiaries has an interest are those listed on Schedule 5.15. As of the date hereof, Holdings owns the percentage of the Capital Stock or other evidences of the ownership of each Subsidiary, partnership, limited liability company or other joint venture listed on Schedule 5.15 as set forth on such Schedule. As of the date hereof, no such Subsidiary, partnership, limited liability company, or other joint venture has issued any securities convertible into shares of its Capital Stock, and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships, limited liability companies, or other joint ventures owned by Holdings and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as set forth in Schedule 5.15.

              5.16 Environmental Matters. After taking into account the environmental indemnities in the Acquisition Documents: (a) The facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (b) The business of Holdings and its Subsidiaries, the Properties and all operations at the Properties are, and to the knowledge of the US Borrower and Holdings have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

              (c) Neither Holdings nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business of Holdings and its Subsidiaries, nor does Holdings or any Specified Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

              (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Specified Borrower or Holdings, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Properties or the business of Holdings and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business of Holdings and its Subsidiaries except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (f) There has been no release or, to the best knowledge of any Specified Borrower and Holdings, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Properties or otherwise in connection with the business of Holdings and its Subsidiaries, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              5.17 Delivery of Acquisition Documents. Each Specified Agent has received for itself and for each Specified Lender a complete copy of each of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

              5.18 Representations and Warranties Contained in the Acquisition Documents. Each of the Acquisition Documents has been duly executed and delivered by the Credit Parties party thereto and, to the best knowledge of the US Borrower and Holdings, all other parties thereto and is full force and effect. The representations and warranties of Holdings and its Subsidiaries and, to the best knowledge of the US Borrower and Holdings, the other parties, in each of the Acquisition Documents are true and correct in all material respects.

              5.19 Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with this Agreement, any other Specified Loan Document, or any of the Acquisition Documents (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the Chips Closing Date, there is no fact known to the US Borrower or Holdings (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

              5.20 Guarantee and Collateral Agreement; Mortgages. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and all actions have been taken to cause the Guarantee and Collateral Agreement to constitute a fully perfected first Lien on, and security interest in, all right, title and interest of Holdings, and its Domestic Subsidiaries, respectively, in such Pledged Securities described therein and in proceeds thereof superior in right to any other Person.

              (b) The Guarantee and Collateral Agreement and the Assignment are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and the Guarantee and Collateral Agreement constitutes fully perfected, first priority Liens on, and security interests in, all right, title and interest of Holdings, and its Domestic Subsidiaries in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

              (c) The properties listed on Schedule 5.20 constitute all material real properties owned by Holdings or any of its Subsidiaries. The Mortgages are each effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein owned by the US Borrower and its Domestic Subsidiaries and proceeds thereof, subject to obtaining necessary consents (which consents shall be obtained on or prior to the Chips Closing Date) and when amendments to the Mortgages are filed in the offices specified on Schedule 5.20, the Mortgages shall constitute a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the US Borrower and its Domestic Subsidiaries in the Mortgaged Properties and the proceeds thereof, superior in right to any other Person other than Liens permitted hereby.

              (d) Each other Loan Document to which any Credit Party is a party and which purports to grant a Lien on any property of such Credit Party to secure the Specified Obligations is effective to create in favor of the Specified Agent, for the benefit of the Specified Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and when appropriate filings and notices have been taken or given, such Loan Document shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of such Credit Party in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

              (e) Schedule 5.20 also sets out, as of the Chips Closing Date, the nations and the states and/or provinces in which the Canadian Borrower's account debtors are located, together with the aggregate amount of account receivable owing by such account debtors in each relevant jurisdiction, in each case where the aggregate amount of such accounts receivable in such relevant jurisdiction exceeds the Equivalent Amount of $1,000,000.

              5.21 Solvency. Each of Holdings and each Specified Borrower is, individually and together with its Subsidiaries, Solvent.

              5.22 No Fees. Neither Holdings nor any Subsidiary is under any obligation to pay any broker's fees, finder's fee, commission, transaction fee or expenses in connection with the transactions contemplated by this Agreement or the Chips Acquisition Agreement other than fees and expenses listed on
Schedule 5.22.

              5.23 Insurance. The insurance maintained by or reserved against on the books of Holdings, the Borrowers and their respective Subsidiaries is sufficient to protect Holdings and its Subsidiaries against such risks as are usually insured against in the same general area by companies engaged in the same or similar business. None of the Credit Parties or any of their Subsidiaries is in default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Credit Parties or any of their Subsidiaries has made any claims under any policy of insurance with respect to which the insurance carrier has denied liability.


                        SECTION 6.  CONDITIONS PRECEDENT

              6.1 Conditions to Chips Closing Date. The effectiveness of this Agreement and the amendment and restatement of the Credit Agreement is subject to the satisfaction, on the Chips Closing Date, of the following conditions precedent on or prior to July 3, 1997:

              (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a Responsible Officer of each Borrower, Chips Limited, ISL, Chase Delaware, the Agents, the Majority Class Lenders, the US Revolving Credit Lenders and the Canadian Revolving Credit Lenders, with a copy for each Lender, (ii) for the account of each of the Chips Acquisition Term Loan Lenders and the Chips Limited Term Loan Lenders who have requested a Term Note of Chips Inc. pursuant to subsection 2.8(e), a Term Note of US Borrower executed and delivered by a Responsible Officer of the US Borrower;
       (iii) a Supplement to the Amended and Restated Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Administrative Agent executed and delivered by a Responsible Officer of the US Borrower with respect to the Chips Limited intercompany note between US Borrower and Chips Limited for $302,000,000, (iv) a Supplement to the Amended and Restated Sharing Agreement among the Agents dated

       April 11, 1997 executed by each of the Specified Agents and the Collateral Agent in form and substance satisfactory to the Administrative Agent with respect to the sharing of the Chips Obligations, (v) a pledge by English Holding Company of all of the Capital Stock of Chips Limited to secure the Chips Obligations, (vi) a pledge by Chips Limited of all of the Capital Stock of ISL to secure the Chips Obligations, (vii) a pledge by ISL and its Subsidiaries of all of their material unencumbered assets, to secure the Chips Obligations owed or owing by ISL, (viii) a guarantee executed by ISL's Subsidiaries to secure the Chips Obligations owed or owing by ISL and (ix) a guarantee by Chips Limited of the Chips Obligations owed or owing by ISL (collectively, the "Amendment Documents").

              (b) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or duly authorized committee of each of Holdings, each Borrower and its applicable Subsidiaries authorizing (i) the execution, delivery and performance of this Agreement, the other Amendment Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) if applicable, the Chips Acquisition and the Contribution, certified by the Secretary, Assistant Secretary, or comparable officer of such Person as of the Chips Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Specified Agent.

              (c) Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Secretary or an Assistant Secretary (or comparable officer) of each of Holdings, each Borrower and its applicable Subsidiaries, dated the Chips Closing Date, as to the incumbency and signature of the officers of such Person executing each Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary, Assistant Secretary, or comparable officer.

              (d) Contributions. (i) The Borrower shall have contributed all of the Capital Stock of Chips Limited to International Holdings and (ii) International Holdings shall in turn have contributed all of the Capital Stock of Chips Limited to English Holding Company. All documents, instruments, and other matters relating to the Contribution shall be reasonably satisfactory to the Administrative Agent in all respects (collectively, the "Contribution").

              (e) The Chips Acquisition. The Chips Acquisition shall have been consummated for a net cash purchase price (after taking into account the issuance of any new equity of Holdings to purchase equity of Chips Holdings) not to exceed the sum of outstanding indebtedness of Chips Limited and ISL (other than indebtedness refinanced with the Chips Revolving Credit Commitments), pursuant to the Chips Acquisition Agreement which shall be reasonably satisfactory to the Administrative Agent and none of the material terms and conditions shall have been waived without the consent of the Administrative Agent.

              (f) Senior Subordinated Notes. The US Borrower shall have issued not less than $216,000,000 and up to $400,000,000 of Senior Subordinated Notes of the Borrower to refinance the outstanding Senior Subordinated Indebtedness having (i) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, to the extent permitted by the Loan Documents, or following a change of control) or sinking fund payment prior to the tenth anniversary of the Chips Closing Date, (ii) no financial maintenance covenants, and (iii) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent; provided such terms are no less favorable taken as a whole to the Credit Parties and the Lenders than the Senior Subordinated Indebtedness being refinanced (the "Senior Subordinated Notes").

              (g) Fees. The Lenders, the Agents, and CSI shall have received the fees and expenses to be received on the Chips Closing Date.

              (h) Consents, Licenses and Approvals. (i) All governmental and material third party approvals (including material landlords' and other consents) reasonably necessary or advisable in connection with the Chips Acquisition, the Contribution and financings related thereto, and the continuing operations of Holdings and its Subsidiaries shall have been obtained and be in full force and effect, (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Chips Acquisition, the Contribution and/or the financings thereof, and (iii) the Administrative Agent shall have received, with a counterpart for each US Lender, a certificate of a Responsible Officer of the US Borrower (A) attaching copies of all consents, authorizations and filings referred to in subsection 5.4 required to be obtained on or before the Chips Closing Date, and (B) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent.

              (i) Financial Information. The Administrative Agent shall have received the Chips Pro Forma Balance Sheet.

              (j) Solvency. The Lenders shall have received (i) an opinion satisfactory in form and substance to them from Brownstone Associates Incorporated which shall document the Solvency of Holdings and the US Borrower on a consolidated basis after giving effect to the Chips Acquisition and the other transactions contemplated hereby and (ii) a solvency certificate in the form of Exhibit G.

              (k) Perfection. All filings and other actions required to create and perfect a first priority security interest in all collateral granted to any Specified Agent pursuant to any Loan Documents shall have been duly made or taken (or the Specified Agent shall be satisfied that such action shall be taken or will be promptly taken), and all such collateral shall be free and clear of other Liens except as permitted hereby.

              (l) Perfection Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Perfection Certificate in the form of Exhibit H duly completed by US Borrower and its Domestic Subsidiaries.

              (m) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions, each dated the Chips Closing Date:

                (i) the executed legal opinion of Weil Gotshal & Manges LLP, US counsel to the Credit Parties, substantially in the form of Exhibit E; and

               (ii) the executed legal opinion of Allen & Overy, English counsel to the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent.

       Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may require.

              (n) Chips Inc. Credit Agreement and Chips Limited Credit Agreement. The Chips Inc. Credit Agreement shall have been terminated and all amounts thereunder paid or refinanced in full. The Administrative Agent shall have received evidence that the Chips Limited Credit Agreement will be terminated and refinanced in full upon the first borrowing by Chips Limited under this Agreement.

              (o) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a Closing Certificate substantially in the form of Exhibit F hereto and dated the Chips Closing Date, executed by a Responsible Officer of the US Borrower and Holdings.

              (p) Acknowledgement and Consent. The Administrative Agent shall have received from each Credit Party, with a counterpart for each Lender, an Acknowledgment and Consent, substantially in the form of
       Exhibit I.

              6.2 Conditions to Each Specified Loan. The agreement of each Specified Lender to make any Specified Loan requested to be made by it on any date (including the Chips Closing Date) or of the Specified Revolving Credit Lenders and the Specified Issuing Lender to issue, accept or participate in any Specified Accommodation is subject to the satisfaction of the following conditions precedent:

              (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Specified Loans requested to be made, or Specified Accommodation requested to be issued or accepted, on such date.

              (c) Letter of Credit Application. With respect to the issuance of any Specified Letter of Credit, the Specified Issuing Bank shall have received a Specified Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer; provided that if such Specified Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Specified Borrower, such Subsidiary shall also execute such Specified Letter of Credit Application and shall agree to be jointly and severally liable with the Specified Borrower for any and all obligations arising under or in connection with such Specified Letter of Credit or the Specified Letter of Credit Application related thereto.

       Each borrowing by a Specified Borrower hereunder and issuance of any Specified Accommodation shall constitute a representation and warranty by Holdings, US Borrower and the Specified Borrower as of the date of such Specified Loan or issuance or acceptance, as the case may be, that the conditions contained in this subsection 6.2 have been satisfied.


                       SECTION 7.  AFFIRMATIVE COVENANTS

              The US Borrower, each Foreign Subsidiary Borrower, as to itself and its Subsidiaries, and Holdings each hereby agrees that, so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Accommodation is outstanding, or any other Obligations are owing to any Secured Party, the US Borrower, each Foreign Subsidiary Borrower, as to itself and its Subsidiaries, and Holdings shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

              7.1  Financial Statements.  Furnish to each Lender:

              (a) as soon as available, but in any event within 90 (or, in the case of the year ending December 31, 1996, 120) days after the end of each fiscal year of US Borrower, a copy of the consolidated (and unaudited consolidating) balance sheet of US Borrower and its consolidated Subsidiaries as at the end of such year and the consolidated (and unaudited consolidating) statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year except in the case of the financial statements for the years ending December 31, 1996 and 1997, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

              (b) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of US Borrower, the unaudited consolidating and consolidated balance sheet of US Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidating and consolidated statements of income and retained earnings and consolidated statement of cash flows of US Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (i) the figures for the previous year commencing with the quarter ending March 31, 1998 and (ii) commencing with the quarter ending March 31, 1997, the figures set forth in the relevant budgets required to be delivered in accordance with subsection 7.2(c), certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of US Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

              (c) as soon as available, but in any event not later than 45 days after the end of each month (other than a month the last day of which coincides with the last day of any fiscal quarter) of each fiscal year of US Borrower, the consolidated balance sheet of US Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of Holdings and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form (i) the figures for the previous year commencing with the 1998 fiscal year and (ii) commencing with March 1997, the figures set forth in the relevant budgets required to be delivered in accordance with subsection 7.2(c);

all such financial statements shall fairly present in all material respects the consolidated financial position of the US Borrower and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

              7.2  Certificates; Other Information.  Furnish to each Lender:

              (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 8.1, except as specified in such certificate.

              (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, Holdings and the US Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of subsections 8.1, 8.8 and 8.9;

              (c) as soon as available but not later than forty-five (45) days subsequent to the end of each fiscal year of US Borrower, a copy of the projections by US Borrower of the operating budget and cash flow budget of US Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

              (d) within five (5) days after the same are filed, copies of all financial statements and reports which Holdings or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

              (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

              7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

              7.4 Conduct of Business and Maintenance of Existence. Except as provided in subsection 8.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of Holdings or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Secured Parties under the Loan Documents or the value of the collateral security for the Specified Obligations, and as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

              7.5 Maintenance of Property; Insurance. (a) Keep all property (including the Mortgaged Properties) useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Specified Agent; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

              (b) With respect to Inventory and Equipment (as defined in the Guarantee and Collateral Agreement) (i) maintain, with financially sound and reputable companies, insurance policies insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (ii) insuring the US Borrower, its Domestic Subsidiary or Holdings, as the case may be, the Collateral Agent and the Secured Parties, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent and the Secured Parties.

              (c) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

              7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Specified Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants; provided that the Specified Agent or such Specified Lender shall notify US Borrower prior to any contact with such accountants and give US Borrower the opportunity to participate in such discussions.

              7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

              (a)  the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (c) the following events, if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to Holdings and its Subsidiaries, taken as a whole: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the US Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

              (d)  the occurrence of any Material Adverse Change; and

              (e) the receipt by Holdings or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental, health or safety matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on any Mortgaged Property or any other property owned, leased or utilized by Holdings or any Subsidiary of Holdings but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to result in material liability or a material obligation under any Environmental Law.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the applicable Commonly Controlled Entity proposes to take with respect thereto.

              7.8  Canadian Benefit and Pension Plans.

              (a) For each existing Canadian Pension Plan and Canadian Benefit Plan and for any Canadian Pension Plan or Canadian Benefit Plan hereafter adopted, the Canadian Borrower and each of its Subsidiaries shall in a timely fashion perform all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor in accordance with the terms of such plan and any Requirement of Law.

              (b) The Canadian Borrower and each of its Subsidiaries shall deliver to the Canadian Agent, if requested by the Canadian Agent, acting reasonably, promptly after the filing thereof with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan, copies of any actuarial report with respect to each Canadian Pension Plan (only if required by any Governmental Authority), and a copy of the audited annual financial report with respect to each Canadian Pension Plan (whether or not required by any Governmental Authority) and promptly after receipt thereof, a copy of any direction, notice or other communication in respect of any breach of any Requirement of Law, which would have the effect of increasing the funding obligation in respect of each such plan, or which could result in the imposition of any Lien on any of the properties or assets of a Credit Party, and any order or ruling that such Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan.

              7.9  Environmental Laws.

              (a) Comply in all material respects with, and will use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws;

              (b) Conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

              (c) Defend, indemnify and hold harmless the Specified Agent and the Specified Lenders, and their respective employees, agents, officers, directors and controlling persons, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or wilful misconduct of, or any post-foreclosure actions not taken in accordance with the Assets Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 or any similar foreign law or otherwise in the ordinary course of business consistent with past practices of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of all Specified Loans and all other amounts payable hereunder.

              7.10 Pledge of After Acquired Property. If at any time following the Chips Closing Date any Specified Borrower or any Subsidiary shall acquire at any time property of any nature whatsoever with a monetary value on the date of such acquisition in excess of the Equivalent Amount of $1,000,000 in the aggregate, the Specified Borrower and any such Subsidiary shall grant to the Specified Agent for the ratable benefit of the Specified Lenders a first priority or first ranking Lien on and security interest in such property as collateral security for the Specified Obligations pursuant to documentation reasonably satisfactory to the Specified Agent and take such actions as the Specified Agent shall reasonably require to ensure the priority and perfection of such Lien, provided that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary of International Holdings need be so pledged, (ii) no voting Capital Stock of any indirect Foreign Subsidiary of International Holdings need be so pledged unless such Foreign Subsidiary is also a Subsidiary of a Foreign Subsidiary Borrower and such pledge is only to secure the Specified Obligations of such Foreign Subsidiary Borrower, in which case subsection 7.12 shall be complied with, (iii) with respect to real or immovable property, only fee owned real estate or immovable property in excess of the Equivalent Amount of $1,000,000 need be mortgaged, and (iv) property subject to a Lien permitted by subsection 8.3(h) or falling within 8.14(a)(ii) need not be so pledged.

              7.11 Pledge During Event of Default. At any time during the continuance of an Event of Default, upon the request of the Specified Agent, grant to the Specified Agent for the ratable benefit of the Specified Lenders a first priority or first ranking Lien on and security interest in any unencumbered property of the Specified Borrower and its Subsidiaries of any nature whatsoever, as collateral security for the Specified Obligations, pursuant to documentation reasonably satisfactory to the Specified Agent and take such actions the Specified Agent shall reasonably require to ensure the priority and perfection of such Lien, provided, however, that if the grant of such Lien would be reasonably likely to result in Holdings incurring income tax liability (as determined by Holdings and agreed to by the Specified Agent) pursuant to Subpart F of the Code, the property pledged pursuant hereto will be that property which can be pledged without incurring such liability; provided, further, that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary of International Holdings need be so pledged and (ii) no voting Capital Stock of any indirect Foreign Subsidiary of International Holdings need be so pledged unless such Foreign Subsidiary is also a Subsidiary of a Foreign Subsidiary Borrower and such pledge is only to secure the Specified Obligations of such Foreign Subsidiary Borrower, in which case subsection 7.12 shall be complied with.

              7.12 Additional Subsidiaries. If, at any time, any Specified Borrower or any of its Subsidiaries shall form any new Subsidiary after the date of this Agreement (this subsection not constituting authority to form a Subsidiary), such Specified Borrower or such Subsidiary, as the case may be, shall, subject to applicable Requirements of Law (i) cause such new Subsidiary to guarantee the Specified Obligations, and (ii) cause each holder of any Capital Stock of such Subsidiary to pledge 100% of such Capital Stock to the Specified Agent which shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Specified Agent; provided, that (i) in the event such Subsidiary is a direct Foreign Subsidiary of International Holdings, only 65% of the voting Capital Stock of such Foreign Subsidiary need be pledged to the Collateral Agent and (ii) no voting Capital Stock of any indirect Foreign Subsidiary of International Holdings need be so pledged unless such Foreign Subsidiary is also a Subsidiary of a Foreign Subsidiary Borrower and such pledge is only to secure the Specified Obligations of such Foreign Subsidiary Borrower, in which case the foregoing shall be complied with, subject to applicable Requirements of Law.

              7.13 Intellectual Property. Whenever any Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Holdings shall cause such Credit Party to report such filing to the Specified Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Specified Agent, such Credit Party shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Agent's security interest in any Copyright, Patent or Trademark or such Intellectual Property and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby.

              7.14 Compulsory Acquisition; Whitewash. Complete the compulsory acquisition of the shares of the English Borrower not yet acquired in the Offer ("Compulsory Acquisition") and, subject to compliance with applicable Requirements of Law, to cause the English Borrower and its material Subsidiaries to promptly complete the English "whitewash procedures" set forth in Sections 155-158 of the Companies Act 1985 (as amended) so as to be able to assume or guarantee and secure the obligations under the English Bidco Loan Note Letter of Credit and, to the extent permitted by such whitewash procedures, so assume or guarantee and secure. Cause ISL and its material Subsidiaries to promptly complete the English "whitewash procedures" set forth in Sections 155-158 of the Companies Act of 1985 (as amended) so as to be able to assume or guarantee and secure the obligations under the Chips Limited Term Loans and, to the extent permitted by such whitewash procedures, so assume or guarantee and secure.

              7.15 Use of Proceeds. Use the Specified Revolving Credit Commitments for general corporate purposes of the Specified Borrower and its Subsidiaries, provided that, (i) the portion of the US Revolving Credit Commitments in excess of $50,000,000 may be used solely for Permitted Acquisitions, (ii) no part of the English Revolving Credit Commitments guaranteed and/or secured by the English Borrower and/or its Subsidiaries may be used for purposes of the English Bidco Loan Note Letter of Credit unless and until the whitewash procedures have been completed and only to the extent permitted thereby and (iii) no more than L.16,000,000 of the English Revolving Credit Commitments may be used for purposes other than English Bidco Loan Note Letter of Credit, reimbursement obligations in respect thereof and obligations in respect of the related loan notes. Use the Chips Limited Term Loans solely to refinance the reimbursement obligations of the US Borrower under the Chips Letter of Credit in respect of an amount up to $249,250,000 of principal drawings. Use the Chips Acquisition Term Loans solely to refinance the reimbursement obligations of the US Borrower under the Chips Letter of Credit in respect of an amount up to $70,000,000 of principal drawings.

              7.16 Interest Rate Protection Agreements. Ensure that at all times during the two year period following the Chips Closing Date at least 50% of the sum of the Senior Subordinated Notes and the Term Loans bears interest at a fixed rate or is subject to interest rate protection reasonably satisfactory to the Administrative Agent.

              7.17 Currency Hedging Agreements. Within 90 days of the Chips Closing Date, enter into currency hedge agreements in an amount satisfactory to the US Borrower and otherwise reasonably satisfactory to the Administrative Agent which protect the US Borrower against adverse fluctuations of Dollars against Pounds Sterling.

                         SECTION 8.  NEGATIVE COVENANTS

              The US Borrower, each Foreign Subsidiary Borrower as to itself and its Subsidiaries, and Holdings each hereby agrees that, so long as the Specified Commitments remain in effect, any Specified Loan remains outstanding and unpaid, any Specified Accommodation remains outstanding or any other Obligations are owing to any Secured Party, the US Borrower, each Foreign Subsidiary Borrower as to itself and its Subsidiaries, and Holdings shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

              8.1  Financial Condition Covenants.

              (a) Interest Coverage. Permit the Interest Coverage Ratio of US Borrower (i) for any of the three-, six- or nine-month periods ending at the end of the first, second and third full calendar quarters ended following the Closing Date to be less than the ratio set forth below for such calendar quarters for 1997, and (ii) thereafter (commencing with the four consecutive calendar quarters ending on December 31, 1997), for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the ratio set forth opposite such calendar quarter below:

       Calendar Quarter                           Interest Coverage Ratio
       ----------------                           -----------------------
        1997         1st                                2.75 to 1.00
                     2nd                                1.75 to 1.00
                     3rd                                1.75 to 1.00
                     4th                                1.75 to 1.00

        1998         1st                                1.80 to 1.00
                     2nd                                1.90 to 1.00
                     3rd                                2.00 to 1.00
                     4th                                2.10 to 1.00

        1999         1st                                2.15 to 1.00
                     2nd                                2.20 to 1.00
                     3rd                                2.25 to 1.00
                     4th                                2.25 to 1.00

        2000         1st                                2.35 to 1.00
                     2nd                                2.40 to 1.00
                     3rd                                2.45 to 1.00
                     4th                                2.50 to 1.00

       Calendar Quarter                           Interest Coverage Ratio
       ----------------                           -----------------------
        2001         1st                                2.75 to 1.00
                     2nd                                2.75 to 1.00
                     3rd                                2.75 to 1.00
                     4th                                2.75 to 1.00

        2002         1st                                3.00 to 1.00
                     2nd                                3.00 to 1.00
                     3rd                                3.00 to 1.00
                     4th                                3.00 to 1.00

        2003         1st                                3.00 to 1.00
                     2nd                                3.00 to 1.00
                     3rd                                3.00 to 1.00
                     4th                                3.00 to 1.00

        2004         1st                                3.00 to 1.00
                     2nd                                3.00 to 1.00
                     3rd                                3.00 to 1.00
                     4th                                3.00 to 1.00

              (b) Maintenance of Consolidated EBITDA. Permit Consolidated EBITDA of Holdings (i) for any of the three-, six- and nine-month periods ending at the end of the first, second and third full calendar quarters following the Closing Date to be less than the amount set forth below for such calendar quarters for 1997, and (ii) thereafter (commencing with the four consecutive calendar quarters ending on December 31, 1997), for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the amount set forth opposite such calendar quarter below:

        Calendar Quarter                                     Amount
        ----------------                                     ------
        1997         2nd                                37,000,000
                     3rd                                79,000,000
                     4th                               124,000,000

        1998         1st                               150,000,000
                     2nd                               155,000,000
                     3rd                               165,000,000
                     4th                               175,000,000


        1999         1st                               180,000,000
                     2nd                               182,500,000
                     3rd                               185,000,000
                     4th                               190,000,000

        Calendar Quarter                       Amount
        ----------------                       ------
        2000      1st                       192,500,000
                  2nd                       195,000,000
                  3rd                       200,000,000
                  4th                       205,000,000

        2001      1st                       207,500,000
                  2nd                       210,000,000
                  3rd                       215,000,000

                  4th                       220,000,000

        2002      1st                       222,500,000
                  2nd                       225,000,000
                  3rd                       230,000,000
                  4th                       235,000,000

        2003      1st                       237,500,000
                  2nd                       240,000,000
                  3rd                       245,000,000
                  4th                       250,000,000


        2004      1st                       250,000,000
                  2nd                       250,000,000
                  3rd                       250,000,000
                  4th                       250,000,000

              (c) Maintenance of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of Consolidated Total Debt of Holdings and its Subsidiaries to Consolidated EBITDA of Holdings and its Subsidiaries for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be greater than the ratio set forth opposite such calendar quarter below; provided that for the purposes of determining the ratio for any period of four consecutive calendar quarters ending at the end of the second, third and fourth full calendar quarters following the Closing Date, Consolidated EBITDA of Holdings and its Subsidiaries (i) for the third calendar quarter of 1996 shall be deemed to be $50,800,000, (ii) for the fourth calendar quarter of 1996 shall be deemed to be $50,800,000, and (iii) for the first and second calendar quarter of 1997 shall be deemed to be $51,800,000:

       Fiscal Year                                         Ratio
       -----------                                         -----
        1997         2nd                                5.75 to 1.00
                     3rd                                5.60 to 1.00
                     4th                                5.50 to 1.00

        1998         1st                                5.45 to 1.00
                     2nd                                5.40 to 1.00
                     3rd                                5.35 to 1.00
                     4th                                5.25 to 1.00

        1999         1st                                5.20 to 1.00
                     2nd                                5.15 to 1.00
                     3rd                                5.10 to 1.00
                     4th                                5.00 to 1.00

        2000         1st                                4.95 to 1.00
                     2nd                                4.90 to 1.00
                     3rd                                4.85 to 1.00
                     4th                                4.75 to 1.00

        2001         1st                                4.70 to 1.00
                     2nd                                4.65 to 1.00
                     3rd                                4.60 to 1.00
                     4th                                4.50 to 1.00

        2002         1st                                4.45 to 1.00
                     2nd                                4.40 to 1.00
                     3rd                                4.35 to 1.00
                     4th                                4.25 to 1.00

        2003         1st                                4.20 to 1.00
                     2nd                                4.15 to 1.00
                     3rd                                4.10 to 1.00
                     4th                                4.00 to 1.00

        2004         1st                                4.00 to 1.00
                     2nd                                4.00 to 1.00
                     3rd                                4.00 to 1.00
                     4th                                4.00 to 1.00


              8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

              (a)  Indebtedness of the Credit Parties under the Loan Documents;

              (b) (i) Indebtedness among the Credit Parties arising as a result of intercompany loans and (ii) Indebtedness of Foreign Subsidiaries of US Borrower that are not Credit Parties to the Credit Parties and the other Subsidiaries in an aggregate Equivalent Amount outstanding not to exceed $15,000,000 at any one time;

              (c) Indebtedness of Subsidiaries of Holdings outstanding on the Chips Closing Date and listed on Schedule 8.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof, except that the Indebtedness of the Canadian Borrower used in respect of Financing Leases and the Canada/Quebec Agreement on Industrial Development may be increased by an aggregate amount not to exceed C$2,250,000 and the Indebtedness of Circo Caribe, Inc. under a line of credit, may be replaced or refinanced with a line of credit not to exceed $3,000,000;

              (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

              (e) Indebtedness of Subsidiaries of Holdings in respect of obligations under Financing Leases and purchase money Indebtedness in an aggregate amount outstanding not to exceed Equivalent Amount of $25,000,000 at any one time;

              (f)  Indebtedness in respect of Interest Rate Agreements;

              (g) Indebtedness of any Credit Party (other than Holdings) to any other Credit Party from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under subsections
       8.6 and 8.9;

              (h)  Guarantee Obligations permitted by subsection 8.4;

              (i) Indebtedness subject to Liens permitted under subsections 8.3(b), (c), (d), and (e);

              (j) Indebtedness incurred in connection with the sale of the accounts receivable of Holdings and its Subsidiaries in connection with a trade receivables financing transaction otherwise permitted under subsection 8.6(i);

              (k) additional Indebtedness of Subsidiaries of Holdings in an aggregate principal amount outstanding not to exceed the Equivalent Amount of $35,000,000 at any one time;

              (l) at any time following the termination of the US Revolving Credit Commitment, Indebtedness of Subsidiaries of Holdings in respect of unsecured revolving lines of credit in an aggregate amount outstanding not to exceed $100,000,000 at any one time;

              (m) (i) unsecured Indebtedness of the Subsidiaries of Holdings to the seller in any Permitted Acquisition or (ii) Indebtedness assumed in connection with any

       Permitted Acquisition in an aggregate amount for clauses (i) and (ii) for all Permitted Acquisitions not to exceed the Equivalent Amount of $30,000,000; provided at the time of incurrence the requirements of subsection 8.9(k) shall be satisfied;

              (n) Indebtedness of any Foreign Subsidiary of the US Borrower which is not a Credit Party for working capital purposes in an aggregate amount not to exceed $15,000,000 at one time outstanding; provided that either (i) each such working capital facility is supported by a US Letter of Credit and the Foreign Subsidiary signs the related Letter of Credit Application with the US Borrower and grants the Collateral Agent a security interest in its material properties as collateral security for its Accommodation Obligations or (ii) the availability under the US Revolving Credit Commitments shall be reduced by the amount of each such working capital facility;

              (o) Indebtedness of any Foreign Subsidiary of the US Borrower which is not a Credit Party under unsecured overdraft facilities incurred in the ordinary course of business in an aggregate amount outstanding not to exceed the Equivalent Amount of $10,000,000 at any one time;

              (p) Indebtedness of Caribe in an aggregate amount outstanding not to exceed $5,000,000 at any one time;

              (q) unsecured Senior Subordinated Indebtedness of the US Borrower not to exceed $400,000,000 in the aggregate including any permanent refinancing of the Senior Subordinated Financing so long as any Net Cash Proceeds of such refinancing after giving effect thereto are applied in accordance with subsection 2.10;

              (r) Indebtedness of 5M existing at the time of the 5M Acquisition not to exceed $6,000,000 at any one time outstanding;

              (s) Indebtedness of Bisto existing at the time of the Chips Acquisition with respect to reimbursement obligations in respect of the Chips Letter of Credit relating to the first $118,250,000 of principal of the Chips Loan Notes and a corresponding proportion of interest and letter of credit commissions (not to exceed the investment earnings on $118,250,000 in a cash collateral account less ordinary course operating expenses and $1,000);

              (t) Indebtedness arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a Related Business; provided that such Indebtedness (i) has a maturity in excess of ten years and 91 days and (ii) in the aggregate does not exceed $50,000,000 or the Equivalent Amount; and

              (u) Indebtedness of (a) Holdings in respect of the Chips Loan Notes not to exceed $437,500,000 and (b) of English Bidco in respect of Guaranteed Loan Notes not to exceed L.20,000,000.

              8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a)(i) Liens created by the Loan Documents in favor of the Specified Agent or the Lenders and (ii) Liens on cash collateral securing any reimbursement obligations of the US Borrower in respect of the Chips Letter of Credit required by subsections 2.5(c) and (d) and 2.10(d), provided, such cash collateral shall, notwithstanding anything in any Loan Document to the contrary, first be applied to such reimbursement obligations;

              (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

              (c) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty
       (60) days or which are being contested in good faith by appropriate proceedings;

              (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

              (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Properties covered by the Mortgage, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on any property, materially interfere with the ordinary conduct of the business of Holdings or its Subsidiaries or
       (ii) which are set forth in the "marked up" commitments for title insurance delivered to the Administrative Agent on the Closing Date or thereafter or in the title opinions delivered concurrently with the Canadian Credit Agreement dated as of November 26, 1996 in respect of the immovable properties situated in the Province of Quebec or thereafter;

              (g)  Liens in existence on the Chips Closing Date listed on
       Schedule 8.3, securing Indebtedness permitted by subsection 8.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under subsection 8.2(c)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Chips Closing Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof) other than as set forth in subsection 8.2(c);

              (h) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by Subsidiaries of Holdings to secure Indebtedness permitted under subsection 8.2(e) incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition or existing on property of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of such acquisition);

              (i) Liens on the property of Holdings or any of its Subsidiaries in favor of landlords securing licenses, subleases, or leases permitted hereunder;

              (j) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of Holdings or any of its Subsidiaries;

              (k) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty (60) days) in an aggregate amount outstanding at any one time not in excess of the Equivalent Amount of $5,000,000;

              (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

              (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

              (n) Liens arising from the sale of the accounts receivable of Subsidiaries of Holdings in connection with a trade receivables financing transaction otherwise permitted under subsection 8.6(i);

              (o) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to Subsidiaries of Holdings) the Equivalent Amount of $10,000,000 in aggregate amount at any time outstanding;

              (p) Liens on cash collateral of Bisto securing indebtedness under subsection 8.2(s); and

              (q) Liens on property financed thereby securing grants permitted under subsection 8.2(t).

              8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

              (a)  Guarantee Obligations pursuant to the Loan Documents;

              (b) guarantees of Indebtedness by Subsidiaries of Holdings permitted pursuant to subsection 8.2(c) in existence on the Chips Closing Date and set forth on Schedule 8.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in such guarantee in a manner adverse to the Secured Parties, or (ii) increase the principal amount of such Indebtedness guaranteed by the original guarantee;

              (c)  the Specified Accommodation Obligations;

              (d) indemnities in favor of the companies issuing title insurance policies insuring the title to any property to induce such issuance;

              (e) surety bonds issued in respect of the type of obligations described in subsection 8.3(e);

              (f) indemnities made in the Loan Documents, the Acquisition Documents or in any of the agreements contemplated hereby and thereby and in the monitoring and oversight agreement and the financial advisory agreement described in subsection 8.7(a)(iv) and in the corporate charter and/or bylaws of Holdings and its Subsidiaries;

              (g) indemnities and guarantees (other than guarantees of Indebtedness (other than Indebtedness of Subsidiaries of Holdings permitted hereunder)) made in the ordinary course of business, provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect;

              (h) unsecured subordinated guarantees by the Domestic Subsidiaries of the US Borrower of the Senior Subordinated Indebtedness; and

              (i) Guarantee Obligations of Bisto of Indebtedness permitted pursuant to subsection 8.2(s).

              8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (i) any Domestic Subsidiary of a Specified Borrower may be merged or consolidated with or into such Specified Borrower (provided that the Specified Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of any such Specified Borrower (provided that no Domestic Subsidiary of Holdings may be merged or consolidated with or into any Foreign Subsidiary of Holdings unless such Domestic Subsidiary shall be the surviving corporation),

(ii) any Subsidiary of a Specified Borrower may liquidate or dissolve if, in connection therewith, all of its assets are transferred to such Specified Borrower (or a Subsidiary thereof which is a Credit Party) and (iii) the US Borrower may merge with Chips Inc. and Holdings may merge with Chips Holdings.

              8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of Holdings' business disposed of in the ordinary course of business;

              (b) the sale, transfer or exchange of inventory in the ordinary course of business;

              (c) transfers resulting from any casualty or condemnation of property or assets;

              (d) any sale or other transfer of any property or assets constituting fixed assets for at least 75% cash, provided that the aggregate fair market value of the sales and transfers made pursuant to this paragraph (d) in the aggregate do not exceed the Equivalent Amount of $12,500,000 in any fiscal year;

              (e) intercompany sales or transfers of assets made in the ordinary course of business;

              (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries;

              (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

              (h) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

              (i) the sale of the accounts receivable of Subsidiaries of Holdings in connection with a trade receivable financing transaction reasonably acceptable to the Specified Agent; provided that all of the Net Cash Proceeds of each such sale are applied to the prepayment of the Term Loans as required by subsection 2.10; and

              (j)  dispositions permitted by subsection 8.5.

              8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of US Borrower or Holdings) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of US Borrower or Holdings or any of their respective Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of Holdings or any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

              (a) US Borrower may make Restricted Payments to Holdings, so long as (except with respect to clause (iii) below or with respect to clause (iv) below an Event of Default which relates to a payment default under subsection 9(a)) no Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted
       Payment:

                       (i) the proceeds of which shall be applied by Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs; provided, however any such administrative expenses shall not exceed an aggregate amount of $1,000,000 per fiscal year;

                      (ii) payments, the proceeds of which will be used to repurchase the Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, or any Subsidiary, at a price not in excess of fair market value, in an aggregate amount not in excess of $3,000,000, net of the proceeds received by the US Borrower as a result of any resales of any such Capital Stock or other securities;

                     (iii) payments, the proceeds of which will be used to pay taxes of Holdings as part of a consolidated group;

                      (iv) payments, the proceeds of which will be used to pay management fees to Hicks Muse & Co. Partners, L.P. in accordance with the terms of its monitoring and oversight agreement and the financial advisory agreement;

                     (v) if such Restricted Payment is a purchase of Capital Stock or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case, made in order to fulfil the obligations of Holdings or any of the Borrowers under an employee stock purchase plan or similar plan covering employees of Holdings or any Subsidiary as from time to time in effect in an aggregate net amount not to exceed $5,000,000.

              (b) any Subsidiary of any of the Borrowers may make Restricted Payments to the Specified Borrower or to their respective Subsidiaries;

              (c)  Permitted Issuances may be made; and

              (d)  Restricted Payments necessary to complete the Transactions.

              8.8 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for US Borrower and its Subsidiaries during any of the fiscal years of US Borrower set forth below the amount set forth opposite such fiscal year below:

              Fiscal Year                                Amount
              -----------                                ------
              1997                                  $115,000,000
              1998                                  $100,000,000
              1999 and thereafter                    $90,000,000

       ; provided that 100% of any amount not used in any fiscal year may be carried forward only into the next succeeding fiscal year;

              (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 8.8, the US Borrower may spend additional Capital Expenditures (which shall not be counted in the limitations set forth such paragraph) of $16,000,000 to build a new facility in the United States of America.

              (c) In addition to the Capital Expenditures permitted pursuant to paragraphs (a) and (b) of this subsection 8.8, to the extent such proceeds are not otherwise utilized pursuant to the last paragraph of subsection 8.9 or 8.9(k), US Borrower and its Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 8.8) consisting of the investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended in December 1997 but, in each case, including the retained portion of Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied to prepay the Term Loans pursuant to subsection 2.10.

              (d) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by Holdings.

              8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

              (a) extensions of trade credit in the ordinary course of business;

              (b)  Investments in Cash Equivalents;

              (c) (i) Investments (other than Permitted Acquisitions) by Holdings and its Subsidiaries in any of the Credit Parties, including any new Subsidiary which becomes a Credit Party and (ii) Investments in Foreign Subsidiaries of US Borrower that are not Credit Parties not to exceed $15,000,000;

              (d) loans and advances by Holdings or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding the Equivalent Amount of $1,000,000 at any one time outstanding;

              (e) loans, advances or Investments in existence on the Chips Closing Date and listed on Schedule 8.9, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Secured Parties with respect to such original loan, advance or investment or the interests of the Specified Lenders under this Agreement or any other Loan Document in any material respect;

              (f) Investments permitted by subsections 8.2(b) and (p), subsection 8.4, subsection 8.7 and by subsection 8.8;

              (g) promissory notes and other similar non-cash consideration received by the Subsidiaries of Holdings in connection with the dispositions permitted by subsection 8.6;

              (h)  Investments in Interest Rate Agreements;

              (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (j) in addition to the foregoing, Investments by Subsidiaries of Holdings in an aggregate amount not exceeding the Equivalent Amount of $10,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding;

              (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments after the Chips Closing Date by Subsidiaries of Holdings resulting from Permitted Acquisitions in an aggregate amount which may include Indebtedness permitted by subsection 8.2(m) not to exceed the sum of (A) the amount of $100,000,000 and (B) the amount of common stock of Holdings issued subsequent to the Chips Closing Date in connection with Permitted Acquisitions and (C) the portion of Excess Cash Flow for all prior fiscal years commencing with 1997 retained by Holdings and not utilized pursuant to subsection 8.8(c) or the last sentence of this subsection 8.9, provided, that (i) the Administrative Agent shall have received, with copies for each Lender at least fifteen (15) days prior to such Permitted Acquisition, (I) such opinions (including with respect to environmental matters), certificates and copies of agreements (including any Permitted Acquisition Documents) as it shall reasonably request and (II) a certificate of a Responsible Officer of Holdings after giving effect to such Permitted Acquisition showing the aggregate purchase price (including the assumption of any Indebtedness) for Permitted Acquisitions made by Holdings and its Subsidiaries since the Chips Closing Date, (ii) such actions as may be required or reasonably requested to ensure that the Specified Agent, for the ratable benefit of the Specified Lenders, has a perfected first priority security interest or first ranking hypothec in any assets required to be secured pursuant to subsections 7.10 and 7.12 or any other Loan Document, subject to Liens permitted by subsection 8.3, shall have been taken and (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), Holdings shall be in compliance with the covenants contained in subsection 8.1 and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of Holdings;

              (l) Investments in Caribe not to exceed $20,000,000 in an aggregate amount at any one time outstanding;

              (m)  the Acquisition; and

              (n) the Chips Acquisition.

              In addition to the Investments permitted pursuant to this subsection 8.9, to the extent such proceeds are not otherwise utilized pursuant to subsection 8.8(c) or 8.9(k), the Subsidiaries of Holdings may make additional Investments (which shall not be counted in the limitations set forth above) as follows: (i) Investments consisting of the investment of Net Cash Proceeds not required to be applied to prepay the Term Loans pursuant to subsection 2.10, including (x) with respect to the investment of proceeds of the insurance and condemnation proceeds not required to prepay the Term Loans pursuant to subsection 2.10 and (y) with respect to the investment of proceeds of the sale of assets which are permitted pursuant to subsection 8.6; and (ii) Investments consisting of the investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended in December 1997 but, in each case, including the retained portion of the respective Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied to prepay the Term Loans pursuant to subsection 2.10.

              8.10 Limitation on Optional Payments and Modifications of Subordinated Debt Instruments. (a) Make any optional payment or prepayment on or redemption of any Senior Subordinated Indebtedness (except pursuant to a permanent refinancing of the Senior Subordinated Financing) and any payments in redemption, defeasance or repurchase thereof, except mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such indebtedness but only to the extent permitted under the subordination provisions applicable thereto.

              (b) Amend, supplement or otherwise modify any of the provisions of any Senior Subordinated Indebtedness:

              (i) which amends or modifies the subordination provisions contained therein;

              (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

              (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

              (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

       (c) Make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature.

       (d) Designate any Indebtedness as "Designated Senior Indebtedness" under the Senior Subordinated Indebtedness.

              8.11 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, or (ii) (x) in the ordinary course of Holdings's or such Subsidiary's business and (y) upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

              (b) In addition, notwithstanding the foregoing, Holdings and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdings;

               (ii) the payment to Hicks Muse & Co. Partners, L.P. of fees and expenses pursuant to a monitoring and oversight agreement and a financial advisory agreement approved by the board of directors of Holdings; and

              (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

              8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary; provided that this subsection 8.12 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

              8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of Holdings to end on a day other than December 31; provided that Holdings may change such fiscal year upon the approval of each of the Specified Agents.

              8.14 Restrictions Affecting Subsidiaries. Enter into with any Person, or suffer to exist any agreement which prohibits or limits the ability of Holdings or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents, (ii) any industrial revenue bonds (including the government loan to Caribe), purchase money mortgages or Financing Leases or any other agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) and
(iii) with respect to Bisto, as provided in the Chips Reimbursement Agreement, or (b) pay dividends or make other distributions or pay any Indebtedness owed to Holdings or any of its Subsidiaries except (i) as permitted by this Agreement and the other Loan Documents and (ii) with respect to Bisto, as provided in the Chips Reimbursement Agreement.

              8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

              8.16 Amendments to Corporate Documents; Acquisition Agreement; Licenses. (a) Amend its certificate of incorporation or by-laws or other governing documents unless such amendment does not adversely affect the interests of any Secured Party in any material respect, (b) amend, supplement or otherwise modify the terms and conditions of the indemnities and licenses furnished pursuant to any Acquisition Document such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Secured Parties with respect thereto,
(c) otherwise amend, supplement or otherwise modify the terms and conditions of any Acquisition

Document or the Supply Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

              8.17 Passive Status of International Holdings Bankruptcy Remote Nature of Bisto. Permit International Holdings to engage in any activities or incur any Indebtedness or Guarantee Obligations other than (A) owning the stock of Foreign Subsidiaries of the US Borrower, (B) its activities incident to the performance of the Loan Documents, (C) transactions pursuant to or in connection with the Transactions, and (D) unsecured subordinated guarantees of the Senior Subordinated Indebtedness. Permit Bisto, to engage in any business activities or incur any Indebtedness or Guarantee Obligations other than its reimbursement obligations under the Chips Letter of Credit.

                         SECTION 9.  EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) Any Borrower shall fail to pay any principal of any Specified Loan and/or Specified Note or any Specified Accommodation Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Specified Loan and/or Specified Note, or any other amount payable hereunder by it, within five
       (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

              (b) Any representation or warranty made or deemed made by any Borrower, Holdings or any of their Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) Any Borrower, Holdings or any of their Subsidiaries shall default in the performance or observance of any agreement contained in
       Section 8 or Section 11 of this Agreement or Section 5 of the Guarantee and Collateral Agreement; or

              (d) Any Borrower, Holdings or any of their Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days; or

              (e) Except as set forth on Schedule 9(e), any Credit Party or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than any of the Loans) or (y) in the payment of any Guarantee Obligation (other than the guarantees pursuant to the Loan Documents), having an outstanding principal amount individually or in the aggregate for both of clauses
       (x) and (y) in excess of the Equivalent Amount of $5,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

              (f) (i) Any Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, liquidation, administration, winding up, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, administrator, liquidator, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Credit Parties or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

              (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the US Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for

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       purposes of Title IV of ERISA, (v) the US Borrower or any Commonly
       Controlled Entity shall, or in the reasonable opinion of the US Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or

              (h) Any Credit Party or any of its Subsidiaries shall directly or indirectly (i) terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability to a Credit Party, (ii) accept payment of any amount from any Canadian Pension Plan, or (iii) merge any Canadian Pension Plan which in each case could reasonably be expected to have a Material Adverse Effect.

              (i) One or more judgments or decrees shall be entered against Holdings, the Specified Borrower or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of the Equivalent Amount of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

              (j) Holdings, any Borrower or any of their Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

              (k) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Specified Agent, at the direction of the Required Lenders or as otherwise permitted under this Agreement) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Specified Agent and the Secured Parties thereunder, the Credit Party shall have failed to cure such invalidity within thirty
       (30) days after notice from the Specified Agent or such shorter time period as is specified by the Specified Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Specified Agent and the Secured Parties, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the Specified Agent or such shorter time period as specified by the Specified Agent in such notice and is reasonable in the circumstances); or

              (l) (x) A Change of Control shall occur, (y) Holdings shall fail to own directly or indirectly, beneficially and of record 100% of the Capital Stock of the US Borrower free and clear of all Liens other than Liens in favor of the Secured Parties pursuant to the Guarantee and Collateral Agreement, or (z) the US Borrower shall fail to own directly or indirectly, beneficially and of record 100% of the Capital Stock of

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       each Foreign Subsidiary Borrower, provided that with respect to the
       English Borrower, until completion of the Compulsory Acquisition the US Borrower need own indirectly only 94% of the Capital Stock of the English Borrower;

              (m) A Notice of crystallization, a prior notice of exercise of a hypothecary recourse, an advance registration (as such terms is used in Article 2966 to 2968 of the Civil Code of Quebec) or a notice of withdrawal of an authorization to collect claims (a "Civil Code Notice") is sent to any Credit Party in respect of a substantial part of the claims, properties or assets of such Credit Party, or is registered thereagainst, unless the rights purported to be enforced pursuant to such Civil Code Notice are being contested in good faith by appropriate legal proceedings and the exercise of such rights is stayed pending such proceedings;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Accommodations and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Accommodations and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Section 9 on account of undrawn Accommodations shall be made by the Specified Borrower directly to a cash collateral account established for such purpose for application to the Specified Borrower's obligations with respect thereto as drafts are presented under the Specified Accommodations. Any remaining amounts paid by the Specified Borrower in respect of such undrawn Specified Accommodations shall be returned to the Specified Borrower after the last expiry date of the Accommodations and after the Obligations have been paid in full. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                            SECTION 10.  THE AGENTS

              10.1 Appointment. Each Specified Lender hereby irrevocably designates and appoints its Specified Agent and person holding a power of attorney of such Specified Lender under this Agreement and the other Specified Loan Documents, and each such Specified Lender irrevocably authorizes such Specified Agent for such Specified Lender, to take such action on its behalf under the provisions of this Agreement and the other Specified Loan

Documents and to exercise such powers and perform such duties as are expressly delegated to the Specified Agent by the terms of this Agreement and the other Specified Loan Documents, together with such other powers as are reasonably incidental thereto including, without limitation, the execution and delivery of the Sharing Agreement on behalf of such Specified Lender and the appointment of
Chase, as Collateral Agent thereunder.   Notwithstanding any provision to the
contrary elsewhere in this Agreement, no Specified Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Specified Loan Document or otherwise exist against the Specified Agent.

              10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

              10.3 Exculpatory Provisions. The Agents shall not, nor shall any of their officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Specified Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Parties.

              10.4 Reliance by the Specified Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agents shall deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Specified Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all the Lenders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Specified Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders or all
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the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations.

              10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice from a Specified Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, the Specified Agent shall give notice thereof to the Specified Lenders and other Agents. The Agents shall each take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all the Lenders; provided that unless and until such Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

              10.6 Non-Reliance on Agent and Lenders. Each Lender expressly acknowledges that no Agent has, nor has any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Specified Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Specified Lenders by the Specified Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              10.7 Indemnification. The Specified Lenders agree to indemnify the Specified Agent in its capacity as such (to the extent not reimbursed by the Specified Borrower and without limiting the obligation of the Specified Borrower to do so), ratably according to their respective Specified Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Specified Loans) be imposed on, incurred by or asserted against the Specified Agent in any way relating to or arising out of this Agreement, any of the other Loan

Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Specified Agent under or in connection with any of the foregoing; provided that no Specified Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Specified Agent's gross negligence or wilful misconduct. The agreements in this subsection shall survive the payment of the Specified Loans and all other amounts payable hereunder.

              10.8 Agents in Their Individual Capacity. The Agent, and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agents were not the Agents hereunder and under the other Loan Documents. With respect to its Specified Loans made or renewed by it and any Specified Note issued to it, the Specified Agent shall have the same rights and powers under this Agreement and the other Specified Loan Documents as any Specified Lender and may exercise the same as though it were not a Specified Agent, and the terms "Specified Lender" and "Specified Lenders" shall include each of the Specified Agents in its individual capacity.

              10.9 Successor Agents. Any Specified Agent may resign as the Specified Agent upon ten (10) days' notice to the Lenders. If the Specified Agent shall resign as Specified Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Specified Lenders a successor agent for the Specified Lenders, which successor agent shall be subject to the approval of the Specified Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Specified Agent, and the term "Specified Agent" shall mean such successor agent effective upon such appointment and approval, and the former Specified Agent's rights, powers and duties as Specified Agent shall be terminated, without any other or further act or deed on the part of such former Specified Agent or any of the parties to this Agreement or any holders of the Specified Loans. After any retiring Specified Agent's resignation as Specified Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Specified Agent under this Agreement and the other Loan Documents.

              10.10 Additional Ministerial Powers of the Specified Agents. Each Specified Agent is hereby irrevocably authorized by each of the Specified Lenders to execute any document creating any Lien and to release any Lien covering any asset of the Specified Borrower or any of its Subsidiaries (including, without limitation, any Properties, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or, subject to subsection 12.1, which has been consented to by the Required Lenders.

              10.11 Specified Issuing Lender and Collateral Agent. Each Specified Revolving Credit Lender, Chips Limited Term Loan Lender and Chips Acquisition Term Loan Lender hereby acknowledges that the provisions of this
Section 10 shall apply to the Specified Issuing Lender, in its capacity as issuer of any Specified Accommodation, in its capacity under the other Loan Documents, in the same manner as such provisions are expressly stated to apply to a Specified Agent.  Each English Revolving Credit Lender
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                                                                             120


hereby acknowledges that Chase may make drawings under the English Bidco Loan Note Letter of Credit in accordance with the terms thereof without regard to its capacity as an Agent hereunder and whether or not the English Bidco Loan Note Letter of Credit is valid or enforceable.

              10.12  English Agent as Trustee.  (a)      The English Agent in
its capacity as trustee or otherwise under the Loan Documents:

                     (i) is not liable for any failure, omission, or defect in perfecting or registering the security constituted or created by any Loan Document;

                     (ii) may accept without inquiry such title as any Credit Party may have to any asset secured by any Loan Document; and

                     (iii) is not under any obligation to hold any Loan Document or any other document in connection with the Loan Documents or the assets secured by any Loan Document (including title deeds) in its own possession or take any steps to protect or preserve the same. The English Agent may permit any Credit Party to retain any Loan Document or other document in its possession.

              (b) Except as otherwise provided in the Loan Documents, all moneys which under the trusts contained in the Loan Documents are received by the English Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the English Agent in any investment authorized by English law for the investment by trustee of trust money or in any other investments which may be selected by the English Agent. Additionally, the same may be placed on deposit in the name or under the control of the English Agent at such bank or institution (including the English Agent) and upon such terms as the English Agent may think fit.




                             SECTION 11.  GUARANTEE

       11.1 Guarantee. To induce the Lenders to execute and deliver this Agreement, to make Loans, and to issue and participate in Accommodations, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety to the Agents, the Secured Parties and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay the expenses which may be paid or incurred by the Agents or the Secured Parties in collecting any or all of the Obligations and/or enforcing any rights under this Section 11 or under the Obligations in accordance with subsection 12.5. The guarantee contained in this Section 11 shall remain in full force and effect until the Obligations are paid in full and each of the Commitments is terminated, notwithstanding that from time to time prior thereto any Borrower may be free from any Specified Obligations.

              11.2 Waiver of Subrogation. Notwithstanding any payment or payments made by Holdings in respect of the Obligations or any setoff or application of funds of Holdings by any Agent or any Lender, until payment in full of the Obligations and the termination of each of Commitments and until the Accommodations have been terminated, Holdings shall not be entitled to be subrogated to any of the rights of the Agents or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Obligations, nor shall Holdings seek any reimbursement from any Borrower in respect of payments made by Holdings hereunder.

              11.3 Modification of Obligations. Holdings hereby consents that, without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of the Obligations made by any Agent, any Issuing Lender, any Lender may be rescinded by the Agent, the Issuing Lender, or the Lenders, and the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent, any Issuing Lender, or any Lender, and that this Agreement, any Notes, and the other Loan Documents, including, without limitation, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents, the Issuing Lenders, or the Lenders, may deem advisable from time to time, and, to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by any Agent, any Issuing Lender, or any Lender, for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Agents, the Issuing Lenders, and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against Holdings, the Agents, the Issuing Lenders, or the Lenders, may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by any Agent, any Issuing Lender, or any Lender, to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve Holdings of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Issuing Lenders, or the Lenders, against Holdings. For the purposes of this subsection "demand" shall include the commencement and continuance of any legal proceedings.

              11.4 Waiver by Holdings. Holdings waives the benefits of division and discussion and any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Agents, the Issuing Lenders, or the Lenders upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Section 11, and all dealings between Holdings and the Agents, the Issuing Lenders, or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Specified Borrower or Holdings with respect to any Specified Obligations. This guarantee shall be construed as a continuing absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement, any Note or any other Loan Document, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by any Agent, any Issuing Lender, or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against any Agent, any Issuing Lender, or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any of its Obligations, or of Holdings under the guarantee contained in this Section 11 in bankruptcy or in any other instance, and the obligations and liabilities of Holdings hereunder shall not be conditioned or contingent upon the pursuit by any Agent, any Issuing Lender or any Lender or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of any Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Section 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Obligations shall have been satisfied in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement any Borrower may be free from any Obligations.

              11.5 Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by any Agent, any Issuing Lender, or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings, any Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

              11.6 Negative Covenants. Until the Obligations shall have been paid in full, the Accommodations shall have expired or been terminated and the Commitments shall have been terminated, Holdings hereby agrees that it shall not (i) cease to own, directly or indirectly, 100% of the Capital Stock of the US Borrower, (ii) amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Secured Party in any material respect, (iii) engage in any activities other than (A) owning the stock of the US Borrower and Bisto, (B) its activities incident to the performance of (x) the Loan Documents, and (y) the issuance and/or sale of its common stock or options or warrants in respect of its Capital Stock, provided that the proceeds thereof are applied as

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set forth in subsection 2.10, (C) transactions pursuant to or in connection with the Transactions, and (D) activities contemplated by this Section 11, (iv) make any Restricted Payment except as permitted by subsections 8.7(a) through
(d) or (v) amend, supplement or otherwise modify any of the provisions of the Chips Loan Notes without the consent of the Administrative Agent and the Required Lenders.

                           SECTION 12.  MISCELLANEOUS

              12.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Specified Agent, as the case may be, may, from time to time, (a) enter into with any Credit Party written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Secured Parties or any Credit Party or any other Person hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Specified Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) reduce the aggregate amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or thereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Specified Revolving Credit Commitment, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this subsection 12.1 or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by Holdings or any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release collateral having an aggregate value in excess of the Equivalent Amount of $20,000,000 or release Holdings from any Guarantee Obligation under the Loan Documents, in each case, except as set forth in subsection 10.10, without the written consent of all the Lenders, (iii) amend, modify or waive any provision of subsection 2.14 and Sections 3 or 10 (to the extent applicable to Swing Line Notes or Swing Line Lenders) without the written consent of the then Swing Line Lenders, (iv) amend, modify or waive any provision of (w) subsection 2.5 (to the extent such subsection 2.5 relates to the Tranche A Term Loans) without the written consent of Tranche A Term Loan Lenders the Tranche A Term Loan Percentages of which aggregate at least a majority, (x) subsection 2.5 (to the extent such subsection 2.5 relates to the Tranche B Term Loans) without the written consent of Tranche B Term Loan Lenders the Tranche B Term Loan Percentages of which aggregate at least a majority, (y) subsection 2.5 (to the extent such subsection 2.5 relates to the Tranche C Term Loans) without the written consent of Tranche C Term Loan Lenders the Tranche C Term Loan Percentages of which aggregate at least a majority, or (z) subsection 2.6 (to the extent subsection 2.6 relates to the Specified Foreign Subsidiary Term Loans) without the written consent of the Specified Foreign Subsidiary Lenders holding a majority of the outstanding Specified Foreign Subsidiary Term Loans, (v) amend, modify or waive any provision of subsection 2.1, 2.2, 2.3 or 2.4 or Section 3 without the written consent of the Specified Revolving Credit Lenders the Specified Revolving Credit Commitment Percentages of which aggregate at least a majority of the outstanding Revolving Credit Commitments, (vi) amend, modify or waive any provision of Section 10 without the written consent of each Agent, (vii) amend, modify or waive any prepayment required by subsection 2.10(a), (b) or (c), without the consent of Lenders having in the aggregate at least a majority of the outstanding Term Loans, (viii) amend, modify or waive the order of application of prepayments specified in subsection 4.4(b) without the consent of (A) US Revolving Credit Lenders and Tranche A Term Loan Lenders the Total Credit Percentages (calculated for this purpose without reference to outstanding Tranche B Term Loans, Tranche C Term Loans, or the Foreign Subsidiary Term Loans and outstanding Foreign Revolving Credit Commitments) of which aggregate at least a majority, (B) Specified Foreign Revolving Credit Lenders the Total Credit Percentages (calculated for this purpose without reference to outstanding other Specified Revolving Credit Commitments, Tranche B Term Loans, Tranche C Term Loans, or the Foreign Subsidiary Term Loans) of which aggregate at least a majority, (C) Tranche B Term Loan Lenders the Tranche B Term Loan Percentages of which aggregate at least a majority, (D) Tranche C Term Loan Lenders the Tranche C Term Loan Percentages of which aggregate at least a majority, and (E) Specified Foreign Subsidiary Term Loan Lenders with respect to each class of Specified Foreign Subsidiary Term Loans which hold a majority of the outstanding Specified Foreign Subsidiary Term Loans of such class, (the US Lenders and the Foreign Subsidiary Lenders referred to in clauses (A), (B), (C), (D), and (E), collectively, the "Majority Class Lenders"), (ix) amend, modify or waive the provisions of any Specified Accommodation or any Specified Accommodation Obligation without the written consent of the Specified Issuing Lender and each affected Specified Accommodation Participant, (x) amend, modify or waive any provision of any Loan Document that provides for the ratable sharing by the Secured Parties of the proceeds of any realization on the security for the Obligations to provide for a non-ratable sharing thereof, without the consent of the Majority Class Lenders, or (xi) amend, modify or waive any provision herein that (A) affects the Revolving Credit Lenders, or Term Loan Lenders (or any tranche thereof) only, without the prior written consent of a majority in interest of the Revolving Credit Lenders, Term Loan Lenders (or tranche thereof), as the case may be, (B) affects the Specified Lenders or Specified Revolving Credit Lenders or Specified Term Lenders only, without the prior written consent of a majority in interest of such Specified Lenders or Specified Revolving Credit Lenders or Specified Term Lenders, as the case may be, or (C) except as provided in the foregoing provisions of this subsection 12.1, adversely affects the rights and interests of any of the Specified Lenders differently from those of any other class of Specified Lenders, without the prior written consent of a majority in interest of each separate class of Specified Lenders affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each of the Borrowers, the Agents, the Lenders, and all future holders of any of the Obligations. In the case of any waiver, the Credit Parties, the Lenders, and each of the Agents shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

              12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two (2) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of any Borrower, Holdings and the Agents, the Issuing Lenders and the Swing Line Lenders, and as set forth on the signature pages hereto or in any Joinder Agreement in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:

       The Borrowers:              c/o Mills & Partners, Inc.
                                   101 South Hanley Road
                                   St. Louis, Missouri 63105
                                   Attention:  David Sindelar
                                   Telecopy:  (314) 746-2299

       with copies to:             Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas  75201
                                   Attention:  Lawrence D. Stuart, Jr.
                                   Telecopy:   (214) 740-7313

       Holdings:                   c/o Mills & Partners, Inc.
                                   101 South Hanley Road
                                   St. Louis, Missouri 63105
                                   Attention:  David Sindelar
                                   Telecopy:   (314) 746-2299

       with copies to:             Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas  75201
                                   Attention:  Lawrence D. Stuart, Jr.
                                   Telecopy:   (214) 740-7313

       The Administrative          The Chase Manhattan Bank
       Agent,the US                Loan & Agency Services Group
       Issuing Lender or           One Chase Manhattan Plaza, 8th Floor
       US Swing Line               New York, New York  10081
       Lender:                     Attention:  Janet Belden
                                   Telecopy: (212) 552-5658

       with copies to:             The Chase Manhattan Bank
                                   270 Park Avenue, 37th Floor
                                   New York, New York  10017
                                   Attention:  Edmund DeForest
                                   Telecopy:  (212) 270-4584

       The Canadian                The Chase Manhattan Bank of Canada
       Agent,the Canadian          1 First Canadian Place
       Issuing Lender or           Suite 6900, P.O. Box 106
       Canadian Swing Line         Toronto, Ontario
       Lender:                     Canada  M5X 1A4
                                   Attention:  Amanda Staff
                                   Telecopy: (416) 216-4162

       with copies to:             The Chase Manhattan Bank
                                   270 Park Avenue, 37th Floor
                                   New York, New York  10017
                                   Attention:  Edmund DeForest
                                   Telecopy:  (212) 270-4584

       The English                 Chase Manhattan International Limited
       Agent,the English           Trinity Tower
       Issuing Lender:             9 Thomas More Street
                                   London, England  E19YT
                                   Attention:  Stephen Clark or
                                               Stephen Hurfford
                                   Telecopy: 011 44 171 777 3840

       with copies to:             The Chase Manhattan Bank
                                   270 Park Avenue, 37th Floor
                                   New York, New York  10017
                                   Attention:  Edmund DeForest
                                   Telecopy:  (212) 270-4584

       The Collateral              The Chase Manhattan Bank
       Agent:                      Loan & Agency Services Group
                                   One Chase Manhattan Plaza, 8th Floor
                                   New York, New York  10081
                                   Attention:  Janet Belden
                                   Telecopy:  (212) 552-5658

provided that any notice, request or demand to or upon the Specified Agent or the Specified Lenders pursuant to subsection 2.2, 2.4, 2.5, 2.7, 2.8, 2.11, 2.12, 2.13 or 4.4 shall not be effective until received.

              12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Specified Loans hereunder.

              12.5 Payment of Expenses and Taxes. Each Specified Borrower agrees (a) to pay or reimburse the Specified Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Specified Agent, (b) to pay or reimburse each Specified Lender and the Specified Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Specified Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Specified Lenders, and (c) to pay, indemnify, and hold each Specified Lender and the Specified Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Specified Lender and the Specified Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents, the Acquisition Documents, the Transactions or the use of the proceeds of the Specified Loans in connection with the Transactions and any such other documents (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided that the Specified Borrower shall have no obligation hereunder to the Specified Agent, or any Specified Lender (or their respective directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the indemnified party or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnified party of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection shall survive repayment of the Specified Loans and all other amounts payable hereunder.

              12.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, Agents, and all future holders of the Loans and their respective successors and assigns, except that no Borrower nor Holdings may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Any Specified Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks, insurance companies, mutual funds, or other financial institutions or other entities ("Specified Participants") participating interests in any Specified Loan owing to such Lender, any Note held by such Lender, any Specified Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Specified Lender of a participating interest to a Specified Participant, such Specified Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Specified Lender shall remain solely responsible for the performance thereof, such Specified Lender shall remain the holder of any such Specified Loan for all purposes under this Agreement and the other Loan Documents, and the Specified Borrower and the Specified Agent shall continue to deal solely and directly with such Specified Lender in connection with such Specified Lender's rights and obligations under this Agreement and the other Loan Documents. No Specified Lender shall permit any Specified Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Specified Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that would, directly or indirectly, (i) reduce the aggregate amount or extend the final maturity of any Specified Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (ii) consent to the assignment or transfer by the Specified Borrower of any of its rights and obligations under this Agreement or any of the other Loan Documents. Each Specified Borrower agrees that if amounts outstanding under this Agreement and the Specified Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Specified Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Specified Lender under this Agreement or any Note, provided that in purchasing such participating interest, such Specified Participant shall be deemed to have agreed to share with the Specified Lenders the proceeds thereof as provided in subsection 12.7(a) as fully as if it were a Specified Lender hereunder. The Specified Borrower also agrees that each Specified Participant shall be entitled to the benefits of subsections 4.5, 4.6 and 4.7 with respect to its participation in the Specified Commitments and the Specified Loans and Specified Accommodations outstanding from time to time as if it was a Specified Lender; provided that in the case of subsection 4.6 and 4.7, such Specified Participant shall have complied with the requirements of said subsection and provided, further, that no Specified Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Specified Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Specified Lender to such Specified Participant had no such transfer occurred; and provided further that no Specified Participant with respect to a Canadian Lender under this subsection 12.6(b) which is a non-resident of Canada (as defined in the ITA) shall be entitled to the benefit of subsection 4.7.

              (c) Any Specified Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time assign to any other Specified Lender of the same class or any local affiliate thereof or, with the consent of the Specified Agent and the Specified Borrower (such consents not to be unreasonably withheld), to an additional bank, mutual fund, or financial or lending institution or any fund that is regularly engaged in making, purchasing, or investing in loans or securities (a "Specified Assignee") all or any part of its rights and obligations under this Agreement and any Specified Notes pursuant to an Assignment and Acceptance, executed by such Specified Assignee, such assigning Lender (and, in the case of a Specified Assignee that is not then a Specified Lender of the same class or a local affiliate thereof, by the Specified Agent) and delivered to the Specified Agent for its acceptance and recording in the Specified Register; provided that (x) each such transfer shall be in respect of a portion of such assigning Lender's rights and obligations under this Agreement and any Specified Notes equal to or in excess of the Equivalent Amount of $5,000,000 or, if such assigning Lender's outstanding Commitment on the date of such assignment is less than the Equivalent Amount of $5,000,000, the aggregate of such assigning Lender's Commitments hereunder) unless otherwise agreed by the Specified Borrower and the Specified Agent, (y) no Swing Line Lender may transfer any portion of its Specified Swing Line Commitment without the consent of the Specified Borrower (such consent not to be unreasonably withheld) and (z) any Chips Limited Term Loan Lender shall only be permitted to assign all or any part of its rights and obligations (with respect to its Specified Accommodation Participating Interest in the Chips Letter of Credit to be converted to Chips Limited Term Loans or its outstanding Chips Limited Term Loans to US Borrower) to a US entity which
(i) satisfies subsection 4.7(d)(ii) or (ii) has an English affiliate, branch or agency that satisfies subsection 4.7(d)(i). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Specified Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Specified Lender hereunder with Specified Commitments as set forth therein, and (y) the assigning Specified Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Specified Lender's rights and obligations under this Agreement, such assigning Specified Lender shall cease to be a party hereto). No Assignee of a Canadian Lender under this subsection 12.6(c) which is a non-resident of Canada (as defined in the ITA) shall be entitled to the benefit of section 4.7.

              (d) Each Specified Agent acting, for this purpose, as agent of the Specified Borrower shall maintain at its address referred to in subsection
12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Specified Register") for the recordation of the names and addresses of the Specified Lenders and the Specified Commitments of, and principal amount of the Specified Loans owing to, each Specified Lender from time to time. The entries in the Specified Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Specified Register as the owner of the Specified Loans recorded therein for all purposes of this Agreement. No assignment or transfer of any Specified Loan (or portion thereof) or any Specified Note and the obligations evidenced thereby, shall be effected unless and until it has been recorded in the Specified Register as provided in this subsection 12.6(d). The Specified Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Specified Lender and a Specified Assignee (and, in the case of a Specified Assignee that is not, before such assignment, a Specified Lender or an affiliate thereof, by the Specified Agent) together with payment, by a Specified Assignee, to the Specified Agent of a registration and processing fee of the Equivalent Amount of $4,000 if the Specified Assignee is not a Specified Lender prior to the execution of the Specified Assignment and Acceptance and $1,000 otherwise, the Specified Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Specified Register and give notice of such acceptance and recordation to the assigning Specified Lender, the Specified Assignee and the Specified Borrower. On or prior to such effective date, if requested, the Specified Borrower, at its own expense, shall execute and deliver to the Specified Agent (in exchange for any Specified Revolving Credit Note, Specified Swing Line Note or Specified Term Note of the assigning Specified Lender) a new Specified Revolving Credit Note, Specified Swing Line Note or Specified Term Note, as the case may be, to the order of such Specified Assignee in an amount equal to the Specified Revolving Credit Commitment, Specified Swing Line Commitment or portion of the Specified Term Loan, as the case may be, assumed by it pursuant to such Specified Assignment and Acceptance and, if the assigning Specified Lender has retained a Specified Revolving Credit Commitment, Specified Swing Line Commitment or portion of a Specified Term Loan hereunder, a new Specified Revolving Credit Note, Specified Swing Line Note or Specified Term Note, as the case may be, to the order of the assigning Specified Lender in an amount equal to the Specified Revolving Credit Commitment or Specified Term Loan, as the case may be, retained by it hereunder. Such new Specified Notes shall be in the form of the Specified Note replaced thereby.

              (f) The Specified Borrower authorizes each Specified Lender to disclose to any Specified Participant or Specified Assignee (each, a "Specified Transferee") and any prospective Specified Transferee any and all financial information in such Specified Lender's possession concerning the Credit Parties and their Affiliates which has been delivered to such Specified Lender by or on behalf of the Credit Parties pursuant to this Agreement or which has been delivered to such Specified Lender by or on behalf of the Credit Parties in connection with such Specified Lender's credit evaluation of the Specified Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Specified Transferee or prospective Specified Transferee agrees to comply with the provisions of subsection 12.15.

              (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Specified Loans and Specified Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by US Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

              12.7 Adjustments; Set-off. (a) If any Specified Lender (a "benefitted Specified Lender") shall at any time receive any payment of all or part of the Specified Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Specified Lender, if any, in respect of the Specified Obligations owing to such other Specified Lender, such benefitted Specified Lender shall purchase for cash from the other Specified Lenders a participating interest in such portion of the Specified Obligations owing to each such other Specified Lender, or shall provide such other Specified Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Specified Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Specified Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Specified Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

              (b) In addition to any rights and remedies of the Specified Lenders provided by law, each Specified Lender shall have the right, without prior notice to the Specified Borrower, any such notice being expressly waived by the Specified Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Specified Borrower hereunder or under any Specified Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Specified Lender or any branch or agency thereof to or for the credit or the account of the Specified Borrower. Each Specified Lender agrees promptly to notify the Specified Borrower and the Specified Agent after any such set-off and application made by such Specified Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

              12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrowers and Agents.

              12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              12.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              12.11  Judgment Currency.

              (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 12.11 referred to as the "Judgment Currency") an amount due in a particular currency (the "Denominated Currency") under any Loan Document, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of the province of Ontario or in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 12.11 being hereinafter in this subsection 12.11 referred to as the "Judgment Conversion Date").

              (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 12.11(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the time of actual receipt of the amount due in immediately available funds, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Denominated Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

              (c)  Any amount due from any Credit Party under this subsection
12.11 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

              (d) The term "rate of exchange" in this subsection 12.11 means the spot rate of exchange at which the Specified Agent would, on the relevant date at or about 12:00 noon, be prepared to sell Denominated Currency against the Judgment Currency.

              12.12 Risks of Superior Force. Each of the Credit Parties expressly assumes all risks of superior force, such that it shall be bound to timely execute each and every of its obligations under this Agreement notwithstanding the existence or occurrence of any event or circumstance constituting a superior force within the meaning of Article 1693 of the Civil Code of Quebec.

              12.13 Language. The parties hereto have agreed that this Agreement as well as any document or instrument relating thereto be drawn up in English only. Les parties aux presentes ont convenu que la presente Convention ainsi que tous autres actes ou documents s'y rattachant soient rediges en anglais seulement.

              12.14 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              12.15 Submission To Jurisdiction; Waivers. Each of the Borrowers and Holdings hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or such Borrower at their respective addresses set forth in subsection 12.2 or at such other address of which any Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              (f) with respect to the Foreign Subsidiary Borrowers, appoints Viasystems, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105, as its agent (the "Process Agent") to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any such proceeding. Service may be made on the Process Agent at its address specified above or on the Specified Foreign Subsidiary Borrower at its address specified hereunder, in each case in the manner provided for the giving of notices in subsection 12.2 hereof.

              12.16 Acknowledgements. Each of the Borrowers and Holdings hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and any Notes and the other Loan Documents;

              (b) no Secured Party has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Secured Parties, on one hand, and the

       Credit Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

              (c) no joint venture exists among the Secured Parties or among the Credit Parties and the Secured Parties.

              12.17 WAIVERS OF JURY TRIAL. HOLDINGS, EACH BORROWER, THE LENDERS, AND EACH AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              12.18 Confidentiality. Each Specified Lender agrees to keep confidential any information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Specified Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this subsection 12.18, (e) to the extent required in connection with any litigation between any Credit Party and any Specified Lender with respect to the Specified Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and agree to be bound by provisions of this subsection 12.18, (g) to the National Association of Insurance Commissioners and (h) with the Specified Borrower's prior written consent. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED, HEREIN, THE AGENTS, THE LENDERS AND THE ISSUING LENDERS AGREE THAT NO PUBLIC ANNOUNCEMENT, CIRCULAR OR ADVERTISEMENT SHALL BE MADE, ISSUED OR PUBLISHED BY ANY OF THEM DISCLOSING ANY OF THE TERMS OF OR THE SELLER TO THE CHIPS ACQUISITION. FOR PURPOSES OF THE IMMEDIATELY PRECEDING SENTENCE THE PROVISION OF INFORMATION TO ANY NEWSPAPER, MAGAZINE OR ANY OTHER FORM OF MEDIA SHALL CONSTITUTE THE MAKING, ISSUANCE OR PUBLICATION OF A PUBLIC ANNOUNCEMENT, CIRCULAR OR ADVERTISEMENT. The agreements in this subsection shall survive repayment of the Specified Loans and all other amounts payable hereunder.

              12.19 Sharing Agreement. Notwithstanding anything to the contrary contained in this Agreement, any of the other Loan Documents, or the Sharing Agreement, the Credit Parties and their respective Subsidiaries are not a party to and shall not be bound by the Sharing Agreement.

              12.20 No Guarantee of Domestic Obligations by Foreign Subsidiaries of US Borrower. Notwithstanding anything herein to the contrary or in any of the other Loan Documents, no Foreign Subsidiary of the US Borrower guarantees the Domestic Obligations and none of the assets of any Foreign Subsidiary secure or shall be used to pay the Domestic Obligations.

              12.21 Section 151 of the Companies Act of 1985. Notwithstanding any other provision of this Agreement none of the Foreign Subsidiary Borrowers may take any action under this Agreement or assume any obligations in relation thereto which would result in a breach of the provisions of Section 151 of the Companies Act of 1985 (as amended) and more particularly neither the English Borrower nor any of its Subsidiaries may, until completion of the "whitewash procedures" set forth in Sections 155-158 of the Companies Act of 1985 (as amended) referred to in Section 7.14 hereof, (i) borrow under any English Loan or English Accommodations for the purposes of replacing, refinancing, or substituting indebtedness under the Existing Credit Agreement, except for English Revolving Credit Loans, or the obligations of the English Issuing Lender under the English Bidco Loan Note Letter of Credit or any obligations relating thereto or (ii) borrow under any English Loan or English Accommodations for the purpose of financing the Compulsory Acquisition.

                    [rest of page intentionally left blank]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       VIASYSTEMS GROUP, INC.,
                                         as Guarantor

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       BORROWERS

                                       VIASYSTEMS, INC.,
                                         as US Borrower


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       CIRCO CRAFT CO. INC.,
                                         as Canadian Borrower

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       PCB INVESTMENTS PLC,
                                         as English Bidco


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       FORWARD GROUP PLC,
                                         as English Borrower


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       CHIPS ACQUISITION LIMITED,
                                         as a Foreign Subsidiary Borrower


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       INTERCONNECTION SYSTEMS (HOLDINGS)
                                       LIMITED,
                                         as a Foreign Subsidiary Borrower



                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                       AGENTS

                                       THE CHASE MANHATTAN BANK,
                                         as Administrative Agent and Collateral
                                         Agent, and as a Lender


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       THE CHASE MANHATTAN BANK OF CANADA,
                                         as Canadian Agent, and as a Canadian
                                         Lender


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       CHASE MANHATTAN INTERNATIONAL LIMITED,
                                         as English Agent


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       CHASE MANHATTAN BANK DELAWARE,
                                         as a US Issuing Lender


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       Letter of Credit Department
                                       1201 Market Street, 9th Floor
                                       Wilmington, Delaware 19080
                                       Attn:  Michael P. Handago
                                       Telephone: (302) 428-3311
                                       Telecopy: (302) 428-3390

                                       US LENDERS

                                       CIBC INC.


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       CIBC Wood Gundy
                                       425 Lexington Avenue
                                       New York, New York 10017
                                       Attention:  Cyd Petre
                                       Telecopy:  (212) 856-3991

                                       BANK OF MONTREAL



                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       430 Park Avenue
                                       New York, New York 10022
                                       Attention: Richard McClorey
                                       Telecopy:  (212) 605-1455

                                       THE BANK OF NOVA SCOTIA



                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       600 Peachtree Street, NW
                                       Suite 2700
                                       Atlanta, GA  30308
                                       Attn:  Shannon Law
                                       Telecopy: (404) 888-8998

                                       With a Copy to:
                                       181 West Madison Street
                                       Suite 3700
                                       Chicago, Illinois   60602
                                       Attn:  Gayne Underwood
                                       Telecopy:  (312) 201-4108


                                       CITIBANK, N.A.


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       399 Park Avenue, 6th Floor, Zone 7
                                       New York, New York  10043
                                       Attention:  R. Bruce Hall
                                       Telecopy:  (212) 559-0292

                                       THE FUJI BANK LIMITED, NEW YORK BRANCH



                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       2 World Trade Center
                                       79th Floor
                                       New York, New York  10048
                                       Attention:  Mark Hanslin
                                       Telecopy:  (212) 898-2073


                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                       By:         /s/
                                              ---------------------------------
                                              Name:   David McLaughlin
                                              Title:  Vice President

                                       Address for Notices
                                       1251 Avenue of the Americas
                                       New York, New York  10020
                                       Attention: David McLaughlin
                                       Telecopy: (212) 782-4981

                                       BANKERS TRUST

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       One Liberty Plaza
                                       New York, New York  10006
                                       Attention:  Tim Morris
                                       Telecopy:  (212) 250-7218

                                       NATIONAL WESTMINSTER BANK Plc

                                       By:         /s/
                                              ---------------------------------
                                              Name:  Elliot Jones
                                              Title: Managing Director

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       175 Water Street
                                       New York, New York  10038
                                       Attention:  Commercial Loans
                                       Telecopy:  (212) 602-4118


                                       ABN AMRO BANK N.V.


                                       By:         /s/
                                              ---------------------------------
                                       Its:
                                              ---------------------------------


                                       By:         /s/
                                              ---------------------------------

                                       Its:
                                              ---------------------------------

                                       Address for Notices
                                       135 South LaSalle Street
                                       Chicago, Illinois  60603
                                       Attention:  Thomas F. Comfort
                                       Telecopy:  (312) 606-8425

                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       One First National Plaza
                                       Suite 0173
                                       Chicago, Illinois  60670
                                       Attention:  William Oleferchik, Vice
                                       President
                                       Telecopy:  (312) 732-1117

                                       THE SAKURA BANK, LIMITED


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       277 Park Avenue
                                       45th Floor
                                       New York, New York  10172
                                       Attention:  Mickey Chadha
                                       Telecopy:  (212) 888-7651


                                       THE SUMITOMO BANK, LIMITED,
                                         NEW YORK BRANCH


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       277 Park Avenue
                                       New York, New York  10172
                                       Attention:  Greg Aptman
                                       Telecopy:  (212) 224-5188

                                       NATIONAL BANK OF CANADA


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       125 West 55th Street
                                       New York, New York  10019
                                       Attention: Pierre Osterrath
                                       Telecopy:  (212) 632-8545


                                       BANQUE NATIONALE DE PARIS, NEW YORK
                                       BRANCH


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:
                                       Address for Notices
                                       Banque Nationale de Paris (Canada)
                                       BNP Tower
                                       1981 McGill College Avenue
                                       Montreal, Quebec
                                       Canada  H3A 2W8
                                       Attention: Vincent Joli-Coeur
                                       Telecopy:  (514) 285-6009

                                       ARAB BANKING CORPORATION (B.S.C.)

                                       By:         /s/
                                              ---------------------------------
                                              Name:  Stephen A. Plauche
                                              Title: Vice President

                                       Address for Notices:
                                       277 Park Avenue, 32nd Floor
                                       New York, N.Y.  10172-3299
                                       Attention:  Loan Department Mgr.
                                       Telecopy:   (212) 583-0932


                                       DLJ CAPITAL FUNDING, INC.

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       277 Park Avenue, 9th Floor
                                       New York, NY  10172
                                       Attention: Stephen Hickey
                                       Telecopy:  (212) 892-5286


                                       THE LONG-TERM CREDIT BANK OF
                                       JAPAN, LIMITED


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       165 Broadway
                                       49th Floor
                                       New York, New York  10006
                                       Attention:  Koji Sasayama
                                       Telecopy:  (212) 608-2371

                                       THE BANK OF NEW YORK

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       One Wall Street
                                       New York, New York  10286
                                       Attention:  Christopher Jacobs
                                       Telecopy:  (212) 635-1208


                                       BANKBOSTON, N.A.

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       100 Federal Street
                                       Mail Stop:  01-08-05
                                       Boston, Massachusetts  02106-2016
                                       Attention:  Tim Barnes
                                       Telecopy:  (617) 434-4929

                                       BANQUE FRANCAISE DU COMMERCE
                                         EXTERIEUR

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       645 Fifth Avenue
                                       20th Floor
                                       New York, New York  10022
                                       Attention:  William Maier
                                       Telecopy:  (212) 872-5045


                                       ALLSTATE LIFE INSURANCE COMPANY


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       ALLSTATE INSURANCE COMPANY


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       3075 Sanders Rd
                                       Suite 3GA
                                       Northbrook, Illinois  60062-7127
                                       Attention:  Jerry Zinkula
                                       Telecopy:  (847) 402-3092

                                       VAN KAMPEN AMERICAN CAPITAL PRIME
                                       RATE INCOME TRUST

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       One Parkview Plaza
                                       Oakbrook Terrace, Illinois  60181
                                       Attention:  Jeffrey Maillett
                                       Telecopy:  (708) 684-6740



                                       PILGRIM AMERICA PRIME RATE TRUST

                                       By:         /s/
                                              ---------------------------------
                                              Name:  Thomas C. Hunt
                                              Title: Portfolio Analyst

                                       Address for Notices
                                       2 Renaissance Square
                                       40 N. Central, Suite 1200
                                       Phoenix, Arizona  85004-4424
                                       Attention:  Tim Hunt
                                       Telecopy:  (602) 417-8327

                                       OCTAGON CREDIT INVESTORS LOAN PORTFOLIO,
                                       FORMERLY CHL HIGH YIELD LOAN PORTFOLIO
                                       (a unit of THE CHASE MANHATTAN
                                       BANK)

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       380 Madison Avenue
                                       12th Floor
                                       New York, New York  10017
                                       Attention:  Joyce DeLucca
                                       Telecopy:  (212) 622-3797

                                       PRIME INCOME TRUST


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       Prime Income Trust C/O
                                       Dean Witter InterCapital, Inc.
                                       New York, New York  10048
                                       Attention:  Peter Gewirtz
                                       Telecopy:  (212) 392-5345


                                       ORIX USA CORPORATION


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       780 Third Avenue, 48th Floor
                                       New York, New York 10017
                                       Attention:  G.V. Sanjay
                                       Telecopy:  (212) 418-8308

                                       PROTECTIVE LIFE INSURANCE COMPANY


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       13455 Noel Rd. LB #45
                                       Two Galleria Tower, Suite 1150
                                       Dallas, Texas  75240
                                       Attention:  Mark Okada
                                       Telecopy:  (972) 233-4343

                                       MERRILL LYNCH SENIOR FLOATING RATE FUND,
                                       INC.


                                       By:         /s/
                                              ---------------------------------
                                              Name:  Gilles Marchand, CFA
                                              Title: Authorized Signatory

                                       Address for Notices
                                       800 Scudders Mill Road
                                       Plainsboro, New Jersey  08536
                                       Attention:  Gil Marchand
                                       Telecopy:  (609) 262-2756


                                       DEBT STRATEGIES FUND, INC.

                                       By:    Merrill Lynch Asset Management,
                                              L.P., as Investment Advisor

                                              By:         /s/
                                                     ---------------------------
                                                     Name:  Gilles Marchand, CFA
                                                     Title: Authorized Signatory

                                       Address for Notices
                                       800 Scudders Mill Road
                                       Plainsboro, New Jersey  08536
                                       Attention:  Gil Marchand
                                       Telecopy:  (609) 262-2756

                                       KZH HOLDING CORPORATION


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       c/o The Chase Manhattan Bank
                                       450 West 33rd Street, 15th Floor
                                       New York, New York  10001
                                       Attention: Robert Goodwin / Joe Nerich
                                       Telecopy:  (212) 946-7776

                                       THE MITSUBISHI TRUST AND
                                       BANKING CORPORATION


                                       By:         /s/
                                              ---------------------------------
                                              Name:  Patricia Loret de Mola
                                              Title: Senior Vice President

                                       Address for Notices:
                                       520 Madison Avenue
                                       25th Floor
                                       New York, New York  10022
                                       Attention: Susan LeFevre
                                       Telecopy:  (212) 593-4691


                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                       By:         /s/
                                              ---------------------------------
                                              Name:  Takuya Honjo
                                              Title: Senior Vice President

                                       Address for Notices:
                                       1251 Avenue of the Americas
                                       New York, New York  10020
                                       Attention: Ken Takehisa
                                       Telecopy:  (212) 282-4490

                                       CAISSE NATIONAL DE CREDIT AGRICOLE


                                       By:         /s/
                                              ---------------------------------
                                              Name:  Dean Balice
                                              Title:

                                       Address for Notices:
                                       55 East Monroe, Suite 4700
                                       Chicago, Illinois  60603
                                       Attention: Dean Balice
                                       Telecopy:  (312) 372-2830


                                       BHF BANK AKTIENGESELLSCHAFT


                                       By:         /s/
                                              ---------------------------------
                                              Name:  John Sykes
                                              Title:

                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                       Address for Notices:
                                       590 Madison Avenue
                                       New York, New York  10022
                                       Attention: John Sykes
                                       Telecopy:  (212) 756-5536

                                       AMARA-1 FINANCE LTD.


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:  Director


                                       AMARA-2 FINANCE LTD.


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:  Director

                                       Address for Notices
                                       Chancellor LGT Senior Secured Management,
                                       Inc.
                                       1166 Avenue of the Americas
                                       27th Floor
                                       New York, NY 10036
                                       Attention: Christopher A. Bondy
                                       Telecopy:  (212) 278-9619


                                       DEEPROCK & COMPANY

                                       By:    Eaton Vance Management
                                                as Investment Advisor


                                              By:         /s/
                                                     --------------------------
                                                     Name:
                                                     Title:


                                       Address for Notices:
                                       State Street Bank & Trust Company
                                       Corporate Trust Division
                                       One Enterprise Drive
                                       North Quincy, MA 02171
                                       Attention: Patrick McEnroe
                                       Telecopy:  (617) 664-5367

                                       With a copy to:

                                       Eaton Vance Management
                                       Attention:  Prime Rate Reserves
                                       24 Federal Street, 6th Floor
                                       Boston, MA 02110
                                       Telecopy:  (617) 695-9594

                                       ROYAL BANK OF CANADA


                                       By:         /s/
                                              ---------------------------------
                                              Title: Manager, Computer Industry
                                       Group

                                       Address for Notices:
                                       Royal Bank of Canada
                                       Financial Square
                                       23rd Floor
                                       New York, NY  10005-3531
                                       Attention:  Manager Credit Administration
                                       Telecopy:  (213) 955-5350



                                       CANADIAN LENDERS


                                       BANK OF NOVA SCOTIA


                                       By:         /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       44 King Street West
                                       Toronto, Ontario
                                       Canada M5H 1H1
                                       Attention: David Torrey
                                       Telecopy:  (416) 866-7783

                                       CANADIAN IMPERIAL BANK OF COMMERCE


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Commerce Court 50th Floor
                                       Toronto, Ontario
                                       Canada  M5L 1A2
                                       Attention:  Teresa Sarte
                                       Telecopy:   (416) 980-5855

                                       BANK OF MONTREAL


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       430 Park Avenue
                                       New York, New York 10022
                                       Attention: Richard McClorey
                                       Telecopy:  (212) 605-1455


                                       FUJI BANK CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       BCE Place, Canada Trust Tower
                                       P.O. Box 609, Suite 2800
                                       161 Bay Street
                                       Toronto, Ontario
                                       Canada M5J 2S1
                                       Attention:  Daniel Lee
                                       Telecopy:  416-865-9618

                                       ROYAL BANK OF CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:  Ghassan Dani
                                              Title: Senior Manager

                                       Address for Notices:
                                       1 Place Ville Marie
                                       8th Floor, North Wing
                                       Montreal, Quebec H3C 3A9
                                       Attention: Ghassan Dani
                                       Telecopy:  (514) 874-3896


                                       CITIBANK CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       399 Park Avenue, 6th Floor, Zone 7
                                       New York, NY  10043
                                       Attention:  R. Bruce Hall
                                       Telecopy:   212-559-0292

                                       BANK OF TOKYO-MITSUBISHI (CANADA)


                                       By:    /s/
                                              ---------------------------------
                                              Name:   Amos W. Simpson
                                              Title:  Vice President and General
                                       Manager

                                       Address for Notices:
                                       600 De La Gauchethire West
                                       Montreal, Quebec
                                       Canada  H3B 4L8
                                       Attention: Amos Simpson
                                       Telecopy:  (514) 875-9392


                                       THE SAKURA BANK (CANADA)


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Commerce Court West
                                       Toronto, Ontario
                                       Canada  M5L 1B9
                                       Attention: E. Langley
                                       Telecopy:  (416) 369-0268

                                       THE SUMITOMO BANK OF CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Ernst & Young Tower
                                       Toronto Dominion Center
                                       Suite 1400
                                       Toronto, Ontario
                                       Canada  M5K 1H6
                                       Attention: Alfred Lee
                                       Telecopy:  (416) 367-3565


                                       BT BANK OF CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       One Bankers Trust Plaza
                                       New York, NY  10006
                                       Attention: Christopher Kinslow
                                       Telecopy:  (212) 250-7200

                                       NATIONAL BANK OF CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       National Bank Tower
                                       Montreal, Quebec
                                       Canada  H3B 4L2
                                       Attention: Ross Corcoran
                                       Telecopy:  (514) 394-6073

                                       BANQUE NATIONALE DE PARIS (CANADA)


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Banque Nationale de Paris
                                       BNP Tower
                                       1981 McGill College Avenue
                                       Montreal, Quebec
                                       Canada  H3A 2W8
                                       Attention:  Vincent Joli-Coeur
                                       Telecopy:  (514) 285-6009

                                       ABN AMRO BANK CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       135 South LaSalle Street  Suite 425
                                       Chicago, Illinois  60674
                                       Attention: Paul Cronin
                                       Telecopy:  (312) 904-6387

                                       FIRST CHICAGO NBD BANK, CANADA

                                       By:    /s/
                                              ---------------------------------
                                              Name:  Jeremiah A. Hynes III
                                              Title: First Vice President

                                       Address for Notices:
                                       611 Woodward Avenue
                                       Detroit, Michigan  48226
                                       Attention: Jeremiah A. Hynes
                                       Phone:   (416) 865-0466
                                       Telecopy:(416) 365-5260


                                       ENGLISH LENDERS


                                       THE CHASE MANHATTAN BANK


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Trinity Tower
                                       9 Thomas Moore St
                                       London E19YT
                                       United Kingdom
                                       Attention:  Steven Clarke
                                       Telecopy:  011-44-171-777-2367

                                       THE BANK OF NOVA SCOTIA



                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Scotia House
                                       33 Finsbury Square
                                       London EC2A1BB
                                       United Kingdom
                                       Attention:  Paul Gibbon
                                       Telecopy:  011-44-171-454-9019

                                       BANK OF MONTREAL


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       430 Park Avenue
                                       New York, New York 10022
                                       Attention: Richard McClorey
                                       Telecopy:  (212) 605-1455


                                       ROYAL BANK OF CANADA


                                       By:    /s/
                                              ---------------------------------
                                              Name:  Martin Broadhurst
                                              Title:  Manager-Multinational
                                                     Banking

                                       Address for Notices:
                                       Royal Bank of Canada
                                       71 Queen Victoria Street
                                       London EC4V 4DE
                                       United Kingdom
                                       Attention:  Manager Loan Administration
                                       Telecopy:  011-44-171-329-4751

                                       NATIONAL WESTMINSTER BANK Plc


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       135 Bishopsgate
                                       London EC2M3UR
                                       United Kingdom
                                       Attention:  Chris Allflatt
                                       Telecopy:  011-44-171-375-5425

                                       BANQUE FRANCAISE DU COMMERCE
                                       EXTERIEUR

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       645 Fifth Avenue
                                       New York, New York  10022
                                       Attention:  Kevin Dooley
                                       Telecopy:  212-872-5045


                                       BANQUE NATIONALE DE PARIS, LONDON BRANCH


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Banque Nationale de Paris
                                       BNP Tower
                                       1981 McGill College Avenue
                                       Montreal, Quebec
                                       Canada H3A 2W8
                                       Attn: Vincent Joli-Coeur
                                       Telecopy: (514) 285-6009


                                       THE FIRST NATIONAL BANK OF BOSTON

                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices
                                       100 Federal Street
                                       Mail Stop 01-08-05
                                       Boston, Massachusetts 02106-2016
                                       Attention: Tim Barnes
                                       Telecopy: (617) 434-4929


                                       CITIBANK, N.A.



                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:

                                       Address for Notices:
                                       Cottons Centre
                                       Hays Lane
                                       London  SE1 2QT
                                       United Kingdom
                                       Attention:  Bill Ross
                                       Telecopy:  011-44-171-500-2398

                                                                             163
                                       BHF BANK AKTIENGESELLSCHAFT


                                       By:    /s/
                                              ---------------------------------
                                              Name:  John Sykes
                                              Title:


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                       Address for Notices:
                                       590 Madison Avenue
                                       New York, New York  10022
                                       Attention: John Sykes
                                       Telecopy:  (212) 756-5536


                                       SAKURA BANK LIMITED LONDON BRANCH


                                       By:    /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                       Address for Notices:
                                       Ground & 1st Floor
                                       6 Broadgate
                                       London, United Kingdom  EC2M 2RQ
                                       Attention:  Mr. Ono
                                       Telecopy: 011-44-171-638-1260

                                                                             164
                                       CIBC WOOD GUNDY PLC


                                       By:    /s/
                                              --------------------------------
                                              Name:
                                              Title:


                                       Address for Notices:
                                       Cotton Centre, Cotton Lane
                                       London, England SE1 2QL
                                       Attention:  Claire Panting
                                       Telecopy: 011-44-171-234-6433

                                       With a copy to:

                                       Attn:  Patrick Willcocks
                                       Telecopy:  011-44-171-234-6433

                           ADMINISTRATIVE SCHEDULE TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

I.     Available Currencies.

       US Borrower:  Dollars.

       Canadian Borrower: Canadian Dollars, and, with respect to the Canadian Revolving Credit Loans and Letters of Credit, Dollars.

       English Borrower, English Bidco, ISL and Chips Limited:  Pounds Sterling

II.    Base Rates and Interest Payment Dates.

       US Borrower: "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base

       Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively; "C/D Assessment Rate" shall mean for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States; and "C/D Reserve Percentage" shall mean, for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

       Interest shall be payable on the last day of each March, June, September, and December and shall be calculated on the basis of 360 days when based on the Federal Funds Effective Rate or the CD Base Rate.

       Canadian Borrower: For Canadian Dollars: "C$ Prime Rate": on any day, the annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

              (a) the annual rate of interest determined by the Canadian Agent as the annual rates of interest announced from time to time by the Canadian Agent as its Prime Rate in effect at its principal office in Toronto on such day for determining interest rates on C$ denominated commercial loans in Canada; and

              (b) the annual rate of interest equal to the sum of (A) the CDOR Rate in effect on such day and (B) 1%. To the extent that the C$ Prime Rate as determined under (a) above is not available, the C$ Prime Rate will be determined in accordance with subsection (b) above.

                     "CDOR Rate":  on any date, the annual rate of interest
              which is the rate based on an average rate applicable to C$ bankers' acceptances for a term of 30 days (in the case of the definition of "C$ Prime Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m., (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to

              C$ bankers' acceptances quoted by the Canadian Reference Lenders as of 10:00 a.m., (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day.

       Interest shall be payable on the last day of each March, June, September, and December and shall be calculated on the basis of a 365 or 366 day year when based on the C$ Prime Rate.

       Canadian Borrower: For Dollars: "Canadian Alternate Base Rate": on any day, the annual rate of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the greater of:

                (i) the annual rate of interest determined by the Canadian Agent as being the rate of interest announced from time to time by the Canadian Agent as its prime reference rate in effect on such day for determining interest rates on US$ denominated commercial loans in Canada; and

               (ii) the annual rate of interest equal to the sum of (A) the Federal Funds Effective Rate and (B) 0.5%

       Interest shall be payable on the last day of each March, June, September, and December and shall be calculated on the basis of a 365 or 366 day year when based on the Canadian Alternate Base Rate.

       English Borrower, English Bidco, ISL and Chips Limited: None

III.   Eurocurrency Base Rates and Interest Periods.

       US Borrower: "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period.

       Permitted Interest Periods shall be one, two, three, six or to the extent available to all US Lenders, nine or twelve months and interest shall be calculated on the basis of a 360-day year.

       Canadian Borrower: For Dollars only: "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which Chase Canada is offered Dollar deposits at or about 10:00 a.m., Toronto time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period.

       Permitted Interest Periods shall be one, two, three, six or to the extent available to all Canadian Lenders, nine or twelve months and interest shall be based on a 360 day year when based on the Eurocurrency Base Rate.

       English Borrower, English Bidco, ISL and Chips Limited: "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Loan, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the sum of (a) LIBOR for such Interest Period and (b) the rate per annum calculated by the English Agent in accordance with Schedule 1.1(B); "LIBOR" means in relation to any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) quoted at or about 11:00 a.m., London time, on the Quotation Date for such period on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits in Pounds Sterling of the equivalent amount for such period (such page being currently 3750) or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for Pounds Sterling as the English Agent, after consultation with the Lenders and the Borrower, shall select provided that if no such rate is displayed for Pounds Sterling and the relevant period and the English Agent has not selected an alternative service on which two or more such quotations are displayed, "LIBOR" shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rates (as notified to the English Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Pounds Sterling of such amount and for such period at or about 11:00 a.m., London time, on the Quotation Date for such period; "Reference Banks" means the principal London offices of The Chase Manhattan Bank and/or such other bank or banks as may from time to time be agreed between the English Agent and the English Borrower; and "Quotation Date" means in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

       Permitted Interest Periods shall be one, two, three, six or to the extent agreed to by the English Lenders such other periods as may be available.

IV.    Available Accommodations

       US Borrower:  Letters of Credit in an amount not to exceed $15,000,000

       Canadian Borrower:   Letters of Credit in an amount not to exceed
                            $15,000,000 or the Equivalent Amount thereof in C$.

       English Borrower:    Letters of Credit and Bankers' Acceptances in an
                            amount not to exceed L. 5,000,000 plus the English
                            Bidco Loan Letter of Credit.

       ISL:                 Letters of Credit in an amount not to exceed
                            L.10,000,000.

V.     Swing Line Lenders

       US Borrower:  Chase in an amount not to exceed $10,000,000

       Canadian Borrower:   Chase Canada in an amount not to exceed $5,000,000
                            or the Equivalent Amount thereof in C$.

       English Borrower, English Bidco, ISL and Chips Limited:         N/A


VI.    Cash Equivalents.

       Dollars.      (a)  securities with maturities of one year or less from
       the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has, or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by Qualified Issuers, (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, and
       (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank; "Qualified Issuer" means any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

       Canadian Dollars. (a) marketable direct obligations issued or unconditionally guaranteed by the Government of Canada or any agency thereof, maturing no more than one year after the date of acquisition thereof; (b) marketable direct obligations issued or unconditionally guaranteed by the governments of the Provinces of Canada or any agencies thereof, maturing no more than one year after the date of acquisition thereof and currently having a rating not lower than R-1 (mid), A-1, Prime-2 or A-1 from any of Dominion Bond Rating Service Inc., Canadian Bond Rating Service, Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively; (c) commercial paper and banker's acceptances maturing no more than 180 days after the date of creation thereof and currently having a rating not lower than R-1 (mid), A-1, Prime-2 or A-1 from any of Dominion Bond Rating Service Inc., Canadian Bond Rating Service, Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively; and (d) certificates of deposit or time deposits, maturing no more than 180 days after the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America, each having a rating not lower than R-1 (mid), A-1, Prime-2 or A-1 from any of Dominion Bond Rating Service Inc., Canadian Bond Rating Service, Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively.

       Pounds Sterling. (a) any credit balances, realizable within three (3) months, on any bank or other deposit, savings or current account held in the United Kingdom (or any other jurisdiction from which cash is readily remittable to the United Kingdom); (b) cash in hand; (c) gilt edged securities; (d) Sterling commercial paper maturing not more than twelve
       (12) months from the date of issue and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investor Services Inc.; (e) any deposit with or acceptance maturing not more than one (1) year after issue accepted by an institution authorized under the Banking Act 1987 or a Bank; and (f) Sterling denominated debt securities having not more than one (1) year until final maturity and listed on a recognized stock exchange and rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Services Inc.

VII.   Specified Notice Times

       US Borrower: (a) Eurocurrency borrowings, 12:00 noon New York City time three Business Days prior to the applicable event and (b) Base Rate borrowings, 12:00 noon New York City time one Business Days prior to the applicable event.

       Canadian Borrower: (a) Eurocurrency borrowings, 12:00 noon Toronto time three Business Days prior to the applicable event, (b) Base Rate borrowings, 12:00 noon Toronto time one Business Days prior to the applicable event and (c) Canadian B/As, 12:00 noon Toronto time two Business Days prior to the applicable event.

       English Bidco, English Borrower, ISL and Chips Limited: 12:00 noon London time three Business Days prior to the applicable event.

VIII.  Specified Revolving Credit Commitment Periods.

       US Borrower: the period from and including the Closing Date to, but not including, the Specified Revolving Credit Commitment Termination Date or such earlier date on which the US Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

       Canadian Borrower: the period from and including the Closing Date to, but not including, the Specified Revolving Credit Commitment Termination Date or such earlier date on which the Canadian Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

       English Borrower: the period from and including the Chips Closing Date to, but not including, the Scheduled Revolving Credit Commitment Termination Date or such other earlier date on which the English Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

       ISL: the period from and including the Chips Closing Date to, but not including the Scheduled Revolving Credit Commitment Termination Date or such earlier date on which the Chips Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

IX.    Specified Revolving Credit Commitment Termination Date.

       US Borrower:  the Scheduled Revolving Credit Commitment Termination
       Date.

       Canadian Borrower: the Scheduled Revolving Credit Commitment Termination Date.

       English Borrower:  Scheduled Revolving Credit Commitment Termination
       Date.

       ISL:  Scheduled Revolving Credit Commitment Termination Date.

X.     Conversion of Borrowings

       Canadian Borrower:  Conversion of Canadian B/As and Base Rate Loans:

       The Canadian Borrower shall be permitted to convert Canadian B/As to Base Rate Loans in C$ and convert Base Rate Loan in C$ to Canadian B/As in accordance with Section 2.11 (a) and (c) of this Agreement; provided that for this purpose: (i) Section 2.11(a) and (c) shall be read as if all references therein to Eurocurrency Loans mean Canadian B/As and all references therein to Interest Periods mean Canadian Contract Periods,
       (ii) all such conversions shall be made in minimum aggregate amounts and whole multiples in excess thereof as are provided for in respect of such Loans in Section 2.2 of this Agreement, and (iii) after any partial conversion not less than C$1,600,000 shall remain outstanding as Canadian B/As or not less than C$500,000 shall remain outstanding as Base Rate Loans, as applicable.

                                                                SCHEDULE 1.1 TO
                                                                CREDIT AGREEMENT

                                  COMMITMENTS

US LENDERS

THE CHASE MANHATTAN BANK
US Revolving Credit Commitment:                                   $19,414,471.25
Chips Acquisition Term Loan Commitment:                           $35,500,000.00
Chips Limited Term Loan Commitment                                $28,231,250.00

CIBC INC.
US Revolving Credit Commitment:                                   $15,073,493.72

Chips Limited Term Loan Commitment:                               $10,000,000.00

BANK OF MONTREAL
US Revolving Credit Commitment:                                    $7,158,385.09

Chips Limited Term Loan Commitment:                               $10,000,000.00

THE BANK OF NOVA SCOTIA
US Revolving Credit Commitment:                                   $10,000,000.00

Chips Limited Term Loan Commitment:                               $10,000,000.00

CITIBANK
US Revolving Credit Commitment:                                    $9,521,552.36

Chips Limited Term Loan Commitment:                               $17,000,000.00

FUJI BANK LIMITED, NEW YORK BRANCH
US Revolving Credit Commitment:                                    $9,540,186.00

ROYAL BANK OF CANADA
Chips Limited Term Loan Commitment:                               $10,000,000.00

BANK OF TOKYO-MITSUBISHI TRUST COMPANY
US Revolving Credit Commitment:                                    $6,487,326.42

Chips Limited Term Loan Commitment:                               $10,000,000.00

BANKERS TRUST
US Revolving Credit Commitment:                                    $6,487,326.42

ABN AMRO BANK N.V.
US Revolving Credit Commitment:                                    $8,500,000.00
Chips Limited Term Loan Commitment:                               $10,000,000.00

THE FIRST NATIONAL BANK OF CHICAGO
US Revolving Credit Commitment:                                    $6,487,326.42

Chips Limited Term Loan Commitment:                               $10,000,000.00

SAKURA BANK
US Revolving Credit Commitment:                                    $6,487,326.42

Chips Limited Term Loan Commitment:                               $17,000,000.00

THE SUMITOMO BANK, LIMITED,
NEW YORK BRANCH
US Revolving Credit Commitment:                                    $1,795,031.06

Chips Limited Term Loan Commitment:                               $10,000,000.00

NATIONAL BANK OF CANADA
US Revolving Credit Commitment:                                    $6,487,326.42

BANQUE NATIONALE DE PARIS,
NEW YORK BRANCH
US Revolving Credit Commitment:                                    $2,863,354.04

Chips Limited Term Loan Commitment:                               $10,000,000.00

ARAB BANKING CORPORATION (B.S.C)
US Revolving Credit Commitment:                                    $4,130,434.78

DLJ CAPITAL FUNDING, INC.
US Revolving Credit Commitment:                                    $2,173,913.04

LONG TERM CREDIT BANK OF JAPAN,
LIMITED
US Revolving Credit Commitment:                                    $9,130,434.78

Chips Limited Term Loan Commitment:                               $17,000,000.00

THE BANK OF NEW YORK
US Revolving Credit Commitment:                                    $4,130,434.78

Chips Limited Term Loan Commitment:                               $17,000,000.00

FIRST NATIONAL BANK OF BOSTON
US Revolving Credit Commitment:                                    $4,130,434.78

Chips Limited Term Loan Commitment:                               $10,000,000.00

BANQUE FRANCAISE DU COMMERCE EXTERIEUR
US Revolving Credit Commitment:                                    $5,000,000.00

Chips Limited Term Loan Commitment:                                $3,000,000.00

VAN KAMPEN AMERICAN
US Revolving Credit Commitment:                                    $2,639,751.55

BHF BANK AKTIENGESELLSCHAFT
Chips Limited Term Loan Commitment:                               $10,000,000.00

THE MITSUBISHI TRUST AND BANKING CORPORATION
Chips Limited Term Loan Commitment:                               $17,000,000.00

CAISSE NATIONALE DE CREDIT AGRICOLE
Chips Limited Term Loan Commitment:                               $15,000,000.00

INDUSTRIAL BANK OF JAPAN
Chips Limited Term Loan Commitment:                               $17,000,000.00

NATIONAL WESTMINSTER
US Revolving Credit Commitment:                                    $2,361,490.67
Chips Limited Term Loan Commitment:                               $18,231,250.00

DEEPROCK & COMPANY
Chips Acquisition Term Loan Commitment:                            $2,000,000.00

MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
Chips Acquisition Term Loan Commitment:                            $5,000,000.00

DEBT STRATEGIES FUND, INC.
Chips Acquisition Term Loan Commitment:                            $5,000,000.00

OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
Chips Acquisition Term Loan Commitment:                            $5,000,000.00

PILGRIM AMERICA PRIME RATE TRUST
Chips Acquisition Term Loan Commitment:                            $7,500,000.00

ALLSTATE INSURANCE COMPANY
Chips Acquisition Term Loan Commitment:                            $5,000,000.00

PROTECTIVE LIFE INSURANCE COMPANY
Chips Acquisition Term Loan Commitment:                            $5,000,000.00

CANADIAN LENDERS

THE CHASE MANHATTAN BANK OF CANADA
Canadian Revolving Credit Commitment:                            US$5,250,000.00

CANADIAN IMPERIAL BANK OF COMMERCE
Canadian Revolving Credit Commitment:                            US$2,821,428.57

BANK OF MONTREAL
Canadian Revolving Credit Commitment:                            US$1,785,714.29

THE BANK OF NOVA SCOTIA
Canadian Revolving Credit Commitment:                            US$1,785,714.29

CITIBANK CANADA
Canadian Revolving Credit Commitment:                            US$1,785,714.29

FUJI BANK CANADA
Canadian Revolving Credit Commitment:                            US$1,785,714.29

ROYAL BANK OF CANADA
Canadian Revolving Credit Commitment:                            US$1,785,714.29

BANK OF TOKYO-MITSUBISHI (CANADA)
Canadian Revolving Credit Commitment:                            US$1,214,285.71

BT BANK OF CANADA
Canadian Revolving Credit Commitment:                            US$1,214,285.71

FIRST CHICAGO NBD BANK, CANADA
Canadian Revolving Credit Commitment:                            US$1,214,285.71

SAKURA BANK (CANADA)
Canadian Revolving Credit Commitment:                            US$1,214,285.71

THE SUMITOMO BANK OF CANADA
Canadian Revolving Credit Commitment:                            US$1,214,285.71

NATIONAL BANK OF CANADA
Canadian Revolving Credit Commitment:                            US$1,214,285.71

BANQUE NATIONALE DE PARIS (CANADA)
Canadian Revolving Credit Commitment:                              US$714,285.71

ENGLISH LENDERS

THE CHASE MANHATTAN BANK (acting through
  its London Branch)
English Revolving Credit Commitment:                                 L.4,500,000

Chips Revolving Credit Commitment:                                   L.3,800,000

BANK OF BOSTON
English Revolving Credit Commitment:                                 L.3,500,000

Chips Revolving Credit Commitment:                                   L.3,000,000

BANK OF MONTREAL
English Revolving Credit Commitment:                                 L.3,500,000

BANK OF NOVA SCOTIA
English Revolving Credit Commitment:                                 L.3,500,000

Chips Revolving Credit Commitment:                                   L.3,750,000

BANQUE NATIONALE DE PARIS
English Revolving Credit Commitment:                                 L.3,500,000

CITIBANK
English Revolving Credit Commitment:                                 L.3,500,000

Chips Revolving Credit Commitment:                                   L.3,750,000

NATIONAL WESTMINSTER PLC
English Revolving Credit Commitment:                                 L.3,500,000

Chips Revolving Credit Commitment:                                   L.3,800,000

ROYAL BANK OF CANADA
English Revolving Credit Commitment:                                 L.3,500,000

Chips Revolving Credit Commitment:                                   L.1,000,000

BANQUE FRANCAISE DU COMMERCE EXTERIEUR
English Revolving Credit Commitment:                                 L.3,000,000

Chips Revolving Credit Commitment:                                   L.1,000,000

SAKURA BANK
Chips Revolving Credit Commitment:                                   L.3,750,000

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
BHF BANK AKTIENGESELLSCHAFT
Chips Revolving Credit Commitment:                                   L.3,750,000

                                                              SCHEDULE 1.1(B) TO
                                                                CREDIT AGREEMENT


1 The rate per annum referred to in clause (b) of the definition of "Eurocurrency Base Rate" relative to each English Loan or Chips Loan, as the case may be, where (and to the extent that) English Lenders making such Loans are subject to the Mandatory Liquid Asset requirements of the Bank of England, will be, subject as hereinafter provided, for the Interest Period relating to such Loan (or, if longer than three (3) months, for each consecutive period for three (3) months within such Interest Period and for any balance of such Interest Period) (which Interest Period if not longer than three (3) months and each other such period is herein referred to as a "Relevant Period") the percentage rate (or the arithmetic average of the percentage rates where there is more than one Reference Bank supplying the same) supplied by the Reference Banks (or such of them as supply it to the English Agent) arrived at by applying the following formula in relation to each Reference Bank:

       Additional Cost =  BY + L(Y-X) + S(Y-Z) % per annum
                          --------------------
                            100 - (B+S)

       Where:

       B      =      The percentage of such Reference Bank's eligible
                     liabilities then required to be held on a non-interest deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

       Y      =      The rate at which Pounds Sterling deposits in an amount
                     approximately equal to the principal amount of such Loan are offered by such Reference Bank to leading banks in the London Interbank Market at or about 11:00 a.m. on the first day of the Relevant Period for a period comparable to the Relevant Period.

       L      =      The average percentage of eligible liabilities which the
                     Bank of England from time to time requires each Reference
                     Bank to maintain as secured money with members of the London Discount Market Association and/or as secured call money with those money brokers and gilt-edged market makers recognized by the Bank of England.

       X      =      The rate at which secured Pounds Sterling deposits in an
                     amount approximately equal to the principal amount of such Loan may be placed by such Reference Bank with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged market makers at or about 11:00 a.m. on the first day of the Relevant
                     Period for a period comparable to the Relevant Period.

       S      =      The percentage of such Reference Bank's eligible
                     liabilities then required to be placed as a special deposit with the Bank of England.

       Z      =      The percentage interest rate per annum allowed by the Bank of England on special deposits.

       For purposes of this paragraph, "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

2 In the application of the above formula, B, Y, L, X, S, and Z will be included in the formula as figures and not as percentages, e.g., if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

3 The Additional Cost computed by the English Agent in accordance with this Schedule shall be rounded upward, if necessary to four (4) decimal places.

4 The calculation in respect of the Additional Cost for each English Loan or Chips Loan, as the case may be, denominated in Pounds Sterling will be made by the English Agent on the first day of each Relevant Period.

5 Calculations will be made on the basis of a year of 365 days and the actual number of days elapsed.

6 If no Reference Bank furnishes the appropriate information for the purposes of this Schedule, the Additional Cost shall be determined by the English Agent on the basis of such other information and quotations as the English Agent shall reasonably determine to be appropriate.

7 In the event of a change in circumstances (including the imposition of alternative or additional official requirements, excluding capital adequacy requirements) which renders the above formula inappropriate in the reasonable opinion of the English Agent, the English Agent shall promptly notify the English Borrower, Chips Limited or ISL, as the case may be, and the English Lenders thereof and (after consultation with the Reference Banks and the English Borrower, Chips Limited or ISL, as the case may be) shall notify the English Borrower, Chips Limited or ISL, as the case may be, of the manner in which the rate for the purposes of paragraph (b) of the definition of "Eurocurrency Base Rate" shall thereafter be determined (which manner shall be determined in a bona fide manner and provide a fair assessment of the additional cost to the English Lenders of compliance with the relevant requirements of the Bank of England) and the English Borrower, Chips Limited or ISL, as the case may be, and the English Lenders shall be bound thereby.